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Notice of Annual Shareholders Meeting and
Proxy Statement 2017
November 29, 2017 8:00 a.m. Pacific Time	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004

Letter from our Independent Chairman and our CEO

October 16, 2017

Dear Shareholder,

We invite you to attend the Annual Shareholders Meeting of Microsoft Corporation (“Annual Meeting”), which will be held at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 29, 2017 at 8:00 a.m. Pacific Time. Doors open at 7:00 a.m. Microsoft Store associates will be on hand to help you experience Microsoft’s latest consumer products like the Surface Studio, Surface Laptop, and Surface Pro computers, and the Xbox console. Driving directions to Meydenbauer Center are on page 93. Parking will be validated only for the Meydenbauer Center garage. Parking is limited, so plan ahead if you are driving to the meeting.

The Notice of 2017 Annual Shareholders Meeting and this Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

This year’s shareholder question and answer session will include both live questions and questions submitted in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with the control number found next to the label “Control Number” for postal mail recipients or next to the field labeled “Control Number” within the body of your email. We will respond to you by email if your online question isn’t answered during the meeting.

For those who can’t attend in person, we again are offering a virtual shareholder meeting in which you can view the meeting, submit questions, and vote online at www.microsoft.onlineshareholdermeeting.com. We will also provide a live webcast of the Annual Meeting from the Microsoft Investor Relations website at www.microsoft.com/investor. A transcript with video and audio of the entire Annual Meeting will be available on the Investor Relations website after the meeting. We hope this will allow those who cannot attend the meeting in person to hear Microsoft executives discuss the past year’s results and our future opportunities. In addition, we make available at our Investor Relations website a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find pertinent information about us.

On behalf of the Board of Directors, thank you for your continued investment in Microsoft. We look forward to greeting as many of you as possible.

Sincerely,

John W. Thompson Independent Chairman	Satya Nadella Chief Executive Officer

October 16, 2017
Letter from the Board of Directors

Dear Shareholder,

On behalf of the Board of Directors and management, we want to thank you for your continued investment in Microsoft. With this proxy filing, we intend to address the most recent developments at Microsoft that demonstrate our ongoing commitment to strong corporate governance.

Digital transformation

One of the Board’s key responsibilities is overseeing strategy. At its core, Microsoft is a technology company whose mission is to empower every person and every organization on the planet to achieve more. The Company’s strategy is to build best-in-class platforms and productivity services for an intelligent cloud and an intelligent edge infused with artificial intelligence. In this era of digital transformation, as Microsoft continues to transform its business, we work with CEO Satya Nadella and his senior leadership team to adjust plans as needed to respond to a dynamically changing environment.

Board oversight of corporate social responsibility

Microsoft’s commitment to achieving its mission extends beyond products and services. It also informs the Company’s policies and business practices, and commitment to helping address economic, social, and environmental issues around the world. Microsoft’s approach - in important areas like energy usage, data privacy, and diversity and inclusion - is always grounded in its mission and values.

The Regulatory and Public Policy Committee of the Board leads oversight of Microsoft’s corporate social responsibility (“CSR”). The Committee’s charter includes reviewing and providing guidance on policies and programs related to:

	• Human rights • Environmental sustainability • Supply chain management	• Political activities & expenditures • Philanthropy

Board composition and refreshment

As part of our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, we regularly add new directors to infuse new ideas and fresh perspectives in the boardroom.

In 2017, we welcomed Reid Hoffman and Hugh Johnston to the Board. Mr. Hoffman, who joined in March, is the co-founder and former CEO of LinkedIn and a partner at Greylock Partners. Mr. Johnston, who joined in September, is Vice Chairman and Chief Financial Officer of PepsiCo. We are also pleased to announce the nominations of Penny Pritzker and Arne Sorenson for election to the Board at our November 29 Annual Meeting. Ms. Pritzker is founder and chairman of PSP Capital and the former U.S. Secretary of Commerce. Mr. Sorenson is President and Chief Executive Officer of Marriott International, Inc. All are accomplished business leaders with significant experience directly relevant to Microsoft’s strategic vision and business strategies.

Mason Morfit is not seeking re-election and will end his Board service in November. We thank Mr. Morfit for his many contributions.

Though we still have more work to do, our Board nominees continue to be more diverse than ever; seven of fourteen nominees are either female, nationally, or ethnically diverse.

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Effective July 2017, we adopted a new board tenure policy. Since we first adopted our Corporate Governance Guidelines, it has been our intention to maintain a board with backgrounds and experiences that match the evolution of the Company. In keeping with this mindset, we adopted a board tenure policy that targets an average tenure of ten years or less for the Board’s independent directors as a group. This approach strikes a balance between retaining directors with deep knowledge of the Company while adding directors who bring a fresh perspective.

Incentive compensation changes

We know from our shareholder engagement that investors favor incentive compensation tied to specific performance measures that are aimed at driving long-term performance and value creation. In fiscal year 2017, we completed the steps described in last year’s Proxy Statement so that performance-based pay is aligned with key strategic opportunities, business results, and shareholder returns. We adopted pre-established financial metrics to formulaically determine 50% of the annual cash incentive for all executive officers; we aligned the metrics for our performance stock awards with our three strategic ambitions, reducing overlap with the annual bonus; and we reduced the maximum award levels for performance stock awards.

Shareholder engagement

We are committed to using technology to enhance our external relations and communications with our shareholders and other stakeholders. We work closely with our partners to help pioneer innovative technology solutions such as using an online platform for hosting proxy statements to deliver an interactive version through the Microsoft Investor Relations website.

In addition to the proxy statement and our virtual shareholder meetings, Microsoft’s director video series is another channel we offer to help shareholders understand the unique skills and perspectives that each director brings to the board. In the most recent installment, Sandra Peterson shares her thoughts on how Microsoft’s leadership is reinvigorating our Company culture, the power of cloud technology in healthcare, and how diversity in the workplace is always a smart business decision. The complete series can be viewed on our website at https://aka.ms/DirectorVideoSeries.

Thank you for the trust you place in us and your continued investment in our vision for the future. We appreciate the opportunity to serve Microsoft on your behalf.

Sincerely,

Your Board of Directors

2017 PROXY STATEMENT  iii

Notice of 2017 Annual Shareholders Meeting

Date	November 29, 2017

Time	8:00 a.m. Pacific Time

Place	Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004

Record date	September 29, 2017. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting	Make your vote count. Please vote your shares promptly to ensure the presence of a quorum at the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote to:

Items of business

•  Elect the 14 director nominees named in this Proxy Statement

•  Approve, on a non-binding advisory basis, the compensation paid to our named executive officers (the “say-on-pay” vote)

•  Vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote

•  Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2018

•  Approve material terms of the performance goals under the Microsoft Corporation Executive Incentive Plan

•  Approve the Microsoft Corporation 2017 Stock Plan

•  Transact other business that may properly come before the Annual Meeting

Virtual meeting	You also may vote at the Annual Meeting via the Internet by visiting www.microsoft.onlineshareholdermeeting.com and following the instructions.

Admission to meeting	Proof of share ownership will be required to enter the Annual Meeting. See Part 6 – “Information about the meeting” for details.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on November 29, 2017. Our 2017 Proxy Statement and Annual Report to Shareholders are available at www.microsoft.com/investor.

By order of the Board of Directors

John A. Seethoff

Secretary

Redmond, Washington

October 16, 2017

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other adjacent areas, except by credentialed media. We realize that many mobile phones have built-in cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

2017 PROXY STATEMENT  v

Proxy Statement table of contents

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2017 PROXY STATEMENT  vii

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Proxy summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Shareholders Meeting	Record date September 29, 2017 Mailing date This Proxy Statement was first mailed to shareholders on or about October 16, 2017.

Meeting agenda

The meeting will cover the proposals listed under voting matters and vote recommendations below, and any other business that may properly come before the meeting.

Voting

Shareholders as of the record date are entitled to vote. Each share of common stock of Microsoft Corporation (the “Company”) is entitled to one vote for each director nominee and one vote for each of the proposals.

Date November 29, 2017 Time 8:00 a.m. Pacific Time Place Meydenbauer Center 11100NE 6th Street Bellevue,Washington 98004

Voting matters and vote recommendations

Proposal		Board recommends	Reasons for recommendation	See page

1.	Election of 14 directors	FOR	The Board and its Governance and Nominating Committee believe the 14 Board nominees possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	13

2.	Advisory vote on executive compensation “say-on-pay”	FOR	Our executive compensation programs demonstrate the evolution of our pay for performance philosophy, and reflect the input of shareholders from our extensive outreach efforts.	31

3.	Advisory vote on the frequency of future advisory votes on executive compensation	FOR EVERY YEAR	We believe there is a broad investor consensus favoring an annual say-on-pay vote, and an annual vote best promotes accountability and transparency for our executive compensation program.	57

4.	Ratification of the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2018	FOR	Based on the Audit Committee’s assessment of Deloitte & Touche’s qualifications and performance, it believes their retention for fiscal year 2018 is in the best interests of the Company.	58

5.	Approve material terms of the performance goals under the Microsoft Corporation Executive Incentive Plan	FOR	Shareholders must approve these material terms at least every five years so certain pay to executive officers is eligible to be deducted for federal income tax purposes. Being able to award pay that may be deductible is in the best interests of the Company.	62

6.	Approve the Microsoft Corporation 2017 Stock Plan	FOR	Approving the Microsoft Corporation 2017 Stock Plan allows us to continue to award equity compensation, which incentivizes a long-term perspective on the Company’s business and creates strong alignment with shareholders.	66

Vote in advance of the meeting

Vote your shares at www.proxyvote.com.

Have your Notice of Internet Availability or proxy card in hand for the 12-digit control number needed to vote.

Call toll-free number 1-800-690-6903

Sign, date, and return the enclosed proxy card or voting instruction form.

Vote in person at the meeting	See Part 6 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

2017 PROXY STATEMENT  1

Our director nominees

See Part 2 – “Board of Directors” for more information.

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name Occupation	Age	Director since	Independent	Other public boards	Committee memberships
					AC	CC	GN	RPP

William H. Gates III Co-Chair and Trustee, Bill & Melinda Gates Foundation	61	1981	No	1

Reid G. Hoffman Partner, Greylock Partners	50	2017	Yes	0

Hugh F. Johnston Vice Chairman and CFO, PepsiCo, Inc.	56	2017	Yes	0

Teri L. List-Stoll Executive Vice President and CFO, Gap, Inc.	54	2014	Yes	1

Satya Nadella CEO, Microsoft Corporation	50	2014	No	1

Charles H. Noski Former Vice Chairman, Bank of America Corporation	65	2003	Yes	2

Helmut Panke Ph. D. Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG	71	2003	Yes	1

Sandra E. Peterson Group Worldwide Chair, Johnson & Johnson	58	2015	Yes	0

Penny S. Pritzker Chairman, PSP Capital Partners, LLC	58	New Nominee	Yes	0

Charles W. Scharf CEO, The Bank of New York Mellon Corporation	52	2014	Yes	1

Arne M. Sorenson President and CEO, Marriott International, Inc.	58	New Nominee	Yes	1

John W. Stanton Chairman, Trilogy Partnerships	62	2014	Yes	2

John W. Thompson Independent Chairman, Microsoft Corporation; Former CEO, Virtual Instruments, Inc.	68	2012	Yes	1

Padmasree Warrior CEO, NIO USA, Inc.	56	2015	Yes	0

AC: Audit Committee CC: Compensation Committee GN: Governance and Nominating Committee RPP: Regulatory and Public Policy Committee	Chair	Member	Financial expert

Mason Morfit will not seek re-election at the 2017 Annual Meeting. Mr. Morfit currently serves on the Audit Committee and Compensation Committee. Penny Pritzker and Arne Sorenson are both nominated for election to the Board at the Annual Meeting. The Board will consider committee appointments for Ms. Pritzker and Mr. Sorenson once elected to the Board.

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Corporate governance highlights

See Part 1 – “Corporate governance at Microsoft” for more information.

Our director nominees

Independent Board and Board committees

•  Independent Chairman of the Board; Chairman and CEO positions separate since 2000

•  12 of 14 director nominees are independent

•  We are committed to Board refreshment. To balance between directors with deep knowledge of the Company and those with a fresh perspective, the Board will seek to maintain an average tenure of ten years or less for its independent directors as a group.

•  All committee members are independent

•  Independent directors meet in executive session at least quarterly

•  Regular committee executive sessions of independent directors – At each regularly scheduled meeting, the Audit Committee, Compensation Committee, and Regulatory and Public Policy Committee meet in executive session. Additional sessions of all Board committees are held as needed.

•  We conduct annual board and committee evaluations

•  We have robust director orientation and continuing education programs for directors

•  All Audit Committee members are financially literate and four are audit committee financial experts

•  Our Compensation Committee uses an independent compensation consultant

Progressive shareholder rights

•  Directors are elected by majority vote in uncontested elections

•  All directors are elected annually

•  Our bylaws provide for proxy access by shareholders

•  15% of outstanding shares can call a special meeting

•  We have a confidential voting policy

Strong shareholder support on say-on-pay

96% say-on-pay support at our 2016 Annual Meeting. Our compensation Committee believes the vote indicates support for our program, including enhancements made over the past three years.

Active shareholder engagement

During fiscal year 2017, independent members of our Board and members of senior management conducted outreach to a cross-section of shareholders owning almost 45% of our shares.

2017 PROXY STATEMENT  3

Executive compensation matters

See Part 3 – “Named executive officer compensation” for more information.

Our business performance

Executing on our three ambitions

In fiscal year 2017, we combined strong business execution with our ongoing business transformation. We achieved rapid growth in key business lines, completed the acquisition of LinkedIn, and realigned our organization to invest in areas we expect to yield the highest long-term growth. Advancing our world view of an intelligent cloud and an intelligent edge, we enhanced our collection of products and services our consumers love and built on our position as a trusted partner to businesses, enabling their own digital transformations using our key assets such as the cloud, productivity tools, and artificial intelligence.

Our ambitions and achievements*

*    Financial results for fiscal year 2017 have not been adjusted to reflect adoption of the new accounting standards for revenue recognition and leases effective July 1, 2017. All growth comparisons relate to the corresponding period in the prior year.

**  Commercial cloud annualized revenue run rate is calculated by multiplying revenue for the last month of the quarter by twelve for Office 365 commercial, Azure, Dynamics 365, and other cloud properties.

Financial results for fiscal year 2017

We exhibited financial discipline while investing in growth opportunities and innovation, with the following financial results.

	GAAP	non-GAAP*
Revenue	$90.0 billion (up 5%)	$96.7 billion (up 5%)
Operating income	$22.3 billion (up 11%)	$29.3 billion (up 5%)
Net income	$21.2 billion (up 26%)	$25.9 billion (up 16%)
Diluted earnings per share	$2.71 (up 29%)	$3.31 (up 19%)
One-year total shareholder return	38.0%

*	See Annex A for a reconciliation of non-GAAP and GAAP financial measures. Percentages are year-over-year.

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Strong long-term performance

Our total shareholder return and total cash returned to shareholders for the past three years have been strong.

*	Total shareholder return includes reinvestment of dividends.

Executive compensation advisory vote

Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement (the “say-on-pay” vote), for the following reasons.

Pay for performance

We completed the evolution of executive compensation.

•We extended the structured framework for the annual cash incentive to all executive officers and adopted pre- established financial metrics to formulaically determine 50% of the annual cash incentive.

•The metrics for our performance stock awards align with our three strategic ambitions, and were revised to reduce overlap with the annual cash incentive and drive long- term growth.

•We also reduced the maximum award levels for performance stock awards.

Fiscal year 2017 executive compensation.

At least 70% of target compensation for our named executive officers was equity-based, providing direct alignment with returns to shareholders and incentives to drive long-term business success. The annual cash incentive awards for our named executive officers ranged from 151.66% to 170.00% of target consistent with our strong business performance and returns to shareholders and their effective leadership. Their annual cash incentive was determined 50% under formulaic, pre-established financial metrics and 50% based on performance across three categories as described in greater detail in Part 3 – “Named executive officer compensation.”

2017 PROXY STATEMENT  5

Sound program design

We design our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership while considering individual and Company performance and alignment with the interests of long-term shareholders. We achieve our objectives through compensation that:

  Provides a competitive total pay opportunity,

  Consists primarily of stock-based compensation,

  Delivers a majority of pay based on performance,

  Enhances retention through multi-year vesting of stock awards, and

   Does not encourage unnecessary and excessive risk taking.

Best practices in executive compensation

Our leading practices include:

   A strong clawback policy,

   An executive stock ownership policy,

   A policy prohibiting pledging and hedging ownership of Microsoft stock,

   No excessive perquisites (no executive-only club memberships, medical benefits, or tax gross-ups),

   No employment contracts or change in control benefits, and

   No executive-only retirement programs.

Note about forward-looking statements

This Proxy Statement includes estimates, projections and statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including this Proxy Summary and Part 3 – “Named executive officer compensation.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

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1. Corporate governance at Microsoft

Corporate governance principles and practices

Our corporate governance cycle promotes effective shareholder engagement – Microsoft believes effective corporate governance includes regular, constructive conversations with our shareholders. We actively engage with our shareholders as part of our annual corporate governance cycle.

We are transparent – Communicating governance policies and practices to all shareholders and other stakeholders is an important part of our commitment to transparency. With over 4.2 million Microsoft shareholders, we use both direct dialogue and ‘one-to-many’ communications to reach all our shareholders.

We proactively engage with our shareholders – During fiscal year 2017, our independent Chairman, Compensation Committee Chair, and members of senior management engaged with a cross-section of shareholders owning almost 45% of our shares. Our CEO, Satya Nadella, remains committed to investing time with our shareholders to maintain transparency and better understand their perspectives, including by participating in our quarterly earnings calls and other forums.

Our director video series provides all stakeholders insight about our Board – We recently released a new installment of our director video series featuring an interview with Sandra Peterson. The videos provide an informal opportunity for our directors to discuss their own approaches to their role. The complete series can be viewed on our website at https://aka.ms/DirectorVideoSeries.

Microsoft on the Issues blog posts address our views on emerging governance topics – We regularly post policy blogs on Microsoft on the Issues, covering topics ranging from the latest in corporate governance and corporate social responsibility to privacy, cybersecurity, online safety, jobs, and education. We broadcast information posted on the Microsoft on the Issues blog via social media handles, including @MSFTIssues and @MSFTNews.

2017 PROXY STATEMENT  7

Our Investor Relations website delivers extensive content about governance and corporate social responsibility – Our Investor Relations website provides in-depth information about our corporate governance and corporate social responsibility initiatives.

Our progressive corporate governance framework

Corporate governance at Microsoft is designed to promote the long-term interests of our shareholders, maintain internal checks and balances, strengthen management accountability, inspire public trust, and foster responsible decision making and accountability.

Our corporate governance framework is designed to ensure our Board of Directors has the necessary authority and practices in place to review and evaluate our business operations and to make decisions independent of management. Our goal is to align the interests of directors, management, and shareholders, and meet or exceed the requirements of the NASDAQ Stock Market (“NASDAQ”) and applicable law. This framework establishes the practices our Board follows for:

•  Board composition, director selection, and director compensation

•  Board refreshment and succession planning

•  Independent Board leadership

•  Board meetings and involvement of senior management

•  CEO performance evaluation

• CEO and senior executive development and succession planning • Board committees • Board and committee evaluations • Shareholder engagement • Risk oversight

     Our corporate governance documents

            Amended and Restated Articles of Incorporation

            Bylaws

            Corporate Governance Guidelines

            Director Independence Guidelines

            Microsoft Finance Code of Professional Conduct

            Microsoft Standards of Business Conduct

            Audit Committee Charter and Responsibilities Calendar

      Compensation Committee Charter

      Governance and Nominating Committee Charter

      Regulatory and Public Policy Committee Charter

      Executive Stock Ownership Policy

      Executive Compensation Recovery Policy

      Compensation Consultant Independence Standards

These documents are available on our website at http://aka.ms/policiesandguidelines.

We have an independent Chairman of the Board

The roles of chairman and CEO have been separate since 2000. The independent members of the Board annually appoint our Chairman. John Thompson currently serves as independent Chairman of the Board. Key responsibilities of the Chairman include:

•	Calling meetings of the Board and independent directors

•	Setting the agenda for Board meetings in consultation with the CEO and corporate secretary

•	Chairing executive sessions of the independent directors

•	Leading the full Board in the annual CEO performance evaluation

•	Engaging with shareholders

•	Acting as an advisor to Mr. Nadella on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to interest the Board

•	Performing the other duties specified in the Corporate Governance Guidelines or assigned by the Board

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Our Board believes its leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. Our CEO has primary responsibility for the operational leadership and strategic direction of the Company while the Chairman facilitates our Board’s independent oversight of management, promotes communication between management and our Board, engages with shareholders, and leads our Board’s consideration of key governance matters.

Our Board is independent

•	12 of 14 director nominees are independent – We are committed to maintaining a substantial majority of directors who are independent of the Company and management. Except for our CEO Satya Nadella and our co-founder Bill Gates, all directors are independent.

•	Board tenure limits – We are committed to Board refreshment. To strike a balance between retaining directors with deep knowledge of the Company and adding directors with a fresh perspective, the Board will seek to maintain an average tenure of ten years or less for its independent directors as a group.

•	Quarterly executive sessions of independent directors – At each quarterly Board meeting, the independent directors meet in executive session without Company management present. Additional executive sessions are held as needed.

•	Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management as required by our Compensation Consultant Independence Standards.

We have independent Board committees with appropriate expertise

•	Committees are independent – Only independent directors are members of the Board’s committees.

•	Regular committee executive sessions of independent directors – At each regularly scheduled meeting, members of the Audit Committee, Compensation Committee, and Regulatory and Public Policy Committee meet in executive session. Additional executive sessions of all Board committees are held as needed.

•	Audit Committee members have financial sophistication and expertise – All members of the Audit Committee meet the NASDAQ listing standard of financial sophistication. Ms. List-Stoll, Messrs. Johnston and Noski, and Dr. Panke are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules.

We have progressive shareholder rights

•   Majority voting – In an uncontested election, directors are elected by the majority of votes cast.

•   Annual elections – All directors are elected annually. Microsoft does not have a classified board.

•   Proxy access – We have a “Proxy Access for Director Nominations” bylaw that permits eligible shareholders to nominate candidates for election to the Microsoft Board.

Proxy access candidates will be included in the Company’s proxy statement and ballot.

•   Confidential voting – We have a confidential voting policy to protect the voting privacy of our individual shareholders.

•   Special meetings – Holders of 15% of outstanding shares can call a special meeting.

2017 PROXY STATEMENT  9

Our approach to risk oversight

The Board directly oversees strategic risks to the Company and other risk areas not delegated to one of its committees.

Audit Committee	Compensation Committee	Regulatory and Public Policy Committee

Reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks. It also reviews the Company’s policies for risk assessment and steps management has taken to control significant risks, except those delegated by the Board to other committees.

	Oversees compensation programs and policies and their effect on risk-taking by management.	Oversees risks related to competition and antitrust, data privacy and cybersecurity, and workforce and immigration laws and regulations.

Management periodically reports to the Board or relevant committee, which provide guidance on risk assessment and mitigation. Each committee charged with risk oversight reports to the Board on those matters. This approach to risk oversight does not affect the Board’s leadership structure.

Key policies ensure accountability and alignment with shareholder interests

•	Stock ownership requirements – We have stock ownership policies for directors, executive officers, and other senior executives to promote a long-term perspective in managing the enterprise and to help align the interests of our shareholders, executives, and directors.

•	Compensation clawback – We have a strong ‘no-fault’ executive compensation recovery policy that applies to executive officers, other senior leaders and our principal accounting officer.

•	Hedging and pledging prohibited – We prohibit our directors and executive officers from hedging their ownership of Microsoft stock, including by trading in options, puts, calls, or other derivative instruments related to Company stock or debt. Directors and executive officers are prohibited from purchasing Microsoft stock on margin, borrowing against Microsoft stock held in a margin account, or pledging Microsoft stock as collateral for a loan.

Directors receive orientation and continuing education

•	Director orientation – Our robust orientation program familiarizes new directors with Microsoft’s businesses, strategies, and policies, and assists new directors in developing company and industry knowledge to optimize their service on the Board.

•	Continuing education – Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs.

Board and committees annually evaluate their effectiveness

•	Board evaluation – The Governance and Nominating Committee annually evaluates the performance of the Board and each of its members. The results are reported to and discussed with the Board. The report includes an assessment of the Board’s compliance with the principles in the Corporate Governance Guidelines and identifies areas in which the Board could enhance its performance.

•	Committee evaluations – Each committee annually evaluates its performance and reports the results to the Board. Each committee’s report includes an assessment of the committee’s compliance with the principles in the Corporate Governance Guidelines and its charter and identifies areas in which the committee could enhance its performance.

Our approach to corporate social responsibility

At Microsoft, we work to conduct our business in ways that are principled, transparent, and accountable to key stakeholders. We believe doing so generates long-term value for our business, our shareholders, and society. The Regulatory and Public Policy Committee of the Board plays an important role in overseeing these initiatives.

To help focus our efforts, we use a corporate social responsibility (“CSR”) materiality assessment to prioritize the issues where we can have the most impact on our business and society. The assessment helps ensure our CSR priorities reflect feedback from our customers and shareholders; guidance from policymakers and regulators; insights into emerging risks and opportunities from external experts; and other stakeholder input. Three areas of particular importance in 2017 were trust, sustainability, and culture.

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Trust – We seek to engage thoughtfully and responsibly in public policy discussions. Satya Nadella and Brad Smith, our President and Chief Legal Officer, have publicly articulated the business and societal imperative of fostering a culture of accessibility and global diversity and inclusion. In A Cloud for Global Good we outlined a clear vision for the steps that governments and technology companies can take to ensure technology is developed and used in a way that is trusted, responsible, and inclusive.

Trust has emerged as one of the most important issues for our business. People won’t use technology they don’t trust. To ensure our customers can trust the Microsoft products and services they use, we’ve published clear privacy principles and are committed to implementing a strong privacy, security, compliance, and transparency framework across all of our services. The value in these commitments extends beyond thoughtfully managing risk by creating new business opportunities for us. As one example, Microsoft was the first global cloud services provider to publicly offer contractual commitments that allow our customers to meet the European Union’s upcoming General Data Protection Regulation (“GDPR”). Beginning in May 2018, GDPR will require that organizations serving European customers follow new privacy and security requirements. Microsoft’s expertise protecting data, championing privacy, and complying with complex regulations is manifested in our new contractual commitments to ensure our cloud services comply with GDPR – presenting new opportunities to offer value to customers while advancing our corporate values.

Sustainability – With the dramatic growth in cloud computing and with the world’s attention increasingly focused on addressing climate change, energy use and its relationship to climate change is an important area for us. We set our first carbon reduction goal nearly a decade ago; our operations globally have been carbon neutral since mid-2012 including both the datacenters we own and lease. In 2016, we publicly announced goals to boost the percentage of wind, solar, and hydroelectricity powering our datacenters from 44% to greater than 50% by the end of 2018, and more than 60% early in the next decade, with further improvements thereafter. We work closely with many public and private Microsoft customers and partners to apply the power of cloud computing to reduce their energy use and carbon emissions and enhance organizational resiliency in the face of a changing climate. We also are working to ensure our own business resiliency. This year Microsoft completed its first Climate Risk Vulnerability Assessment focused on potential climate-related impacts to Microsoft datacenters and other facilities including: heat, drought, sea-level rise, flood and heavy-rain intensity, and direct (on-site) and indirect (off-site) risks. We then incorporated consideration and management of these risks into our enterprise risk management system.	*Since 2012

Culture – Satya Nadella is intently focused on creating a culture that allows people to do their best work. Microsoft’s senior leaders have promoted a growth mindset culture, encouraging employees throughout the organization to become learners in all things. We then apply that mindset to learning about our customers, being diverse and inclusive, working together as one, and – ultimately – making a difference in the world. We’ve worked to support this learning culture through shifts in how we measure and reward performance, new communications channels to gain employee feedback, and new opportunities like the Microsoft Hackathon for Microsoft employees to work together to make a difference at work and in the world. As just one example, a Hackathon project inspired Microsoft to include built-in eye tracking support as part of Windows 10 that allows people with disabilities to use a compatible eye tracker to operate an on-screen mouse, keyboard and text-to-speech experience using only their eyes.

At http://www.microsoft.com/csr we share a broad array of information on our policies, practices, and performance across these areas and others, ranging from our carbon footprint to how we’ve responded to requests from law enforcement agencies for customer data. Our goal is to meet the high standards we have for ourselves and to consistently earn the trust and confidence of the public and our customers, partners, employees, and shareholders.

2017 PROXY STATEMENT  11

Political contributions transparency

Recognizing the interest of shareholders in establishing greater transparency about corporate political contributions, we disclose our political contributions to support candidates and ballot measures and how certain of our trade association membership dues are used for political activities. As part of our commitment to transparency, we developed Principles and Policies Guiding Microsoft Participation in Public Policy Process in the United States, which focus on ensuring compliance with applicable federal and state laws and go beyond compliance to implement what we consider leading practices in corporate accountability, transparency, integrity, and responsibility. The policy is available at www.microsoft.com/politicalengagement.

How to communicate with our Board

Shareholders may contact the Board about corporate governance or matters related to the Board. Communications about these topics will be received and processed by management before being forwarded to the Board, a committee of the Board, or a director as designated in your message. Communications relating to other topics, including those that are primarily commercial in nature, will not be forwarded.

@	AskBoard@microsoft.com

MSC 123/9999 Office of the Corporate Secretary Microsoft Corporation One Microsoft Way Redmond, WA 98052-6399

Concerns about accounting or auditing matters or possible violations of our Standards of Business Conduct should be reported under the procedures outlined in the Microsoft Standards of Business Conduct, which is available on our Microsoft Integrity website at https://www.microsoft.com/en-us/legal/compliance/integrity.

12

2. Board of Directors

Proposal 1: Election of directors

The Board has nominated 14 directors for election at the Annual Meeting to hold office until the 2018 Annual Meeting. Mason Morfit is not seeking re-election and his Board service will end on the date of the Annual Meeting. The Board has nominated as new directors for election Penny Pritzker and Arne Sorenson; if elected, their terms will begin on November 29, 2017. The Board has authorized increasing its size to 14 members coincident with their election. The Governance and Nominating Committee evaluated and recommended the nominees in accordance with its charter and our Corporate Governance Guidelines. You can also view our video series featuring members of our Board at www.microsoft.com/investor/board.

To be elected, a director must receive a vote of the majority of the votes cast.

Our Board of Directors recommends a vote FOR the election to the Board of each of the nominees listed below.

Name	Age	Director since	Occupation
William H. Gates III	61	1981	Co-Chair and Trustee, Bill & Melinda Gates Foundation
Reid G. Hoffman	50	2017	Partner, Greylock Partners
Hugh F. Johnston	56	2017	Vice Chairman and CFO, PepsiCo, Inc.
Teri L. List-Stoll	54	2014	Executive Vice President and CFO, Gap, Inc.
Satya Nadella	50	2014	CEO, Microsoft Corporation
Charles H. Noski	65	2003	Former Vice Chairman, Bank of America Corporation
Helmut Panke	71	2003	Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG
Sandra E. Peterson	58	2015	Group Worldwide Chair, Johnson & Johnson
Penny S. Pritzker	58	New Nominee	Chairman, PSP Capital Partners, LLC
Charles W. Scharf	52	2014	CEO, The Bank of New York Mellon Corporation
Arne M. Sorenson	58	New Nominee	President and CEO, Marriott International, Inc.
John W. Stanton	62	2014	Chairman, Trilogy Partnerships
John W. Thompson	68	2012	Independent Chairman, Microsoft Corporation; Former CEO, Virtual Instruments, Inc.
Padmasree Warrior	56	2015	CEO, NIO USA, Inc.

Director selection and qualifications

We select Board members through a disciplined process

Shareholders elect all Board members annually. The Governance and Nominating Committee recommends to the Board director candidates for nomination and election at the annual shareholders meeting or for appointment to fill vacancies. The Committee annually reviews with the Board the skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. In making its recommendations to our Board, the Committee considers the qualifications of individual director candidates applying the Board membership criteria described below. The Committee retains any search firm involved in identifying potential candidates and approves their fees.

2017 PROXY STATEMENT  13

Board membership criteria

The Governance and Nominating Committee works with our Board to determine the characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include

In evaluating the suitability of individual Board members, our Board considers many factors, including general understanding of global business, sales and marketing, finance, and other disciplines relevant to the success of a large, publicly traded company; understanding of our business and technology; educational and professional background; personal accomplishment; and national, gender, age, and ethnic diversity. The Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The Board’s objective is to recommend a group that can best ensure the continuing success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives.

The Board does not believe that directors should expect to be re-nominated annually. In determining whether to recommend a director for re-election, the Governance and Nominating Committee considers the director’s participation in and contributions to the activities of the Board, the results of the most recent Board evaluation, and past attendance at meetings.

The Governance and Nominating Committee assesses its efforts to maintain an effective and diverse Board as part of its regular responsibilities, which include annually:

•	reporting to our Board on the performance and effectiveness of the Board,

•	presenting to our Board individuals recommended for election to the Board at the annual meeting, and

•	assessing the Committee’s own performance.

The Governance and Nominating Committee works with the full Board to regularly evaluate Board composition to assess the skills and capabilities that are relevant to the Board’s work and the Company’s strategy, whether directors should be added in view of director departures, and the number of directors needed to fulfill the Board’s responsibilities under the Corporate Governance Guidelines and committee charters.

Shareholders previously elected all current Board members except Messrs. Hoffman and Johnston. Mr. Hoffman was considered by the Governance and Nominating Committee based on his former role as Chairman of LinkedIn Corporation. In recruiting Messrs. Johnston and Sorenson, the Committee retained the search firm Spencer Stuart to help identify director prospects, perform candidate outreach, assist in reference checks, and provide other related services. An independent director and a member of management recommended Ms. Pritzker as a candidate for consideration by the Committee. The recruiting process typically involves either the search firm or a member of the Committee contacting a prospect to assess interest and availability. A candidate will then meet with members of the Board and Mr. Nadella, and then meet with members of management as appropriate. At the same time, the Committee and the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

14

Key board qualifications, expertise, and attributes

The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a mark does not mean the director does not possess that qualification or skill. Director biographies below describe each director’s background and relevant experience in more detail.

Definitions of director qualifications
Financial	Leadership of a financial firm or management of the finance function of an enterprise, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.
Gender, ethnic, national, or other diversity	Representation of gender, ethnic, geographic, cultural, or other perspectives that expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, and other stakeholders worldwide.
Global business	Experience driving business success in markets around the world, with an understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks, and a broad perspective on global market opportunities.
Leadership	Extended leadership experience for a significant enterprise, resulting in a practical understanding of organizations, processes, strategic planning, and risk management. Demonstrated strengths in developing talent, planning succession, and driving change and long-term growth.
Mergers and acquisitions	A history of leading growth through acquisitions and other business combinations, with the ability to assess “build or buy” decisions, analyze the fit of a target with a company’s strategy and culture, accurately value transactions, and evaluate operational integration plans.
Public company board service and governance	Service on a public company board to develop insights about maintaining board and management accountability, protecting shareholder interests, and observing appropriate governance practices.
Sales and marketing	Experience developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation.
Technology	A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation, and extend or create new business models.

Experience, expertise, or attributes Gates Hoffman Johnston List-Stoll Nadella Noski Panke Peterson Pritzker Scharf Sorenson Stanton Thompson Warrior Financial Gender, ethnic, national, or other diversity Global business Leadership Mergers and acquisitions Public company board service and governance Sales and marketing Technology

2017 PROXY STATEMENT  15

Nominees

Shareholder recommendations and nominations of director candidates

Recommendations

The Governance and Nominating Committee considers shareholder recommendations for candidates for the Board of Directors using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of Company stock must be sent to the attention of MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

Nominations

As described in Part 1 – “Corporate governance at Microsoft – Shareholder rights,” our Bylaws provide for proxy access shareholder nominations of director candidates by eligible shareholders. A shareholder who wishes to formally nominate a candidate must follow the procedures described in Article 1 of our Bylaws.

16

Our director nominees

Age: 61 Director since: 1981 Birthplace: United States

Experience:

Microsoft Corporation (1981-present)

•   Technical Advisor to Satya Nadella (CEO) (2014-present)

•   Co-founder and Chairman (1981-2014)

•   Chief Software Architect (2000-2006)

•   Chief Executive Officer (1981-2000)

Microsoft committees:

•   None

Other public company directorships:

•   Berkshire Hathaway Inc.

Former public company directorships
held in the past five years:

•   None

Other positions:

•   Co-Chair and Trustee, Bill & Melinda Gates Foundation

Age: 50 Director since: 2017 Birthplace: United States INDEPENDENT

Experience:

Greylock Partners (2009-present) (venture capital firm)

•   Partner (2009-present)

LinkedIn Corporation (2003-2016)

•   Co-founder and Chairman (2003-2016)

•   Executive Chairman (2009)

•   Chief Executive Officer (2003-2007 and 2008-2009)

•   President, Products (2007-2008)

PayPal Inc. (2000-2002)

•   Executive Vice President (2000-2002)

Microsoft committees:

•   Regulatory and Public Policy

Other public company directorships:

•   None

Former public company directorships
held in the past five years:

•   LinkedIn Corporation

•   Zynga Inc.

2017 PROXY STATEMENT  17

Age: 56 Director since: 2017 Birthplace: United States INDEPENDENT

Experience:

PepsiCo, Inc. (1987-1999 and

2002-present) (food and beverage company)

•   Vice Chairman (2015-present)

•   Executive Vice President, and Chief Financial Officer (2010-present)

•   Executive Vice President, Global Operations (2009-2010)

•   President, Pepsi-Cola North America (2007-2009)

•   Various positions of increasing authority (1987-1999 and 2002-2007)

Merck & Company, Inc. (1999-2002)

•   Vice President, Retail Marketing, Merck-Medco Managed Care LLC (1999-2002)

Microsoft committees:

•   Audit

Other public company directorships:

•   None

Former public company directorships
held in the past five years:

•   AOL, Inc.

•   Twitter Inc.

Age: 54 Director since: 2014 Birthplace: United States INDEPENDENT

Experience:

Gap, Inc. (2016-present)

(clothing and accessories retailer)

•   Executive Vice President and Chief Financial Officer (2016-present)

DICK’S Sporting Goods, Inc. (2015-2016)

•   Executive Vice President and Chief Financial Officer (2015-2016)

Kraft Foods Group, Inc. (2013-2015)

•   Senior Advisor (2015)

•   Executive Vice President and Chief Financial Officer (2013-2015)

•   Senior Vice President (2013)

Procter & Gamble Co. (1994-2013)

•   Senior Vice President and Treasurer (2009-2013)

•   Various positions of increasing authority (1994-2009)

Microsoft committees:

•   Audit

•   Governance and Nominating

Other public company directorships:

•   Danaher Corporation

Former public company directorships
held in the past five years:

•   None

Other positions:

•   Trustee, Financial Accounting Foundation

•   Practice Fellow, Financial Accounting Standards Board

18

Age: 50 Director since: 2014 Birthplace: India

Experience:

Microsoft Corporation (1992-present)

•   Chief Executive Officer and Director (2014-present)

•   Executive Vice President, Cloud and Enterprise (2013-2014)

•   President, Server and Tools (2011-2013)

•   Senior Vice President, Online Services Division (2009-2011)

•   Senior Vice President, Search, Portal, and Advertising (2008-2009)

•   Various positions of increasing authority (1992-2008)

Microsoft committees:

•   None

Other public company directorships:

•   Starbucks Corporation

Former public company directorships
held in the past five years:

•   Riverbed Technology, Inc.

Age: 65 Director since: 2003 Birthplace: United States INDEPENDENT

Experience:

Bank of America Corporation (2010-2012) (banking and financial services company)

•   Vice Chairman (2011-2012)

•   Executive Vice President and Chief Financial Officer (2010-2011)

Northrop Grumman Corporation (2002-2005)

•   Corporate Vice President and Chief Financial Officer (2003-2005)

•   Director (2002-2005)

AT&T (1999-2002)

•   Vice Chairman of the Board (2002)

•   Senior Executive Vice President and Chief Financial Officer (1999-2002)

Hughes Electronics Corporation (1990-1999)

•   President, Chief Operating Officer and Director (1997-1999)

•   Vice Chairman, Chief Financial Officer and Director (1996-1997)

Microsoft committees:

•   Audit (Chair)

•   Governance and Nominating

Other public company directorships:

•   Avon Products, Inc.

•   The Priceline Group Inc.

Former public company directorships
held in the past five years:

•   Avery Dennison Corporation

Other positions:

•   Chairman of the Board of Trustees, Financial Accounting Foundation

•   Director, National Association of Corporate Directors

•   Past member, Standing Advisory Group of the PCAOB

2017 PROXY STATEMENT  19

Age: 71 Director since: 2003 Birthplace: Germany INDEPENDENT

Experience:

BMW Bayerische Motoren Werke AG and affiliates (1982-2006) (automobile manufacturer)

•   Chairman of the Board of Management (2002-2006)

•   Board of Management for Finance
(1999-2002)

•   Board of Management for Human Resources and Information Technology (1996-1999)

Microsoft committees:

•   Audit

•   Regulatory and Public Policy (Chair)

Other public company directorships:

•   Singapore Airlines Limited

Former public company directorships
held in the past five years:

•   Bayer AG (supervisory board)

•   UBS AG

Age: 58 Director since: 2015 Birthplace: United States INDEPENDENT

Experience:

Johnson & Johnson (2012-present) (medical devices, pharmaceutical and consumer goods manufacturer)

•   Group Worldwide Chair and member of the Executive Committee (2012-present)

Bayer CropScience AG (2010-2012)

•   Chairman of the Board of Management (2010-2012)

•   Member of Board of Management (2010)

Bayer HealthCare LLC (2005-2010)

•   Executive Vice President and President, Medical Care (2009-2010)

•   President, Diabetes Care Division (2005-2009)

Medco Health Solutions, Inc.

(1999-2004)

•   Group President of Government (2003-2004)

•   Senior Vice President, Health Businesses (2001-2003)

•   Senior Vice President, Marketing and Strategy (1999-2001)

Microsoft committees:

•   Compensation

•   Regulatory and Public Policy

Other public company directorships:

•   None

Former public company directorships
held in the past five years:

•   Dun & Bradstreet Corporation

20

Age: 58 Director since: New Nominee Birthplace: United States INDEPENDENT

Experience:

United States Secretary of Commerce (2013-2017)

PSP Capital Partners, LLC (present) (private investment firm)

•   Founder and Chairman (present)

Pritzker Realty Group (present)

•   Co-founder and Chairman (present)

Artemis Real Estate Partners (2009-2013)

•   Co-founder and Chairman (2009-2013)

The Parking Spot (1998-2011)

•   Co-founder and Chairman (1998-2011)

Vi Senior Living (1987-2011)

•   Founder and Chairman (1987-2011)

Microsoft committees:

•   Appointment will be made after election

Other public company directorships:

•   None

Former public company directorships held in the past five years:

•   Hyatt Hotels Corporation

Other positions:

•   Co-founder, Pritzker Traubert Family Foundation

Age: 52 Director since: 2014 Birthplace: United States INDEPENDENT

Experience:

The Bank of New York Mellon Corporation (2017-present) (banking and financial services company)

•   Chief Executive Officer and Director (2017-present)

Visa Inc. (2012-2016)

•   Chief Executive Officer and Director (2012-2016)

JPMorgan Chase & Co. (2004-2012)

•   Managing Director, One Equity Partners, private investment arm (2011-2012)

•   Chief Executive Officer of Retail Financial Services (2004-2011)

Bank One Corporation (2000-2004)

•   Chief Executive Officer of the Retail Division (2002-2004)

•   Chief Financial Officer (2000-2002)

Citigroup, Inc. (1999-2000)

•   Chief Financial Officer of the Global Corporate and Investment Bank Division (1999-2000)

Microsoft committees:

•   Compensation

•   Governance and Nominating

Other public company directorships:

•   The Bank of New York Mellon Corporation

Former public company directorships held in the past five years:

•   Visa Inc.

2017 PROXY STATEMENT  21

Age: 58 Director since: New Nominee Birthplace: Japan INDEPENDENT

Experience:

Marriott International, Inc. (1996-present)
(global lodging company)

•   President and Chief Executive Officer (2012-present)

•   President and Chief Operating Officer (2009-2012)

•   Executive Vice President, Chief Financial Officer, and President, Continental European Lodging (2003-2009)

•   Executive Vice President and Chief Financial Officer (1998-2003)

•   Senior Vice President, Business Development (1996-1998)

Microsoft committees:

•   Appointment will be made after election

Other public company directorships:

•   Marriott International, Inc.

Former public company directorships
held in the past five years:

•   Wal-Mart Stores, Inc.

Other positions:

•   Director, Brand USA

Age: 62 Director since: 2014 Birthplace: United States INDEPENDENT

Experience:

Trilogy Partnerships (2005-present) (investment company)

•   Founder and Chairman (2005-present)

Clearwire Corp. (2008-2011)

•   Chairman of the Board (2011-2013)

•   Interim Chief Executive Officer (2011)

•   Board member (2008-2011)

Western Wireless Corporation

(1992-2005)

•   Founder, Chief Executive Officer and Chairman (1992-2005)

VoiceStream Wireless Corporation (1995-2003)

•   Chief Executive Officer and Chairman (1995-2003)

Microsoft committees:

•   Compensation (Chair)

•   Regulatory and Public Policy

Other public company directorships:

•   Costco Wholesale Corporation

•   Trilogy International Partners, Inc.

Former public company directorships
held in the past five years:

•   Clearwire Corp.

•   Columbia Sportswear Company

Other positions:

•   Chairman, First Avenue Entertainment LLLP, owner of Seattle Mariners (2016-present)

22

Age: 68 Director since: 2012 Birthplace: United States INDEPENDENT

Experience:

Microsoft Corporation (2014 to present)

•     Non-executive Chairman of the Board

Virtual Instruments Corporation (2010-2016) (computing infrastructure performance management solutions provider)

•     Chief Executive Officer and Director (2010-2016)

Symantec Corp. (1999-2011)

•     Chairman of the Board (1999-2011)

•     Chief Executive Officer (1999-2009)

IBM Corporation (1971-1999)

•     General Manager, IBM Americas (1996-1999)

•     Various positions of increasing authority (1971-1996)

Microsoft committees:

•     Governance and Nominating (Chair)

•     Regulatory and Public Policy

Other public company directorships:

•     Illumina, Inc.

Former public company directorships
held in the past five years:

•     United Parcel Service

Other positions:

•     Executive Advisor, Riverwood Capital

Age: 56 Director since: 2015 Birthplace: India INDEPENDENT

Experience:

NIO USA, Inc. (2015-present) (electric autonomous automobile manufacturer)

•  Chief Executive Officer and Director (2015-present)

Cisco Systems, Inc. (2008-2015)

•  Strategic Advisor (2015)

•  Chief Technology and Strategy Officer (2012-2015)

•  Chief Technology Officer, Senior Vice President, Engineering and General Manager Global Enterprise segment (2010-2012)

•  Chief Technology Officer (2008-2010)

Motorola, Inc. (1999-2007)

•  Executive Vice President and Chief Technology Officer (1999-2007)

Microsoft committees:

•  Compensation

Other public company directorships:

•  None

Former public company directorships
held in the past five years:

•  Box, Inc.

•  Gap, Inc.

2017 PROXY STATEMENT  23

Director independence

Having an independent board is a core element of our governance philosophy. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent. Our Board has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are available on our website at https://aka.ms/directorindependence. The guidelines either meet or exceed the independence requirements of NASDAQ. The guidelines identify categories of relationships the Board has determined would not affect a director’s independence, and therefore are not considered by the Board in determining director independence.

Following the director independence guidelines, each year and before a new director is appointed, the Board must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Annually, each director completes a detailed questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Governance and Nominating Committee and Board with relevant known facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines. The Committee then completes an assessment of each director considering all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence, and affirmatively determining that the director has no material relationship with Microsoft, another director, or as a partner, shareholder, or officer of an organization that has a relationship with the Company.

The Governance and Nominating Committee also considers the tenure of a director, and for longer serving directors whether the duration of service impacts the director’s independence from management, as demonstrated by the director’s relationship with management and the director’s participation in Board and Committee deliberations. The Board seeks to maintain an average tenure of ten years or less for its independent directors as a group.

Based on the review and recommendation by the Governance and Nominating Committee, the Board analyzed the independence of each director and determined that Mmes. List-Stoll, Peterson, Pritzker, and Warrior, Messrs. Hoffman, Johnston, Morfit, Noski, Scharf, Sorenson, Stanton, and Thompson, and Dr. Panke meet the standards of independence under our Corporate Governance Guidelines, the director independence guidelines, and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

Director attendance

Our Board of Directors holds regularly scheduled quarterly meetings. Committee meetings occur the day before the Board meeting. Once each year, the committee and Board meetings occur on a single day so the evening and following day can be devoted to the Board’s annual strategy retreat, which includes presentations and discussions with senior management about Microsoft’s long-term strategy. Besides the quarterly meetings, typically there are two other regularly scheduled meetings and several special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met six times during fiscal year 2017.

Each director nominee who is a current director attended at least 75% of the aggregate of all fiscal year 2017 meetings of the Board and each committee on which he or she served.

Directors are expected to attend the annual shareholder meeting, if practicable. All directors attended the 2016 Annual Meeting except Mr. Gates, who was unable to attend.

24

Board committees

Our Board has four standing committees: An Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and a Regulatory and Public Policy Committee. Each committee has a charter, which can be found on our website at http://aka.ms/committees. The table below provides current membership for each Board committee, followed by a description of each committee’s responsibilities.

Committees of the Board of Directors

Director	Audit	Compensation	Governance and Nominating	Regulatory and Public Policy
William H. Gates III
Reid G. Hoffman				Member
Hugh F. Johnston	Member
Teri L. List-Stoll	Member		Member
G. Mason Morfit*	Member	Member
Satya Nadella
Charles H. Noski	Chair		Member
Helmut Panke	Member			Chair
Sandra E. Peterson		Member		Member
Charles W. Scharf		Member	Member
John W. Stanton		Chair		Member
John W. Thompson			Chair	Member
Padmasree Warrior		Member
Number of meetings in fiscal year 2017	9	6	6	3
*	Mason Morfit will not seek re-election at the 2017 Annual Meeting. Mr. Morfit currently serves on the Audit Committee and Compensation Committee. Penny Pritzker and Arne Sorenson are both nominated for election to the Board at the Annual Meeting. The Board will consider committee appointments for Ms. Pritzker and Mr. Sorenson following election to the Board.

Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities. Below is a description of each committee’s responsibilities.

Audit Committee
The Audit Committee assists our Board of Directors in overseeing the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee’s role includes:

•  Overseeing the work of our accounting function and internal control over financial reporting

•  Overseeing internal auditing processes

•  Inquiring about significant risks, reviewing our policies for enterprise risk assessment and risk management, and assessing the steps management has taken to control these risks

•  Overseeing business continuity programs

•  Reviewing with management policies, practices, compliance, and risks relating to our investment portfolio

•  Overseeing, with the Regulatory and Public Policy Committee, cybersecurity and other risks relevant to our information technology environment

•  Reviewing compliance with significant applicable legal, ethical, and regulatory requirements, including those relating to regulatory matters that may have a material impact on our financial statements or internal control over financial reporting

The Audit Committee is responsible for the compensation, retention and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. The Audit Committee Responsibilities Calendar accompanying the Audit Committee Charter describes the Committee’s specific responsibilities.

2017 PROXY STATEMENT  25

The Board has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has determined that Ms. List-Stoll, Messrs. Johnston and Noski, and Dr. Panke are “audit committee financial experts” as defined by SEC rules.

Compensation Committee
The primary responsibilities of the Compensation Committee are to:

•   Assist our Board of Directors in establishing the annual goals and objectives of the chief executive officer

•   Establish the process for annually reviewing the chief executive officer’s performance

•   Make a recommendation for our chief executive officer’s compensation to the independent members of our Board

•   Oversee the performance evaluation of the members of the corporate senior leadership team other than the chief executive officer and approve their annual compensation, including salary and incentive compensation targets and awards

•   Oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices for the executive officers

•   Assist the Board in overseeing development and corporate succession plans for the corporate senior leadership team

•   Oversee administration of the Company’s equity-based compensation and retirement plans

•   Review and provide guidance to our Board and management about Company policies, programs, and initiatives for diversity and inclusion, and annually meet with the Regulatory and Public Policy Committee on these matters and workforce management

•   Periodically review the compensation paid to non-employee directors, and make recommendations to our Board for any adjustments

Our senior executives for human resources and compensation and benefits support the Compensation Committee in its work. The Committee delegates to senior management the authority to make equity compensation grants to employees who are not members of the corporate senior leadership team and to administer the Company’s equity-based compensation plans.

The Compensation Committee Charter describes the specific responsibilities and functions of the Committee.

Compensation consultant

The Compensation Committee retains Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. Semler Brossy also evaluates compensation for non-employee directors, the next levels of senior management and equity compensation programs generally. The firm consults with the Committee about its recommendations to the Board on chief executive officer compensation.

Compensation consultant is independent

Semler Brossy is directly accountable to the Compensation Committee. To maintain the independence of the firm’s advice, Semler Brossy does not provide any services for Microsoft other than those described above. The Committee has adopted Compensation Consultant Independence Standards, which can be viewed on our website at http://aka.ms/policiesandguidelines. These standards require that the Committee annually assess the independence of its compensation consultant. A consultant satisfying the following requirements will be considered independent. The consultant (including each individual employee of the consultant providing services):

•	Is retained and terminated by, has its compensation fixed by, and reports solely to the Compensation Committee

•	Is independent of the Company

•	Will not perform any work for Company management except at the request of the Compensation Committee chair and in the capacity of the Committee’s agent

•	Does not provide any unrelated services or products to the Company, its affiliates, or management, except for surveys purchased from the consultant firm

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In assessing the consultant’s independence, the Compensation Committee considers the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, and the fees paid for those services in relation to the firm’s total revenues. The consultant annually prepares for the Committee an independence letter providing assurances and confirmation of the consultant’s independent status under the standards. The Committee believes that Semler Brossy has been independent during its service for the Committee.

Governance and Nominating Committee
The principal responsibilities of the Governance and Nominating Committee are to:

•  Determine and recommend the slate of director nominees for election to our Board of Directors at the annual meeting

•  Identify, recruit, and recommend candidates for the Board

•  Review and make recommendations to the Board about the composition of Board committees

•  Annually evaluate the performance and effectiveness of the Board

•   Annually assess the independence of each director

•   Monitor adherence to, review, develop, and recommend changes to our corporate governance framework

•   Review and provide guidance to the Board and management about the framework for the Board’s oversight of and involvement in shareholder engagement

The Governance and Nominating Committee annually reviews the charters of Board committees and, after consultation with the respective committees, makes recommendations, if necessary, about changes to the charters. The Governance and Nominating Committee Charter describes the specific responsibilities and functions of the Committee.

Regulatory and Public Policy Committee
The principal responsibilities of the Regulatory and Public Policy Committee are to:

•   Review and advise the Board of Directors and management about legal, regulatory, and compliance matters concerning competition and antitrust, data privacy, cybersecurity, workforce, and immigration laws and regulation

•   With the Audit Committee, review risks relevant to our information system architecture and controls and cybersecurity

•   With the Compensation Committee, review policies, programs, and initiatives for workforce management and diversity and inclusion

•   Review our policies and programs that relate to matters of corporate social responsibility, including human rights, environmental sustainability, responsible sourcing, and philanthropy

•   Review our government relations activity and political activities and expenditures

The Regulatory and Public Policy Committee Charter describes the specific responsibilities and functions of the Committee.

2017 PROXY STATEMENT  27

Director compensation

The Compensation Committee periodically reviews the regular annual retainer paid to non-employee directors and makes recommendations for adjustments, as appropriate, to the Board. Our objective is to pay non-employee directors over time at or near the median of the proxy peer group, to award the majority of compensation in equity, and to make meaningful adjustments every few years, rather than smaller adjustments that are more frequent. As a result, typically we make adjustments when we fall below the median, and after adjustments, we exceed the median. There was no change in fiscal year 2017. As our CEO, Mr. Nadella does not receive additional pay for serving as a director. Mr. Gates has waived his cash and equity awards.

Compensation structure for directors
Regular retainers (all directors except Messrs. Gates, Nadella, and Thompson)
Annual base retainer (TOTAL)	$325,000
Cash	$125,000
Stock award	$200,000
Annual committee chair retainer	$15,000
Annual audit committee chair retainer	$30,000
Annual audit committee member retainer	$15,000
Independent chairman retainer
Annual independent chairman retainer (TOTAL – in lieu of other retainers)	$675,000
Cash	$125,000
Stock award	$550,000

The Company reimburses reasonable expenses incurred for Board-related activities. Directors may participate in our corporate matching gift program for charitable donations.

Director retainers are paid quarterly in arrears. Quarterly periods are measured beginning with the annual meeting. At the end of each quarterly period, we pay 25% of the total annual retainer to each director. The number of shares awarded each quarterly period is determined by dividing the dollar value of the stock award by the market price of our common stock as of the last business day of the period. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.

Directors may elect to defer and convert to equity all or part of their annual cash retainer, and to defer receipt of all or part of their annual equity retainer under the Deferred Compensation Plan for Non-Employee Directors. Amounts deferred are maintained in bookkeeping accounts that are deemed invested in Microsoft common stock; dividends paid on the deferred equity are deemed to be invested in our common stock. We calculate the number of shares credited by dividing each quarterly amount deferred by the closing market price of our common stock on the originally scheduled payment date. Accounts in the plan are distributed in shares of Microsoft common stock, with payments either in installments beginning on separation from Board service or in a lump sum paid no later than the fifth anniversary after separation from Board service.

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Fiscal year 2017 director compensation

This table describes the cash and equity portions of the annual retainer paid to each non-employee director who served in fiscal year 2017. Mr. Nadella received no compensation as a director. He is excluded from the table because we fully describe his compensation in Part 3 – “Named executive officer compensation.”

Name	Fees earned or paid in cash¹ ($)	Stock awards ($)	Matching charitable gifts² ($)	Total ($)
William H. Gates III³	0	0	0	0
Reid G. Hoffman[4]	20,483	32,773	0	53,256
Teri L. List-Stoll[5]	140,000	200,000	15,000	355,000
G. Mason Morfit	140,000	200,000	0	340,000
Charles H. Noski[6]	170,000	200,000	0	370,000
Helmut Panke	155,000	200,000	5,000	360,000
Sandra E. Peterson[7]	125,000	200,000	15,000	340,000
Charles W. Scharf	125,000	200,000	0	325,000
John W. Stanton	140,000	200,000	0	340,000
John W. Thompson[8]	125,000	550,000	15,000	690,000
Padmasree Warrior[9]	125,000	200,000	0	325,000

(1)	The value of fractional shares is excluded.
(2)	Amounts in this column represent matching charitable contributions under our corporate giving program.
(3)	Mr. Gates waived his cash and equity retainer.
(4)	Mr. Hoffman’s compensation was pro-rated beginning with his service on March 14, 2017. He elected to defer his cash and stock compensation. The compensation deferred converted into 756 shares of our common stock. The aggregate award value in the “Stock awards” column represents one prorated quarterly award with a grant date fair value under FASB Accounting Standards Codification Topic 718 (“ASC 718”) of $32,773.
(5)	Ms. List-Stoll elected to defer her cash and stock compensation. The compensation deferred converted into 5,385 shares of our common stock. The aggregate award value in the “Stock awards” column represents four quarterly awards, each with a grant date fair value under ASC 718 of $50,000.
(6)	Mr. Noski elected to defer the stock award component of his compensation. The compensation deferred converted into 3,168 shares of our common stock. The aggregate award value in the “Stock awards” column represents four quarterly awards, each with a grant date fair value under ASC 718 of $50,000.
(7)	Ms. Peterson elected to defer her cash and stock compensation. The compensation deferred converted into 5,147 shares of our common stock. The aggregate award value in the “Stock awards” column represents four quarterly awards, each with a grant date fair value under ASC 718 of $50,000.
(8)	Mr. Thompson elected to defer the stock award component of his compensation. The compensation deferred converted into 8,712 shares of our common stock. The aggregate award value in the “Stock awards” column represents four quarterly awards, each with a grant date fair value under ASC 718 of $137,500.
(9)	Ms. Warrior elected to defer a portion of her cash retainer. The compensation deferred converted to 987 shares of our common stock. The aggregate award value in the “Stock awards” column represents four quarterly awards, each with a grant date fair value under ASC 718 of $50,000.

Non-executive Chairman compensation

The independent members of the Board appointed John Thompson as independent non-executive Chairman of the Board. Mr. Thompson’s pay reflects the additional time commitment for this role compared to other non-employee directors, which includes: (i) managing meetings of the Board of Directors, leading the work to set the agenda for Board meetings, leading the Board’s annual chief executive officer performance review, and representing the Board at the annual shareholders meeting, (ii) meeting with the Company’s shareholders, (iii) acting as an advisor to Mr. Nadella on strategic aspects of the chief executive officer role with regular consultations on major developments and decisions that are likely to be of interest to the Board, and (iv) when requested, interacting with external audiences. To compensate Mr. Thompson for the greater responsibilities of the non-executive Chairman role, he receives the annual chairman retainer in lieu of the regular Board retainers.

Director stock ownership policy aligns interests with shareholders

To align the interests of our directors and shareholders, our Board of Directors believes that directors should have a significant financial stake in Microsoft. Under the Corporate Governance Guidelines, each director should own Microsoft shares equal in value to at least three times the base annual retainer (cash and stock) payable to a director. Each director must retain 50% of all net shares (post tax) from the retainer until reaching the minimum share ownership requirement. Stock deferred under the Deferred Compensation Plan for Non-Employee Directors counts toward the minimum ownership requirement. Each of our directors complied with our stock ownership policy in fiscal year 2017.

2017 PROXY STATEMENT  29

Certain relationships and related transactions

We are a global company with extensive operations in the United States and many foreign countries. Every year we spend billions of dollars for goods and services purchased from third parties. The authority of our employees to purchase goods and services is widely dispersed. Because of these wide-ranging activities, there may be transactions and business arrangements with businesses and other organizations in which one of our directors, executive officers, or nominees for director, or their immediate families, or an owner of greater than 5% of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We will refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between Microsoft and its directors and executive officers or their immediate family members. The Audit Committee has established a written policy and procedures for review and approval of related-party transactions. If a related-party transaction subject to review involves directly or indirectly a member of the Audit Committee (or an immediate family member or domestic partner), the remaining Committee members will conduct the review. In evaluating a related-party transaction, the Audit Committee considers, among other factors:

•	The goods or services provided by or to the related party

•	The nature of the transaction and the costs to be incurred by Microsoft or payments to Microsoft

•	The benefits associated with the transaction and whether comparable or alternative goods or services are available to Microsoft from unrelated parties

•	The business advantage Microsoft would gain by engaging in the transaction

•	The significance of the transaction to Microsoft and to the related party

•	Management’s determination that the transaction is in the best interests of Microsoft

To receive Audit Committee approval, a related-party transaction must have a Microsoft business purpose and be on terms that are fair and reasonable to Microsoft, and as favorable to Microsoft as would be available from non-related entities in comparable transactions. The Audit Committee also requires that the transaction meet the same Microsoft standards that apply to comparable transactions with unaffiliated entities.

In April 2017, the Company acquired Intentional Software Corporation (“ISC”), a company that developed software for large screen or “whiteboard” applications. Mr. Gates was the sole owner of an entity that provided funding for ISC in exchange for options to acquire licenses for certain applications developed by ISC. In connection with the Company’s acquisition of ISC, ISC reimbursed Mr. Gates’ entity an amount approximately equal to the amount the entity paid for the license options ($60 million) in exchange for terminating the option, reduced by $15 million that is held in an indemnification escrow. The terms of the acquisition were negotiated at arms-length between ISC and the business group that acquired the ISC whiteboard application, and were fair and in the best interest of the Company. Mr. Gates was not involved in negotiating the agreement or setting the price or other terms, whether on behalf of Microsoft or ISC. The Board (with Mr. Gates abstaining) reviewed and approved the transaction.

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3. Named executive officer compensation

Proposal 2: Advisory vote to approve named executive officer compensation

As required by SEC rules, we are asking for your advisory vote on the following resolution (the “say-on-pay” resolution):

Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the Company’s named executive officers, as disclosed in “Part 3 – Named executive officer compensation.”

The affirmative vote of a majority of the shares of common stock cast is required to approve this proposal. We hold our say-on-pay vote every year. Proposal 3 provides our shareholders with the opportunity to cast an advisory vote on the frequency of say-on-pay votes. Unless the Board modifies its policy on the frequency of the say-on-pay votes, the next say-on-pay vote will occur in 2018.

Our Board of Directors recommends a vote FOR approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers in fiscal year 2017.

Statement in support

Pay for performance

Through our ongoing shareholder engagement, we receive consistent feedback that our investors favor incentive compensation arrangements tied to specific performance measures that drive long-term performance and value creation. We have been steadily evolving our program to implement a design that incorporates performance elements directly linked to achievement of our three strategic ambitions.

Key features of our fiscal year 2017 executive compensation program were:

•   56% of the annual target compensation opportunity for our named executive officers was performance-based, on average

•   50% of the annual cash incentive was tied to achieving pre-established financial targets.

•   Half of the annual target equity opportunity for our named executive officers was delivered in the form of a performance-based stock award with payouts based on achievement against pre-established strategic performance objectives

•   Metrics under our performance stock awards were refined to align with our three ambitions, reduce overlap with the annual cash incentive, and drive long-term growth

•   Our performance stock awards included a relative total shareholder return (“TSR”) multiplier, to reward significant positive outperformance, thereby strengthening the alignment of the interests of our executive officers with the interests of our long-term shareholders

Pay for Performance 50% annual cash incentive was determined formulaically, based on achievement against pre-established financial targets. determined qualitatively based on assessment of three weighted performance categories 50% (product and strategy; customers and stakeholders; and culture and organizational leadership The maximum possible result for each financial target or performance category was 200% of target.

2017 PROXY STATEMENT  31

Sound program design

We design our executive compensation program to attract, motivate, and retain the key executives who drive our success. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. We achieve these objectives through compensation that:

•  Provides a competitive total target pay opportunity

•  Consists primarily of equity compensation, which encourages our executives to act as owners with a significant stake in Microsoft

•  Delivers a majority of pay based on performance

•  Balances long-term and short-term incentives

•  Enhances retention by subjecting a significant percentage of total target compensation to multi-year performance requirements or vesting

•  Makes prudent use of our equity

•  Does not encourage unnecessary and excessive risk taking

Best practices in executive compensation

The compensation program for our executive officers demonstrates we follow best practices.

We do

   Have a stock ownership policy that reinforces alignment between the interests of our shareholders and our executive officers

   Have a strong clawback policy to ensure accountability

   Prohibit pledging, hedging, and trading in derivatives of Microsoft securities

   Have an independent compensation consultant advising the Compensation Committee

   Responsibly manage the use of equity compensation

We do not

Ó   Offer excessive perquisites (no executive-only club memberships, medical benefits, or tax gross-ups)

Ó   Have employment contracts

Ó  Provide change in control benefits

Ó  Have executive-only retirement programs

Ó   Guarantee bonuses

Ó  Pay dividends on unvested stock awards

Our Board and Compensation Committee reviewed the prior year’s voting results and, through our regular shareholder engagement, sought to understand the factors that influenced voting decisions. The Board and the Compensation Committee will continue to consider feedback obtained through this process in making future decisions about our executive compensation program.

Compensation discussion and analysis

This Compensation Discussion and Analysis provides information about our fiscal year 2017 compensation program for our fiscal year 2017 named executive officers (the “Named Executives”).

The content of this Compensation Discussion and Analysis is organized into four sections.

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Section 1 – Executive compensation overview

Beginning with fiscal year 2015, our Compensation Committee and Board charted a course to transform our executive pay program to include significant performance attributes. They recognized it would be premature to move to business metric-based pay before Mr. Nadella established and the Board concurred with his vision for the Company and the strategy that would embody that vision. Once our new strategy was set, additional performance-based pay elements were added. Fiscal year 2017 completed this evolution, with significant changes that increased the portion of pay that is performance-based and the portion of incentive pay that is quantitatively determined using pre-established metrics.

This effort was grounded in a compensation philosophy aimed at achieving strong alignment between the Company’s long-term strategic goals and our shareholders’ interests. We actively engaged with our shareholders seeking their input about features they valued as we evolved the program design.

Our long-term strategic goals derive from our mission and worldview, and are reflected in our three interconnected ambitions.

Our culture remains a key ingredient in achieving our ambitions. For us, culture is a constant process of renewal in which we need to exhibit a growth mindset and push ourselves to be more customer obsessed, to be more diverse and inclusive, and to operate as One Microsoft.

Shareholder feedback considered in evolution of pay program

Our Board actively engages with our shareholders on a range of topics, including executive compensation. We deeply value the continued interest of and feedback from our shareholders, and are committed to maintaining our active dialogue with them to ensure their perspectives are thoughtfully considered. The Compensation Committee carefully considers both the level of voting support from our shareholders on our say-on-pay vote, as well as comments from shareholders, when evaluating our executive compensation plan.

2017 PROXY STATEMENT  33

MISSION Empower very person and every organization on the planet to achieve more WORLDVIEW Intelligent cloud, intelligent edge AMBITIONS Reinvent productivity & business processes Create more personal computing Build the intelligent cloud platform

At the 2016 Annual Meeting, 96.1% of the votes cast supported our advisory resolution on the compensation of our Named Executives (the “say-on-pay” vote). In fiscal year 2017, our Chairman, our Compensation Committee Chair, and members of senior management have spoken about our executive compensation with shareholders owning almost 45% of our shares.

During these discussions, we reviewed our executive compensation philosophy and sought shareholder views on our plans to introduce more performance-based pay in fiscal year 2017 for all executive officers. The feedback gained from these interactions was important to the design of the executive compensation program. Shareholders generally viewed the evolution of our compensation plan as consistent with what the Company previously communicated in its outreach over the past three years. Based on input from our shareholders, the Compensation Committee determined that the fiscal year 2017 executive compensation program substantially addressed their views about our pay plan.

Annual compensation components

Our Named Executives’ annual compensation consisted of annual base salary plus annual cash and equity incentives awarded under our Executive Incentive Plan (“Incentive Plan”). Annual cash incentives were performance-based, with 50% determined formulaically based on achievement against pre-established financial targets, and 50% determined qualitatively based on performance in three weighted performance categories. Equity incentives under the Incentive Plan were 50% performance stock awards (“PSAs”) and 50% time-based stock awards (“SAs”).

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Incentive Plan Revenue (25%) Incentive Plan Operating income (25%) Product & strategy (16.67%) Customers & stakeholders (16.67%) Culture & organizational leadership (16.66%) Financial/ formulaic (50%) Qualitative (50%) Commercial cloud revenue (34%) Commercial cloud subscribers (33%) Windows 10 monthly active devices (11%) Surface gross margin (11%) Consumer post-sales monetization gross margin (11%) Relative TSR multiplier is triggered only if Microsoft’s TSR is positive and above the 60th percentile of the S&P 500. NEO pay mix 7.6% 36.6% 36.6% 19.2% FY17 cash incentive FY17 PSA Salary Stock awards Cash incentive Performance stock awards Over half of Microsoft’s target pay is performance-based and almost three-fourths is equity-based Fiscal year 2017 compensation structure

The chart below summarizes key attributes of each pay element, its share of target annual compensation, and key updates for fiscal year 2017.

Element	Attributes	Key updates for fiscal year 2017
Base salary <10%	Aligns with scope and complexity of role and prevailing market conditions; salary levels are generally at or below market median
Cash incentive <20%

FY17 metrics

Financial / formulaic (50%)

•  Incentive Plan revenue (25%)*

•  Incentive Plan operating income (25%)*

Qualitative performance categories (50%)

•  Product & strategy (16.67%)

•  Customers & stakeholders (16.67%)

•  Culture & organizational leadership (16.66%)

Structured framework instituted for all NEOs 50% determined formulaically based on pre-established financial targets
Performance-based stock >35%

FY17 quantitative metrics

•  Commercial cloud revenue (34%)

•  Commercial cloud subscribers (33%)

•  Windows 10 monthly active devices (11%)

•  Surface gross margin (11%)

•  Consumer post-sales monetization gross margin (11%)

Maximum payout reduced from 300% in 2016 to 200% in 2017, before relative TSR multiplier**

Quantitative metrics refined to directly align with our three ambitions, reduce overlap with annual cash incentive goals, and drive long-term growth

Time-based stock >35%	Vests over four years to support retention and align with our shareholders’ interests
*	“Incentive Plan revenue” and “Incentive Plan operating income” are defined in Annex A.
**	The relative TSR multiplier is triggered only if Microsoft’s TSR is positive and above the 60th percentile of the S&P 500. If earned, the relative TSR multiplier can increase the PSA shares awarded by up to 50%.

Fiscal year 2017 cash incentives. Target cash incentives for our Named Executives were approved in September 2016. Target amounts ranged from 200% to 300% of base salary earned in fiscal year 2017. The maximum possible cash incentive was 200% of the target and the maximum result for each financial measure or performance category was 200% of target. The Incentive Plan Revenue and Incentive Plan Operating Income performance targets for the cash incentives were based on achieving the Company’s 2017 operating budget approved by the Board and reflecting appropriately ambitious performance goals.

Fiscal year 2017 PSAs. PSAs were granted in September 2016 for a target number of shares of Microsoft common stock. The number of earned shares under the fiscal year 2017 PSAs will be determined after the 3-year performance period ending June 30, 2019 based on performance metrics for the performance period. Earned PSA shares vest following conclusion of the 3-year performance period, ensuring a focus on longer-term success. Fiscal year 2017 PSA performance metrics are strategic measures that align with our three ambitions and are aimed at driving new growth areas for our commercial and consumer businesses. These metrics were selected because they address areas that support long-term growth of our business, focusing on our emerging growth opportunities. The Compensation Committee is committed to setting rigorous performance goals, with the guideline that the probability of achieving the target result ranges from 40% to 60%. The metrics are reassessed, and targets set, annually because of the dynamic technology markets in which Microsoft operates. As a result, during the three-year performance period, separate targets are established for each year of performance. In establishing metrics, the Committee is mindful of the importance of balancing the business need for flexibility and long-term accountability.

2017 PROXY STATEMENT  35

To avoid duplicating metrics across the incentive pay elements, beginning in fiscal year 2017 revenue and operating income were no longer used as PSA metrics because they were included as key components in our annual cash incentive.

At the same time, the total equity opportunity was divided equally between target PSAs and SAs and the maximum PSA opportunity before applying the relative TSR multiplier was reduced from 300% to 200%. If the full relative TSR multiplier is earned, the maximum PSA payout would be 300% of target.

The final number of earned shares will be calculated based on the aggregate results over the three separate years in the PSA performance period. Relative TSR is measured over the three-year period and, if earned, is applied to the aggregate PSA performance results.

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Fiscal year 2017 PSA metrics Performance metrics Metric description FY17 commercial cloud revenue Net revenue for commercial cloud-based solutions, including Office 365 commercial, Azure, Dynamics 365, and other cloud properties FY17 commercial cloud subscribers Paid seats for current or new per-user SaaS cloud services primarily in commercial customer segment FY17 Windows 10 monthly active devices (“MAD”) Comprises all Windows 10 MAD, including PCs, tablets, mobile devices, gaming consoles, and connected Internet of Things (“IoT”) devices at fiscal year end FY17 Surface gross margin Gross margin from Surface and firstparty accessories, excluding Surface Hub FY17 consumer post-sales monetization gross margin Search, Store, Display/Homepage, Gaming, and Office Consumer

Attributes of fiscal year 2017 PSAs

Award feature	Design	Rationale
Performance period	Three years, with metrics reassessed and targets set annually

Reinforces importance of long-term value creation because the value of shares that vest depends on the change in our share price over the performance cycle, and also allows for adjusted priorities in a rapidly changing competitive business environment

Performance measures	Company-wide quantitative performance metrics. No payouts if metrics are below threshold level.	Establishes shared targets that drive accountability for annual business performance while striving for major strategic objectives
Overlapping performance periods	New three-year performance period begins each fiscal year, with performance periods overlapping (see graphic below)	Overlapping performance periods limit impact of short-term business performance or share price fluctuations on final outcomes
Payout opportunity	0% to 200% of the target number of shares, before the relative TSR multiplier	Provides accountability for underperformance and incentive for outperformance. Maximum payouts expected to be rare and only possible when Microsoft has exceptional performance.
Relative TSR multiplier

Triggered only if Microsoft’s TSR is positive and above the 60th percentile of the S&P 500 for the performance period. The multiplier will increase the number of potential shares linearly up to an additional 50% of earned shares when Microsoft’s relative TSR is at or above the 80th percentile.

Provides an opportunity to receive additional shares only if Microsoft significantly outperforms the market

Overlapping performance periods with consistent performance goals

Fiscal year 2017 SAs. As described above, 50% of our Named Executives’ Incentive Plan equity awards were target PSAs and 50% were SAs. SAs were granted under the Incentive Plan in September 2016 for shares of Microsoft common stock. SAs vest over four years (25% on initial vesting date, and 12.5% each six months thereafter) to support retention and align with shareholders’ interests. Mr. Courtois also received a one-time promotion award when he was appointed President, Microsoft Global Sales, Marketing, and Operations and an executive officer, recognizing the expanded scope of his responsibilities.

No other fiscal year 2017 compensation. During fiscal year 2017, no other compensation was awarded to our Named Executives.

2017 PROXY STATEMENT  37

Section 2 – Fiscal year 2017 compensation decisions

Business results

See “Our business performance” discussion beginning on page 4 in the Proxy summary.

Decisions

The Compensation Committee approved the fiscal year 2017 base salaries, cash incentives, and equity incentive compensation for our Named Executives, except Mr. Nadella. For Mr. Nadella, the Committee made recommendations for, and the independent members of the Board approved, Mr. Nadella’s base salary, cash incentive, and equity incentive compensation. Decisions on base salaries, target awards for cash incentives, and shares subject to SAs and target PSAs, were made as part of the review of target annual compensation opportunities for all of the Named Executives, as described more fully in “Establishing compensation opportunities” beginning at page 45. The Committee and the independent members of the Board exercised their business judgment in making decisions and recommendations for our Named Executives’ compensation.

More detail about the processes used to determine the compensation awarded each Named Executive follows.

Fiscal year 2017 base salaries

As part of the review of target annual compensation opportunities, the Compensation Committee and, for Mr. Nadella, the independent members of the Board, approved increases to our Named Executives’ base salaries in September 2016. After considering the scope of Mr. Nadella’s role, his development as CEO and effective leadership of the Company, that his salary was unchanged since he became CEO in February 2014, and that his $1,200,000 salary was in the bottom quartile of CEO salaries at peer companies, the Committee recommended, and the independent members of the Board approved, an increase in Mr. Nadella’s base salary to $1,500,000 which aligned with median peer company salaries. The Committee also approved market-competitive base salary increases of $132,500 for Ms. Hood and $85,000 for Mr. Smith. We believe our Named Executives’ salary levels continue to be appropriate and reasonable given their capability and experience.

Cash incentive awards

The Compensation Committee increased fiscal year 2017 target percentages for cash incentives, which are measured as a percentage of salary, by 11% for Ms. Hood and by 25% for Mr. Smith.

The Compensation Committee and, for Mr. Nadella, the independent members of the Board, determined the fiscal year 2017 cash incentive awards. These were based on two elements: quantitative financial performance measures and qualitative performance categories.

Financial performance

We achieved greater than maximum performance on the financial measures, as shown below, resulting in a weighted payout of 200%.

Formulaic financial results (50% weight)¹ ($ in billions)	Threshold	Target	Maximum	Actual
Fiscal year 2017 Incentive Plan revenue	$88.81	$92.00	$93.50	$94.66
Fiscal year 2017 Incentive Plan operating income	$24.94	$27.89	$30.28	$30.51
(1)	Incentive Plan revenue and Incentive Plan operating income are calculated using Microsoft non-GAAP accounting measures, which assume constant dollar foreign exchange rates and excludes the net impact of Windows 10 revenue deferrals, impairment and restructuring charges, and LinkedIn financial results. The results above are different than those disclosed in our fourth quarter 2017 earnings release because our internal plan is based on constant dollars and non-GAAP earnings are reported using constant currency. See Annex A for more information on the calculation of these non-GAAP performance measures.

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The fiscal year 2017 Incentive Plan revenue and operating income performance targets were based on achieving the Company’s 2017 operating budget approved by the Board, and were higher than our fiscal year 2016 actuals for both metrics, further reflecting appropriately ambitious performance goals.

Qualitative performance categories

50% of our Named Executives’ fiscal year 2017 annual cash incentives were determined based on subjective scoring of their performance against financial, operational, and strategic indicators in three performance categories. The performance indicators varied based on the Named Executive’s responsibilities and the function or group he or she leads, and may have included (in alphabetical order in each category):

These performance indicators were drawn from the scorecard we used to manage performance against Microsoft’s annual business plan. Mr. Nadella’s performance was assessed on all these performance indicators.

For Mr. Nadella, the independent members of the Board also considered:

•	input from Microsoft’s senior executives about Mr. Nadella’s leadership,

•	Mr. Nadella’s evaluation of Microsoft’s and his individual performance over the past fiscal year, and

•	the Company’s performance relative to other technology companies.

For the other Named Executives, the Compensation Committee also placed significant weight on Mr. Nadella’s recommendations and his evaluation of each Named Executive’s performance for the past fiscal year because of his first-hand knowledge of each of their contributions.

2017 PROXY STATEMENT  39

Product & strategy Customers & stakeholders Culture & organizational leadership Contribution margin Corporate citizenship Compliance and integrity Efficiency and productivity Customer acceptance Organizational diversity and inclusion Innovation Customer satisfaction Leadership effectiveness Product development and Developer community satisfaction implementation strategic progress Quality

Fiscal year 2017 cash incentive calculations

Final results under the formulaic and structured framework portions of the cash incentive, and the resulting awards were as follows:

	Nadella	Hood	Courtois	Johnson	Smith
Financial results (50%)	200.00%	200.00%	200.00%	200.00%	200.00%
Qualitative performance results (50%)	123.33%	140.00%	130.00%	103.33%	130.00%
Total FY17 cash incentive (% of target)	161.66%	170.00%	165.00%	151.66%	165.00%
Total FY17 cash incentive ($)	$7,032,406	$3,624,896	$2,762,884	$2,168,795	$3,241,543

Fiscal year 2017 qualitative performance category key results

Satya Nadella

The key results influencing the Compensation Committee and independent Board members decisions on the qualitative performance portion of Mr. Nadella’s cash incentive are set forth below. Results are out of a possible 200% in each category.

Weighted performance categories - Satya Nadella
Total Weighted Qualitative Performance Result	123.33%

(1) Product & strategy	Weight	Assessment

The Company continued to gain momentum in its cloud services, with a continuing opportunity to do even more.

Commercial cloud annualized revenue run rate reached $18.9 billion, on track to achieve the goal of $20 billion in FY18. The Company’s growth in cloud services reflected further progress in all core components (Azure, Dynamics, Office 365, and Microsoft 365). Azure revenue grew 99%, reflecting improved Azure differentiation, with positive momentum and feedback from customers around our hybrid consistency, developer productivity, and trusted approach. Office 365 is continuing to drive innovation and value such as Microsoft Teams, and as a result driving commercial seats growth of 31%.

There was important progress on Windows, especially in product quality and enterprise adoption, with Windows commercial products and cloud services revenue up 5%. The introduction of Windows 10 S was an important step in addressing the education market with room for further progress. More work remains in areas like browser share, and to innovate to pursue IoT opportunities and new platform waves. With its Surface line of products, the Company continued to make progress in creating new hardware categories and improving product quality. Surface revenue declined slightly at 2% with room to improve through more innovation across device and software boundaries. Progress was made in gaming with the introduction of Mixer and Xbox Game Pass leading to more than 53 million active Xbox Live subscriptions.

The Company pivoted to make progress on artificial intelligence and machine learning, which quickly have become vital across our product lines. There was good progress on our security protection and accessibility-related features across our products and services. The Company successfully completed the acquisition of LinkedIn. There was progress in the initial months of owning LinkedIn and product integrations with Office 365 and Dynamics 365 and more opportunity for product innovation lies ahead.

	33.3%	100%

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(2) Customers & stakeholders	Weight	Assessment

The Company continued to strengthen its brand, particularly the perception of Microsoft as an innovator and as a leader in the cloud. The Company continued to build strong relationships with customers that drove significant value for the Company. The ongoing field transformation undertaking will need to scale these efforts even further.

The engagement with constituencies in government, the industry, and the media was effective, impacting the Company positively.

Microsoft leadership with initiatives such as its Autism Program, Rural Broadband initiative, and call for a Digital Geneva Convention, was positively recognized by many stakeholders. Mr. Nadella’s relationships with external stakeholders, including shareholders, continue to be a priority and a strength.

	33.3%	125%

(3) Culture & organizational leadership	Weight	Assessment

The Company is undergoing an impressive cultural transformation under Mr. Nadella’s leadership. The Company is embracing the growth mindset, with employee sentiment that the Company embodies that mindset increasing year-over-year. Employee sentiment on company direction and leadership is also high and improving. The Company widely adopted leadership principles that help its leaders deliver clarity, generate energy, and deliver success.

The Company also reinforced its compliance program, and an accompanying Microsoft Runs on Trust campaign. Microsoft was again one of Ethisphere’s 2017 World’s Most Ethical Companies.

The Company made progress in diversity, increasing its U.S. representation of African American/Black, Hispanic/Latino, and female employees. Microsoft received a 100% Corporate Equality Index Score for the 11th consecutive year from the Human Rights Campaign.

	33.3%	145%

2017 PROXY STATEMENT  41

Other Named Executives

The key results influencing the Compensation Committee’s decisions on the qualitative performance category portion of the cash incentive for the other Named Executives are summarized below.

Named Executive	Key results
Amy E. Hood

•    Supported strong financial performance and management that contributed to one-year total shareholder return of 38.0%, and returned over $22 billion in cash to shareholders through stock buybacks and dividends.

•    Continued strategic capital allocation and disciplined cost management, resulting in 12% growth of EIP operating income to $30.5 billion as resources were reprioritzed to high growth areas.

•    Drove strong execution of the Company’s acquisition and integration of LinkedIn.

•    Provided effective communication to investors regarding the Company’s strategies and results.

•    Strengthened enterprise risk management and compliance environments broadly.

•    Realigned global finance organization, maintaining strong engagement and performance while implementing the Company’s most innovative technologies to transform Finance.

•    Championed diversity and inclusion within finance organization and across Microsoft.

Jean-Philippe Courtois

•    Led Global Sales, Marketing, and Operations groups to deliver a strong financial year, exceeding contribution margin goals and contributing to 4% growth of EIP revenue.

•    Executed large strategic deals that contributed to a 57% increase in commercial cloud revenue.

•    Azure revenue grew 99% with an opportunity to further accelerate sales force capability on cloud strategy.

•    Drove the successful transformation of our global sales organization, and incorporated U.S. subsidiary as part of his global organization.

•    Strengthened customer and partner experience across the managed partner business.

•    Visible and effective advocate for diversity and inclusion.

•    Embodied “One Microsoft” principles in facilitating company-wide sales transformation.

Margaret L. Johnson

•    Executed business partnerships with several key organizations in support of our Intelligent Cloud, Business Processes, and More Personal Computing initiatives.

•    Led MS Ventures to a strong year with numerous investments in new technologies, notably in artificial intelligence, mixed reality and Connected Vehicle Platform.

•    Continued to provide meaningful progress on developing and maintaining strategic partnerships.

•    Continued to be a strong representative for Microsoft by presenting on key topics that span business, technology, and Microsoft’s digital transformation.

•    Highly effective leader and advocate for driving diversity and inclusion for the business development organization and more broadly across Microsoft.

Bradford L. Smith

•    Made significant contributions in advancing Microsoft’s cloud strategy and building the trusted cloud by launching new cybersecurity and privacy initiatives and establishing the Company as a public policy leader globally, including the call for a Digital Geneva Convention.

•    Played a strategic role in advancing large cloud transformation deals.

•    Successfully obtained regulatory approvals for LinkedIn acquisition.

•    Deployed the Company’s patents to advance the Company’s cloud strategy and continued to effectively generate value from its patent portfolio.

•    Devised Airband Initiative to bring cost-effective broadband to rural America.

•    Continued to invest and innovate in the Company’s compliance and integrity programs, including an internal “Microsoft Runs on Trust” campaign.

•    Continued to build momentum and drive policy both externally and internally relating to diversity and inclusion.

Fiscal year 2017 stock awards

As part of the review of target annual compensation opportunities, the Compensation Committee and independent Board members granted equity compensation under the Incentive Plan to each of the Named Executives for fiscal year 2017. The awarded shares were granted 50% as target PSAs, and 50% as SAs. The actual number of shares received under a PSA will range from 0-300% of the target shares, as described below. The Committee and the independent Board members believed the 50/50 balance between SAs and PSAs appropriately supported our long-term business goals and long-term retention incentives for our Named Executives. Overall, at least 70% of the annual target compensation opportunity for each Named Executive is equity-based to align their interests with those of our shareholders.

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The fiscal year 2017 Incentive Plan PSAs and SAs granted to our Named Executives are listed below.

Named Executive	Performance stock awards (target number of shares)¹	Time-based stock awards (number of shares)²	Aggregate awarded value³ ($)
Satya Nadella	130,526	130,526	15,000,000
Amy E. Hood	80,926	80,926	9,300,000
Jean-Philippe Courtois[4]	65,263	65,263	7,500,000
Margaret L. Johnson	43,509	43,509	5,000,000
Bradford L. Smith	71,354	71,354	8,200,000
(1)	PSAs vest in full following the end of the three-year performance period, with the number of shares determined based on performance against goals set for the period.
(2)	The time-based stock awards vest 25% on August 31 following the date of grant, and thereafter 12.5% each six months until fully vested.
(3)	Awarded value (in dollars) was converted to shares using the closing share price on August 31, 2016, rounded up to a whole number.
(4)	Does not include 10,443 shares granted in fiscal year 2017 to Mr. Courtois for his fiscal year 2016 performance before he became a Named Executive or 158,563 shares granted in July 2016 as a one-time promotion stock award made when Mr. Courtois was appointed President, Microsoft Global Sales, Marketing, and Operations and an executive officer, recognizing the expanded scope of his responsibilities.

The amounts listed in the table above for fiscal year 2017 Incentive Plan PSAs will not match the amounts in the Stock Award column in the Summary compensation table or the Grants of plan-based awards table. Because the grant date of a PSA occurs when the performance targets are set, and targets under our PSA awards are established annually, stock awards listed in the Summary compensation table and Grants of plan-based awards table include portions of 2016 and 2017 PSA awards, as described in more detail in Note 2 to the Summary compensation table on page 50. Because we have not reached the end of our first three-year performance period for PSAs, the determination of earned shares under any PSA has not been made.

The following results for fiscal year 2017 affect the 2019 payouts under fiscal year 2016 PSAs. The Incentive Plan revenue and Incentive Plan operating income metrics for fiscal year 2017 represent one-sixth of the FY16 PSA target shares. The ultimate payout will be determined at the completion of the full three-year performance period.

Fiscal year 2017 financial metrics for fiscal year 2016 PSAs (year 2 of 3)[1] ($ in billions)	Threshold	Target	Maximum	Actual	Payout as % of target award
Fiscal year 2017 Incentive Plan revenue	88.81	92.00	95.00	94.66	277.33%
Fiscal year 2017 Incentive Plan operating income	24.94	27.89	32.68	30.51	209.39%
(1)	Incentive Plan revenue and Incentive Plan operating income are calculated using Microsoft non-GAAP accounting measures, which assume constant dollar foreign exchange rates and excludes the net impact of Windows 10 revenue deferrals, impairment and restructuring charges, and LinkedIn financial results. The results above are different than those disclosed in our fourth quarter 2017 earnings release because our internal plan is based on constant dollars and non-GAAP earnings are reported using constant currency. See Annex A for more information on the calculation of these non-GAAP performance measures.

Section 3 – Fiscal year 2017 compensation design process

Executive compensation program design

Our compensation design starts with these tenets:

•	We pay competitively to provide a target compensation opportunity that will attract, motivate, and retain the executives who drive our success and industry leadership

•	At least 70% of the annual target compensation opportunity for our executives is delivered in equity to incentivize a long-term perspective and strong alignment with our shareholders

•	We explicitly tie pay to performance by delivering a large majority of our executives’ target compensation opportunity through performance-based incentives

•	We focus on the long term by subjecting a large majority of total compensation to multi-year vesting or performance requirements

•	We avoid encouraging unnecessary and excessive risk-taking through our vesting and stock holding requirements and compensation recovery (clawback) policy

2017 PROXY STATEMENT  43

Target annual compensation mix

At least 70% of the annual target compensation opportunity for each Named Executive is equity-based to incentivize a long-term focus and align their interests with those of our shareholders.

The Compensation Committee structures the pay mix for our annual target total compensation opportunities to place a higher proportion in equity awards than the companies in our compensation peer group, providing greater alignment with the interests of our shareholders. The foregoing chart compares the fiscal year 2017 target compensation levels for our Named Executives to the average of these amounts for the named executive officers of the companies in our compensation peer group (identified in Section 3 below), using data available in mid-2016 when the Committee conducted our fiscal year 2017 compensation planning.

We strive to meet our objectives while maintaining executive compensation leading practices:

Best practices

•   A stock ownership policy that reinforces the alignment of executive officer and shareholder interests

•   A strong executive compensation recovery (clawback) policy to ensure accountability

•   A policy prohibiting pledging, hedging, and trading in derivatives of Microsoft securities

•   An independent compensation consultant that advises the Compensation Committee

•   Responsible management of equity compensation

•   No stock option awards

•  No excessive perquisites (no executive-only club memberships, medical benefits, or tax gross-ups)

•  No employment agreements

•  No change in control benefits

•  No executive-only retirement programs

•  No guaranteed bonuses

•  No dividends paid on unvested stock awards

Paying competitively

We compete with global information technology and large market capitalization U.S. companies and smaller, high-growth technology businesses for senior executive talent. We continually monitor the marketplace and the compensation levels and pay practices of other companies to respond to marketplace changes.

To ensure that our Board of Directors and Compensation Committee have current information to set appropriate compensation levels, we conduct an executive compensation market analysis each year that draws from third-party compensation surveys and publicly available data for a group of peer companies. We supplement this analysis with additional market information specific to each executive officer’s role. Because other companies actively recruit our executive officers to fill CEO and other senior leadership positions, we also supplement market information with data on external opportunities potentially available to our executive officers.

While this market analysis and supplemental data inform the decisions of the independent Board members and the Compensation Committee on the range of compensation opportunities, we do not tie executive officer compensation to specific market percentiles.

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In assessing our fiscal year 2017 executive compensation design, we considered pay practices at the largest technology and general industry companies in terms of market capitalization, revenue, and earnings before interest, taxes, depreciation, and amortization (“EBITDA”) that were comparable to Microsoft. We selected this peer group because we believe these companies are led by executives with similarly complex roles and responsibilities. We also screened these companies to ensure they had a significant presence outside the United States, and excluded companies in the financial services sector because of the different regulatory environment in which they operate. For fiscal year 2017, this compensation peer group comprised these companies.

Peer group used for fiscal year 2017 pay analysis
Technology		General industry
• Alphabet • Amazon • Apple • Cisco Systems • Facebook	• Hewlett-Packard • IBM • Intel • Oracle • Qualcomm	• AT&T • Chevron • Coca-Cola • Comcast • ExxonMobil	• General Electric • Johnson & Johnson • Merck • PepsiCo • Pfizer	• Procter & Gamble • Verizon • Wal-Mart • Walt Disney

In March 2016, when we determined the compensation peer group for fiscal year 2017, Microsoft was significantly larger than the median of these companies based on the three primary screening criteria.

Technology labor market

Our businesses operate in very dynamic environments. The technology labor market is hyper-competitive with demand growing faster than the supply of technical talent, resulting in significant increases in compensation at all employee levels at the companies with whom we compete for talent. The same conditions exist in the market for executive level talent that can provide innovative leadership while managing at a global scale across several complex businesses. We expect these trends to continue and we expect to continue to adjust our approach to executive compensation to respond to market conditions.

Scope of executive roles

Our executive officers must perform demanding roles leading large global organizations, and overseeing complex and interdependent strategic initiatives. Often, our roles involve greater scope and complexity than similar positions at the companies in the compensation peer group.

Establishing compensation opportunities

In September 2016, Mr. Nadella recommended to the Compensation Committee fiscal year 2017 total target annual compensation opportunities for each of the other executive officers. In making these recommendations, he considered an array of information that, depending on the executive officer, included:

•	Role and responsibilities

•	Market data from our compensation peer group and other competitive market information reflecting the scale and scope of his or her role. For this purpose, the compensation peer group was tailored to comprise companies that represent the function the executive officer oversees.

•	The relationship of annual target compensation among internal peers

•	Information about the market for executive talent gained through monitoring external market pay practices, our experience recruiting for executive positions at Microsoft, and efforts by others to recruit our executive officers

2017 PROXY STATEMENT  45

In determining target pay, the Compensation Committee considers the range of compensation for executives performing similar roles at companies in our compensation peer group. Base salaries and incentive opportunities may be set below or above median amounts because of factors like expertise, performance, and potential for future contributions. Applying its independent judgment, the Committee formulated a total annual target compensation amount for each pay component for each executive officer based on Mr. Nadella’s recommendation, the factors Mr.  Nadella considered when formulating his recommendations, and input from the Committee’s compensation consultant, Semler Brossy.

Independent compensation consultant

The Compensation Committee retains Semler Brossy, an executive compensation consulting firm that is independent of management, to assist and advise the Committee in its review and oversight of our executive compensation program. See Part 2 – “Board of Directors – Compensation Committee – Compensation consultant” for more information on Semler Brossy’s role and independence as an advisor to the Committee.

Section 4 – Other compensation policies and information

No significant executive benefits and perquisites

Our Named Executives are eligible for the same benefits available to our other full-time employees. In the U.S., our benefits include our Section 401(k) plan, Employee Stock Purchase Plan, health care plan, life insurance plans, and other welfare benefit programs. Besides the standard benefits offered to all U.S. employees, we maintain a non-qualified deferred compensation plan for our U.S. executive officers and senior managers. This deferred compensation plan is unfunded and participation is voluntary. The deferred compensation plan allows our Named Executives to defer their base salary, the cash portion of their Incentive Plan awards, and certain on-hire bonuses. We do not contribute to the deferred compensation plan. Named Executives in the U.S are eligible for matching gifts for charitable donations above the maximum for our other U.S.-based full-time employees. Mr. Courtois participates in the standard benefits for employees in France, including profit sharing and the car allowance program available to senior managers.

During fiscal year 2017, we provided no executive-only perquisites or other personal benefits to our Named Executives other than matching gifts made to charitable organizations.

Limited post-employment compensation

Our Named Executives do not have employment contracts. No Named Executive is entitled to any payments or benefits following a change in control of Microsoft.

Our Named Executives may be eligible for additional vesting of their outstanding stock awards following termination of employment on the same terms as our other employees. All employees who retire from Microsoft in the United States after (a) age 65 or (b) age 55 with 15 years of service are eligible for the continuation of vesting of outstanding stock awards granted at hire or at the time of performance review, if the award was granted over one year before the date of retirement. A pro-rata portion of PSA shares will also continue vesting if the retirement occurs more than one year after the beginning of the performance period. As of June 30, 2017, only Mr. Smith was retirement-eligible, and the value of his retirement-based stock award vesting on that date was $13,665,441 (assuming PSAs are earned at 100% of target). All employees whose employment with Microsoft terminates due to death or total and permanent disability generally fully vest in their outstanding stock awards. Mr. Nadella’s long-term performance stock award (“LTPSA”), which was granted to him in connection with his appointment as CEO, would vest for the target number of shares upon his death or total and permanent disability. The value of our Named Executives’ stock awards vesting at a June 30, 2017 termination of employment due to death or total and permanent disability was: Mr. Nadella – $190,508,045; Ms. Hood – $30,786,344; Mr. Courtois – $23,956,759; Ms. Johnson – $16,225,915; and Mr. Smith – $36,059,696.

Retirement vesting

Our U.S. Named Executives may be eligible for additional vesting of their outstanding stock awards upon termination of employment on the same terms as our other employees. All employees who retire from Microsoft in the United States on or after (a) age 65 or (b) age 55 with 15 years of service are eligible for the continuation of vesting of outstanding stock awards granted at hire or at the time of performance review, if the award was granted over one year before the date of retirement.

Age 65 OR age 55 with 15 years of service

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In addition, our Named Executives are eligible to participate in the Microsoft Senior Executive Severance Benefit Plan (the “Severance Plan”). The Severance Plan was adopted to help ensure continuity of key leaders by providing designated executives severance payments and benefits if their employment is terminated without cause. For purposes of the Severance Plan, “cause” means (i) a conviction or plea of guilty or no contest to a felony or certain misdemeanors; (ii) engaging in gross misconduct; (iii) repeated failure to substantially perform the duties of the executive’s role; (iv) violation of any securities laws; or (v) violation of Microsoft’s policies designed to prevent violations of law.

The Severance Plan payments and benefits have four components – cash, stock vesting, continued health care, and outplacement assistance – all provided by the Company. Cash payments consist of (i) a severance payment equal to 12 months base salary plus target annual cash incentive award, payable in a lump sum within 60 days after termination of employment, and (ii) a pro-rata payment of the executive officer’s target annual cash incentive award for the partial year of work, payable in a lump sum at the same time other Incentive Plan cash awards for the year are paid. Stock vesting applies to SAs and PSAs. SAs that otherwise would vest in the 12-month period after employment terminates continue to vest. After the first year of the PSA performance period is completed, a pro-rata portion of any PSA shares will also vest, and the number of shares subject to pro-ration is the lesser of the target award shares or the shares that are otherwise earned and payable after the end of the performance period. Continued contributions to premiums for COBRA health care continuation coverage and outplacement assistance will be provided on the same terms as are available to other employees whose employment is terminated without cause. There is no change-in-control provision in the Severance Plan. To receive the Severance Plan payments and benefits, the Named Executive must execute a separation agreement that includes a release of claims in favor of Microsoft, confidentiality and non-disparagement provisions, and 12-month non-compete/non-solicitation restrictions.

Mr. Nadella participates in the Severance Plan on the same terms as our other executive officers, except that under his LTPSA award if Microsoft terminates his employment without cause (as defined in the Severance Plan) during a performance period, he will vest in a pro-rata fraction of the threshold 150,000 shares of Microsoft common stock subject to the award for his actual period of employment during the performance period.

This table shows the amounts that would have been payable to our Named Executives upon a termination of employment without cause on June 30, 2017.

Named Executive	Amount payable
Satya Nadella	$59,027,697[1]
Amy E. Hood	$21,528,797
Jean-Philippe Courtois	$13,922,968
Margaret L. Johnson	$11,275,183
Bradford L. Smith[2]	$27,419,530
(1)	Includes amounts payable under the Severance Plan, plus stock vesting under Mr. Nadella’s LTPSA award ($14,992,275).
(2)	Includes $13,754,089 in Severance Plan benefits in addition to Mr. Smith’s retirement-based stock award vesting of $13,665,441.

Strong clawback policy

Accountability is a fundamental value of Microsoft. To reinforce this value through our executive compensation program, our executive officers and certain other senior executives are subject to a comprehensive, ‘no fault’ executive compensation recovery “clawback” policy. Under this policy, the Compensation Committee may seek to recover payments of incentive compensation if the performance results leading to a payment are later subject to a downward adjustment or restatement of financial or nonfinancial performance. The Committee may use its judgment in determining the amount to be recovered where the incentive compensation was awarded subjectively. The Committee may also seek recovery of up to the entire amount of any incentive compensation awarded during a period where a covered executive committed a significant legal or compliance violation. Our executive compensation recovery policy is available on our website at http://aka.ms/policiesandguidelines.

2017 PROXY STATEMENT  47

Robust stock ownership policy

Our executive officers and certain other senior executives are required to maintain a minimum equity stake in Microsoft. This policy embodies the Compensation Committee’s belief that our most senior executives should maintain a significant personal financial stake in Microsoft to promote a long-term perspective in managing our business. In addition, the policy helps align executive and shareholder interests, which reduces incentive for excessive short-term risk taking. Each covered executive is required to acquire and maintain ownership of shares of Microsoft common stock equal to a specified multiple of his or her base salary, which ranges from 3 to 10 times base salary. Each covered executive must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement. The ownership requirements will increase for fiscal year 2018, as follows.

Named Executive	Share ownership requirement as of June 30, 2017	Share ownership requirement as of June 30, 2018
Satya Nadella	10x base salary	15x base salary
Amy E. Hood	3x base salary	8x base salary
Jean-Philippe Courtois	3x base salary	8x base salary
Margaret L. Johnson	3x base salary	5x base salary
Bradford L. Smith	3x base salary	8x base salary

In fiscal year 2017, each of our Named Executives complied with our stock ownership policy. Our stock ownership policy is available on our website at http://aka.ms/policiesandguidelines.

Derivatives trading, hedging, and pledging prohibited

Our executive officers are prohibited from trading in options, puts, calls, or other derivative instruments related to Microsoft equity or debt securities. They also are prohibited from purchasing Microsoft common stock on margin, borrowing against Microsoft common stock held in a margin account, or pledging Microsoft common stock as collateral for a loan.

Deductibility of executive compensation

Fiscal year 2017 Incentive Plan compensation awarded to our Named Executives was generally intended to be deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). Cash and equity awards under the Incentive Plan were subject to one or more performance goals intended to satisfy the requirements of Section 162(m), including, for all fiscal year 2017 awards, a requirement of positive operating income for the performance period. The performance goals were approved by the Compensation Committee, following shareholder approval of the material terms of these performance goals under the Incentive Plan. Payment under the awards is conditioned on Committee certification that the goals and any other material terms have been met. In structuring compensation for our executive officers, the Committee considers whether compensation will be deductible for federal income tax purposes. Preserving deductibility is not the only goal for our executive compensation program, however, and the Committee retains the discretion to award compensation that is nondeductible. Notwithstanding the foregoing, the SAs and PSAs that vest upon a Named Executive’s termination of employment due to death or disability would not be subject to performance goals, and those shares would not be deductible as performance-based compensation.

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Annual compensation risk assessment

We performed an annual assessment for the Compensation and Audit Committees of our Board of Directors to determine whether the risks arising from our fiscal year 2017 compensation policies and practices are reasonably likely to have a material adverse effect on Microsoft. Our assessment reviewed the material elements of executive and non-executive employee compensation. We concluded these policies and practices do not create risk that is reasonably likely to have a material adverse effect on Microsoft.

The structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk-taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The Incentive Plan awards have these risk-limiting characteristics:

•  Annual cash incentive awards to each executive officer are limited to the lesser of a fixed maximum specified in the Incentive Plan or a fixed percentage of an incentive pool. Cash incentive awards under the Incentive Plan are limited to 200% of a target cash incentive award.

•  Cash incentive awards are structured 50% based on predetermined goals (balance of growth and profitability goals) and 50% based on individual performance as assessed across three performance categories, diversifying the risk associated with any single aspect of performance.

•  PSA metrics aligned with our three ambitions further diversify the elements of the program, to minimize the incentive to produce any particular outcome.

•  Overlapping performance periods limit impact of short-term business performance or share price fluctuations on final outcomes.

•  The majority of incentive plan award value is delivered in shares of Microsoft common stock with a multi-year vesting schedule, which aligns the interests of our executive officers to long-term shareholder interests.

•  PSAs use Company-wide measures that are not specific to any one executive officer’s sphere of responsibility and that apply equally to all participants, to encourage a unified and responsible approach to achieving financial and strategic goals.

•  Equity awards are not made in the form of stock options, which may provide an asymmetrical incentive to take unnecessary or excessive risks to increase the market price of Microsoft common stock.

•  Members of the Compensation Committee (or for Mr. Nadella, the independent members of our Board of Directors) approve all Incentive Plan awards to executive officers, including performance achievement levels that determine final payout outcomes.

In addition, awards are subject to our Executive Compensation Recovery Policy, described in this Section 3 – “Other compensation policies and information – Strong clawback policy.” In fiscal year 2017 we strengthened this Policy by enhancing the Company’s ability to claw back compensation awarded during the period in which a covered officer committed a significant legal or compliance violation.

Executive officers are subject to our executive stock ownership requirements, described in this Section 3 – “Other compensation policies and information – Robust stock ownership policy.”

Also, in fiscal year 2017 Microsoft created a Sales Incentive Compensation Governance Committee to enhance oversight and governance of our sales incentive programs.

2017 PROXY STATEMENT  49

Compensation Committee report

The Compensation Committee has reviewed and discussed with management the Compensation discussion and analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation discussion and analysis be included in this Proxy Statement.

Compensation Committee

John W. Stanton (Chair)

G. Mason Morfit

Sandra E. Peterson

Charles W. Scharf

Padmasree Warrior

Fiscal year 2017 compensation tables

Summary compensation table

This table contains information about compensation awarded to our Named Executives for the fiscal years ended June 30, 2017, 2016, and 2015. None of our Named Executives received stock options during those years.

Name and principal position	Year	Salary ($)	Bonus[1] ($)	Stock awards[2] ($)	Non-equity incentive plan compensation[3] ($)	All other compensation[4] ($)	Total ($)
Satya Nadella Chief Executive Officer and Director	2017	1,450,000	N/A	11,434,557	7,032,406	97,189	20,014,152
	2016	1,200,000	4,464,000	12,013,927	N/A	14,104	17,692,031
	2015	1,200,000	4,320,000	12,761,263	N/A	13,007	18,294,270
Amy E. Hood Executive Vice President and Chief Financial Officer	2017	852,917	N/A	7,015,071	3,624,896	89,260	11,582,144
	2016	731,250	2,304,000	7,326,650	N/A	12,730	10,374,630
	2015	675,985	1,978,000	6,090,606	N/A	10,372	8,754,963
Jean-Philippe Courtois[5] Executive Vice President, President, Global Sales, Marketing and Operations	2017	751,054	N/A	14,735,464[6]	2,762,884	45,214	18,294,616
Margaret L. Johnson Executive Vice President, Business Development	2017	715,000	N/A	3,907,922	2,168,795	89,238	6,880,955
	2016	704,167	1,909,000	4,083,212	N/A	20,111	6,716,490
	2015	539,204	3,795,000	10,180,626	N/A	18,765	14,533,595
Bradford L. Smith President and Chief Legal Officer	2017	785,833	N/A	6,193,370	3,241,543	98,989	10,319,735
	2016	704,167	1,972,000	5,915,948	N/A	18,497	8,610,612
	2015	650,000	1,300,000	4,833,835	N/A	16,847	6,800,682
(1)	Includes Incentive Plan discretionary cash incentives for fiscal years 2016 and 2015 and, for Ms. Johnson, a $3,000,000 signing bonus payable over two years – $2,500,000 in fiscal year 2015 and $500,000 in fiscal year 2016.
(2)	Values for SAs and PSAs in this column are calculated using the assumptions set forth in the Grants of plan-based awards table. PSA values are included in this column to the extent the PSAs have a grant date in the fiscal year. Because the grant date occurs when PSA performance targets are set, this column includes values in 2017 of 33.33% of the fiscal year 2017 PSAs and 16.66% of the fiscal year 2016 PSAs, and values in 2016 of 66.68% of the fiscal year 2016 PSAs. The 2016 PSA values reported for fiscal year 2016 include the 50% of the PSAs with 3-year targets and 33.36% of the remainder of the PSAs, which had annual targets. Assuming that the highest level of performance conditions will be achieved, the values of PSAs with a grant date in fiscal year 2017 or 2016 are: for fiscal year 2017, Mr. Nadella, $10,639,556, Ms. Hood $6,274,167, Mr. Courtois, $3,287,828, Ms. Johnson, $3,782,271, and Mr. Smith, $5,556,198; for fiscal year 2016, Mr. Nadella, $13,825,602, Ms. Hood $7,645,994, Ms. Johnson, $5,236,964, and Mr. Smith, $6,808,098.
(3)	Includes Incentive Plan cash incentives for fiscal year 2017.

50

(4)	Details about the amounts in the “All other compensation” column are set forth in the table below.

All other compensation

None of our Named Executives received reimbursements for relocation expenses or tax-gross-up payments in the last three fiscal years.

Named Executive	Year	Company contributions to retirement plansA ($)	Broad-based plan benefitsB ($)	Matching charitable giftsC ($)	OtherD ($)	Total ($)
Satya Nadella	2017	9,000	3,189	85,000		97,189
Amy E. Hood	2017	9,000	1,260	79,000		89,260
Jean-Philippe Courtois	2017	7,311	1,718		36,185	45,214
Margaret L. Johnson	2017	9,000	2,488	77,750		89,238
Bradford L. Smith	2017	9,000	4,989	85,000		98,989
(A)	Includes 401(k) plan matching contributions and, for Mr. Courtois, the employer contribution to a mandatory supplemental defined contribution plan for eligible French employees.
(B)	Includes (i) life insurance premiums, and (ii) athletic club membership and payments in lieu of athletic club membership, available to substantially all our U.S.-based employees.
(C)	Includes matching charitable contributions above match level available to all U.S. employees under our corporate giving program.
(D)	Includes tax assistance allowance of $1,760, car allowance that includes business and personal use of $18,657, and profit sharing mandated by French law of $15,768, all under programs generally offered to senior managers in Europe.
(5)	Amounts paid in Euros have been converted to U.S. dollars using the average daily exchange rate from July 1, 2016 to June 30, 2017 of €1 to $1.090.
(6)	Mr. Courtois’s stock awards for fiscal year 2017 include his fiscal year 2016 annual SAs, his fiscal year 2017 SAs and PSAs, and a one-time promotion stock award with reported value of $8,603,644 made when he was appointed President, Microsoft Global Sales, Marketing, and Operations and an executive officer, recognizing the expanded scope of his responsibilities. The values for these awards are set forth in the “Grants of plan-based awards” table below.

2017 PROXY STATEMENT  51

Grants of plan-based awards

This table provides information on grants of awards under any plan to the Named Executives related to the fiscal year ended June 30, 2017.

Named Executive	Award	Grant Date	Estimated possible payouts under non-equity incentive plan awards[1]			Estimated future payouts under equity incentive plan awards[2]			All other stock awards (#)	Grant date fair value of stock awards[3] ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Satya Nadella	2017 Cash Incentive		0	4,350,000	8,700,000
	2017 PSA	9/20/2016				2,393	43,509	130,526		2,814,310
	2016 PSA	9/20/2016				6,317	25,266	101,064		1,670,312
	2017 Stock Award	9/20/2016							130,526	6,949,935
Amy E. Hood	2017 Cash Incentive		0	2,132,292	4,264,583
	2017 PSA	9/19/2016				1,484	26,975	80,926		1,748,555
	2016 PSA	9/19/2016				3,494	13,973	55,892		925,686
	2017 Stock Award	9/19/2016							80,926	4,340,830
Jean-Philippe Courtois	2017 Cash Incentive		0	1,674,475	3,348,950
	2017 PSA	12/21/2016				1,197	21,754	65,263		1,643,914
	2017 Stock Award	12/21/2016							65,263	3,934,080
	2016 Stock Award	9/19/2016							10,443	553,826
	Promotion Stock Award[4]	7/26/2016							158,563	8,603,644
Margaret L. Johnson	2017 Cash Incentive		0	1,430,000	2,860,000
	2017 PSA	9/19/2016				798	14,503	43,509		940,092
	2016 PSA	9/19/2016				2,393	9,570	38,280		634,029
	2017 Stock Award	9/19/2016							43,509	2,333,801
Bradford L. Smith	2017 Cash Incentive		0	1,964,583	3,929,166
	2017 PSA	9/19/2016				1,309	23,785	71,354		1,541,734
	2016 PSA	9/19/2016				3,111	12,442	49,768		824,243
	2017 Stock Award	9/19/2016							71,354	3,827,393
(1)	These columns represent the threshold, target, and maximum cash incentives for fiscal year 2017. Actual fiscal year 2017 cash incentives are reported in the Summary compensation table.
(2)	These columns represent the threshold, target, and maximum shares for the PSAs with a grant date in fiscal year 2017. Because under FASB Accounting Standards Codification Topic 718 (“ASC 718”), there is no grant date with respect to future periods for which a performance target has not been set, the reported number of shares is calculated as the target shares for the portion of the PSAs for which performance targets were set in fiscal year 2017 (33.33% of the 2017 PSAs and 16.66% of the 2016 PSAs). The threshold is calculated as if the threshold of only the least weighted metric (50% of 11.00% of the 2017 PSAs and 50% of 8.33% of the 2016 PSAs) is met. The maximum is calculated assuming all maximum targets were met and the relative TSR multiplier was fully earned.
(3)	Values for SAs in this column are calculated using the grant date fair value under ASC 718 based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. Values for PSAs in this column are calculated using a Monte Carlo simulation valuation performed as of the date of grant by an independent third party.
(4)	This award was made when Mr. Courtois was appointed President, Microsoft Global Sales, Marketing, and Operations and an executive officer, recognizing the expanded scope of his responsibilities.

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Outstanding equity awards at June 30, 2017

This table provides information about unvested stock awards held by the Named Executives on June 30, 2017.

	Stock awards
Named Executive	Number of shares or units of stock that have not vested[1] (#)	Market value of shares or units of stock that have not vested[2] ($)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested[1] (#)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested[2] ($)
Satya Nadella	681,609	46,983,308	619,898	42,729,569
Amy E. Hood	281,836	19,426,955	96,872	6,677,387
Jean-Philippe Courtois	282,289	19,458,181	21,754	1,499,503
Margaret L. Johnson	134,443	9,267,156	62,378	4,299,716
Bradford L. Smith	377,102	25,993,641	86,022	5,929,496

(1)	The following table shows the dates on which the awards in the outstanding equity awards table vest and the corresponding number of shares, subject to continued employment through the vest date (or termination due to eligible retirement, death or disability). PSAs with a grant date in fiscal years 2017 or 2016 are reported, assuming payout at target award levels. Mr. Nadella’s LTPSA is reported at the minimum award level.

	Number of shares vesting
Vesting date	Satya Nadella	Amy E. Hood	Jean- Philippe Courtois	Margaret L. Johnson	Bradford L. Smith
7/26/2017	0	0	26,427	0	0
8/15/2017	117,962	0	0	0	78,641
8/29/2017	128,777	63,113	7,352	27,515	64,941
8/30/2017	0	0	12,157	0	0
8/31/2017	55,380	34,909	8,444	18,058	29,040
12/21/2017	0	0	16,315	0	0
1/26/2018	0	0	26,427	0	0
2/28/2018	39,064	24,793	22,103	12,619	20,120
6/25/2018	0	29,741	0	0	0
7/26/2018	0	0	26,427	0	0
8/15/2018	117,962	0	0	0	78,642
8/29/2018	72,640	34,669	5,503	27,515	27,515
8/30/2018	0	0	4,671	0	0
8/31/2018	165,453	94,690	16,603	60,494	82,359
1/26/2019	0	0	26,427	0	0
2/3/2019	150,000A	0	0	0	0
2/28/2019	39,063	24,792	16,600	12,620	20,121
7/26/2019	0	0	26,428	0	0
8/31/2019	82,574	51,769	38,356	27,122	43,906
2/3/2020	150,000A	0	0	0	0
2/29/2020	16,316	10,116	10,857	5,439	8,919
8/31/2020	16,316	10,116	10,857	5,439	8,920
2/3/2021	150,000A	0	0	0	0
2/28/2021	0	0	1,044	0	0
8/31/2021	0	0	1,045	0	0
Total	1,301,507	378,708	304,043	196,821	463,124
(A)	Represents vest of Mr. Nadella’s LTPSA at the minimum award level.
(2)	The market value is the number of shares shown in the table multiplied by $68.93, the closing market price of Microsoft common stock on June 30, 2017.

2017 PROXY STATEMENT  53

Stock vested

This table provides information, on an aggregate basis, about stock awards that vested during the fiscal year ended June 30, 2017 for each of the Named Executives.

Microsoft has not granted stock options, other than options substituted in acquisitions, since 2003. No Named Executives held any Microsoft stock options during the fiscal year.

	Stock awards
Named Executive	Number of shares acquired on vesting (#)	Value realized on vesting[1] ($)
Satya Nadella	362,031	21,126,124
Amy E. Hood	161,289	9,835,282
Jean-Philippe Courtois	126,201	7,679,949
Margaret L. Johnson	70,403	4,260,343
Bradford L. Smith	208,011	12,125,801
(1)	The value realized on vesting is calculated by multiplying the number of shares shown in the table by the market value of the shares on the vesting date.

Non-qualified deferred compensation

This table provides information about Named Executives’ earnings and balances under our U.S. non-qualified Deferred Compensation Plan in fiscal year 2017. Microsoft does not contribute to the Deferred Compensation Plan, and in fiscal year 2017 there were no contributions or withdrawals by, or distributions to, any Named Executive.

Named Executive	Aggregate earnings in fiscal year 2017[1] ($)	Aggregate balance at June 30, 2017[1] ($)
Satya Nadella	21,441	182,011
Amy E. Hood	0	0
Jean-Philippe Courtois	0	0
Margaret L. Johnson	0	0
Bradford L. Smith	0	0
(1)	These amounts have not been included in the Summary compensation table for fiscal year 2017 or for previous years.

Microsoft’s Deferred Compensation Plan is unfunded and unsecured. It allows participants to defer a specified percentage of their base salary (up to 75%), and/or eligible incentive cash payments (up to 100%). Participation in the Deferred Compensation Plan is limited to U.S. senior managers, including our U.S. Named Executives. Microsoft does not contribute to the Deferred Compensation Plan or guarantee any returns on participant contributions. Our Named Executives made no contributions in fiscal year 2017.

When an employee elects to participate in the Deferred Compensation Plan, the employee must specify the percentage of base salary and/or cash incentive award to be deferred, and the timing of distributions. No withdrawals are permitted prior to the previously elected distribution date, other than “hardship withdrawals” as permitted by applicable law. Amounts deferred under the Deferred Compensation Plan are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the plan.

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Equity compensation plan information

This table provides information about shares of Microsoft stock that may be issued under our equity compensation plans approved by shareholders and plans not approved by shareholders (if any) as of June 30, 2017. Under the 2001 Stock Plan, no option or stock appreciation rights may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified without shareholder approval (except in connection with a change in our capitalization), if the effect would be to reduce the exercise price for the share underlying the award.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights[1]	Weighted average exercise price of outstanding options, warrants, and rights[2]	Number of securities remaining available for future issuance under equity compensation plans[3]
Equity compensation plans approved by security holders	202,871,625	18.3634	256,282,566
Equity compensation plans not approved by security holders	0	N/A	0
Total	202,871,625[4]	18.3634	256,282,566[4]
(1)	Represents shares issuable upon vesting of outstanding stock awards granted under the 2001 Stock Plan; includes shares under PSAs and Mr. Nadella’s LTPSA that will vest if target performance levels are achieved.
(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.
(3)	Includes 129,257,595 shares remaining available for issuance as of June 30, 2017 under the Employee Stock Purchase Plan.
(4)	As of the record date, these numbers were 202,753,969 and 213,430,637, respectively, including 128,909,674 shares remaining available for issuance under the Employee Stock Purchase Plan.

Compensation Committee interlocks and insider participation

Ms. Warrior, and Messrs. Morfit, Scharf, and Stanton were members of the Compensation Committee during fiscal year 2017. All members of the Committee were independent directors, and no member was an employee or former employee of Microsoft. During fiscal year 2017, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity where one of our Committee members was an executive officer.

Stock ownership information

This table describes, as of September 29, 2017, the number of shares of our common stock beneficially owned by our directors and all executive officers, together with additional underlying shares or stock units as described in Notes 2 through 4 to the table.

In computing the number and percentage of shares beneficially owned by each person, we have included any shares of our common stock that could be acquired within 60 days of September 29, 2017 by options, vesting stock awards, or receiving shares credited under the Deferred Compensation Plan for Non-Employee Directors. These shares, however, are not counted in computing the percentage ownership of any other person.

2017 PROXY STATEMENT  55

Beneficial ownership
Name	Common stock[1,2]	Percent of common stock	Additional underlying shares or stock units[3,4]	Total
William H. Gates III	102,992,934[5]	1.3%	0	102,992,934
Reid G. Hoffman	15,805[6]	*	1,867	17,672
Hugh F. Johnston	243[7]	*	0	243
Teri L. List-Stoll	14,376	*	0	14,376
G. Mason Morfit	9,013,474[8]	*	0	9,013,474
Charles H. Noski	103,256[9]	*	0	103,256
Helmut Panke	51,294	*	0	51,294
Sandra E. Peterson	9,504	*	0	9,504
Charles W. Scharf	36,161	*	0	36,161
John W. Stanton	77,417[10]	*	0	77,417
John W. Thompson	33,462[11]	*	45,293	78,755
Padmasree Warrior	8,143	*	0	8,143
Satya Nadella	656,241	*	2,279,798	2,936,039
Amy E. Hood	220,336	*	246,005	466,341
Jean-Philippe Courtois	597,754[12]	*	278,063	875,817
Margaret L. Johnson	150,399[13]	*	122,306	272,705
Bradford L. Smith	593,248	*	259,315	852,563
Executive officers and directors as a group (19 people)	114,784,906[14]	1.49%	N/A	N/A
*	Less than 1%
(1)	Beneficial ownership represents sole voting and investment power.
(2)	For directors, includes shares credited under the Deferred Compensation Plan for Non-Employee Directors that may be distributable within 60 days of September 29, 2017: Ms. List-Stoll, 10,978; Mr. Noski, 91,076; Ms. Peterson, 9,504; Mr. Thompson, 5,117; and Ms. Warrior, 1,827.
(3)	For directors, includes shares credited under the Deferred Compensation Plan for Non-Employee Directors that are not payable within 60 days following termination of Board service: Mr. Hoffman, 1,867; Mr. Thompson, 45,293.
(4)	For Named Executives, includes (i) unvested stock awards that do not vest within 60 days of September 29, 2017, subject to continued employment at the time of each vest: Mr. Nadella, 479,798; Ms. Hood, 246,005; Mr. Courtois, 278,063; Ms. Johnson, 122,306; and Mr. Smith, 133,477, (ii) 1,800,000 shares payable to Mr. Nadella under his LTPSA at target performance, and (iii) 125,838 shares that would vest if Mr. Smith retires from Microsoft (assuming PSAs are earned at 100% of target).
(5)	Excludes 424,816 shares held by Mr. Gates’ spouse, as to which he disclaims beneficial ownership.
(6)	Includes 15,805 shares held by a family trust.
(7)	Excludes 68 shares held by a family trust as to which Mr. Johnston disclaims beneficial ownership
(8)	Includes 8,131,525 shares that are directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Also includes 881,949 shares directly beneficially owned by ValueAct Co-Invest Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Mr. Morfit is a member of the management board of ValueAct Holdings GP, LLC. Each reporting person listed above disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.
(9)	Includes 12,180 shares held by a family trust.
(10)	Includes 7,243 shares held by a family trust.
(11)	Includes 27,279 shares held by a family trust.
(12)	Excludes an aggregate of 257,532 shares held by contrats d’assurance vie and an aggregate of 49,200 shares held by contrats de capitalization as to which Mr. Courtois disclaims beneficial ownership.
(13)	All 150,399 shares held by a family trust.
(14)	Includes 120,369 shares credited under the Deferred Compensation Plan for Non-Employee Directors that may be issued within 60 days of September 29, 2017.

56

Principal shareholders

This table lists all entities that are the beneficial owner of more than 5% of Microsoft common stock.

Name	Voting common stock and nature of beneficial ownership as of 9/29/2017	Percent of class to be voted at the meeting
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	525,395,707¹	6.75%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	468,087,659²	6.0%

(1)	All information about The Vanguard Group, Inc. is based on a Schedule 13G/A filed with the SEC on February 10, 2017. The Vanguard Group, Inc. reported that it has sole voting power with respect to 12,025,950 shares of common stock, sole dispositive power with respect to 512,113,007 shares of common stock, shared voting power of 1,362,880 shares of common stock, and shared dispositive power of 13,282,700 shares of common stock.
(2)	All information about BlackRock, Inc. is based on a Schedule 13G/A filed with the SEC on January 25, 2017. BlackRock, Inc. reported that it has sole voting power with respect to 398,420,171 shares of common stock, sole dispositive power with respect to 467,969,646 shares of common stock, and shared voting and shared dispositive power of 118,013 shares of common stock.

Section 16(a) – beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for ten of our directors and all of our executive officers using information obtained from them and from Microsoft’s records. We believe our directors and executive officers met all applicable Section 16(a) requirements during fiscal year 2017.

Proposal 3: Advisory vote on frequency of advisory vote on executive compensation

As required by Section 14A of the Securities Exchange Act of 1934, we are seeking your advisory vote on how often the Company should hold a say-on-pay vote. You may specify whether you prefer the vote to occur every year, two years, or three years, or may abstain from voting on this proposal. Shareholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay vote at least every six years.

The affirmative vote of a majority of the shares of common stock cast is required to approve this proposal. Although this vote is not binding, the Board will consider the voting results in setting the frequency of future say-on-pay votes.

The Board recommends that future say-on-pay votes occur every year.

When shareholders last voted on the frequency of the say-on-pay vote in 2011, the Board recommended an annual vote, which shareholders supported with 84% of votes cast. We continue to believe there are valid arguments for a variety of vote frequencies depending on a company’s specific circumstances. Nevertheless, considering input we have received in our shareholder outreach and the preference evident from voting results at other large companies, we recommend shareholders vote to hold the say-on-pay vote every year. We believe an annual vote promotes accountability and transparency in view of recent changes to our executive compensation programs and the continuing evolution of our business.

Although the vote is non-binding, the Board will consider the vote results in determining the frequency of future say-on-pay votes. The Company will announce its decision on the frequency of say-on-pay votes in a Form 8-K filed with the SEC no later than 150 days after the Annual Meeting. In the future, the Board may change the vote frequency based on the nature of the Company’s compensation programs, input from our shareholders, and the Board’s views on the best way to obtain meaningful shareholder input.

2017 PROXY STATEMENT  57

4. Audit Committee matters

Proposal 4: Ratify Deloitte & Touche LLP as independent auditor for fiscal year 2018

The Audit Committee has selected Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2018. The Board asks shareholders to ratify that selection. Although current law, rules, and regulations, and the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Microsoft’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche for ratification by shareholders as a matter of good corporate practice. The Board considers the selection of Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2018 to be in the best interests of Microsoft and its shareholders.

The affirmative vote of a majority of the shares of common stock is required to approve this proposal. If the selection of Deloitte & Touche is not ratified, the Audit Committee will consider the result a recommendation to consider selection of a different firm.

The Board of Directors recommends a vote FOR the ratification of the independent auditor.

Audit Committee report

Charter and responsibilities

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on our website at http://aka.ms/policiesandguidelines. The charter, which was last amended effective July 1, 2017, includes a calendar that outlines the Committee’s duties and responsibilities. The Committee reviews the charter and calendar annually and works with the Board of Directors to amend them as appropriate to reflect the evolving role of the Committee.

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Microsoft. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Microsoft, the audits of Microsoft’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Microsoft’s independent auditor, and the performance of Microsoft’s internal auditor.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Microsoft’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Microsoft’s system of internal control. Microsoft’s independent auditor, Deloitte & Touche, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States (“GAAP”). The independent auditor is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

Fiscal year 2017 activity

During fiscal year 2017, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter and the accompanying calendar. The Committee meets twice each quarter; once in connection with quarterly Board meetings and once to review the quarterly Forms 10-Q and annual Form 10-K. In addition, the Committee meets as needed to address emerging accounting, compliance, or other matters or for educational training. Specifically, the Committee:

•	Reviewed and discussed with management and the independent auditor Microsoft’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC

58

•	Reviewed and discussed with management, the internal auditor, and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of Microsoft’s internal control over financial reporting

•	Reviewed and discussed with management, the internal auditor, and the independent auditor, as appropriate, the audit scopes and plans of both the internal auditor and the independent auditor

•	Inquired about significant business and financial reporting risks, reviewed Microsoft’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks

•	Met in periodic executive sessions with each of management, the internal auditor, and the independent auditor, to discuss the results of the examinations by the independent and internal auditors, their evaluations of internal controls, and the overall quality of the Company’s financial reporting, and any other matters as appropriate

•	Met with the chief executive officer and chief financial officer to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s consolidated financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting

•	Reviewed the Company’s related party transactions and Policy for Related Party Transactions

•	Received reports about the receipt, retention, and treatment of financial reporting and other compliance concerns

•	Reviewed and assessed the qualitative aspects of the Company’s ethics and compliance programs

•	Reviewed with the chief compliance officer legal and regulatory matters that may have a material impact on the consolidated financial statements or internal control over financial reporting

Fiscal year 2017 financial statements

The Audit Committee has reviewed and discussed with management and the independent auditor Microsoft’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2017, and the independent auditor’s report on those financial statements. Management represented to the Committee that Microsoft’s consolidated financial statements were prepared in accordance with GAAP. Deloitte & Touche presented the matters required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) standards and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of Microsoft’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Microsoft’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for filing with the SEC.

Independent auditor tenure and rotation

As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. Deloitte & Touche has been Microsoft’s independent auditor since the Company’s initial public offering in 1986. Deloitte rotates its lead audit engagement partner every five years; the Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company. These include:

•	Higher quality audit work and accounting advice, due to Deloitte & Touche’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework

•	Operational efficiencies and a resulting lower fee structure because of Deloitte & Touche’s history and familiarity with our business

Independence and performance of outside audit firm

The Audit Committee recognizes the importance of maintaining the independence of Microsoft’s independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. The Committee leads the selection of the lead audit engagement partner, working with Deloitte & Touche with input from management. The Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Committee or its delegate. This policy prohibits the independent auditor from providing non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described below in this Part 4 under the caption “Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent auditor.” Given the amount and the nature of the non-audit services provided, the Committee has concluded that

2017 PROXY STATEMENT  59

provision of those services was compatible with maintaining the independence of Deloitte & Touche. In addition, Deloitte & Touche has provided the Committee with the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Committee has reviewed these materials and discussed the firm’s independence with Deloitte & Touche.

As provided in its charter, in addition to evaluating Deloitte & Touche’s independence, the Audit Committee assessed Deloitte & Touche’s performance as independent auditor during fiscal year 2017, consistent with the approach described in “Audit Committee Annual Evaluation of the External Auditor” published by the Center for Audit Quality. The Committee assessed the performance of the Deloitte & Touche lead audit engagement partner and the audit team. The Committee reviewed a variety of indicators of audit quality including:

•	The quality and candor of Deloitte & Touche’s communications with the Audit Committee and management

•	How effectively Deloitte & Touche maintained its independence and employed its independent judgment, objectivity, and professional skepticism

•	The level of engagement and value provided by the Deloitte & Touche national office

•	The depth and expertise of the global Deloitte & Touche audit team

•	The quality of insight demonstrated in Deloitte & Touche’s review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies

•	Available external data about quality and performance including reports of the PCAOB on Deloitte & Touche and its peer firms and Deloitte & Touche’s response to those reports

•	The appropriateness of Deloitte & Touche’s fees, taking into account the size and complexity of the Company and the resources necessary to perform the audit

•	Deloitte & Touche’s knowledge of our global operations, accounting policies and practices, and internal control over financial reporting

•	Deloitte & Touche’s tenure as the Company’s independent auditor and safeguards in place to maintain its independence

Recommendation of Deloitte & Touche for fiscal year 2018

As a result of its evaluation, the Audit Committee concluded that the selection of Deloitte & Touche as the independent registered public accounting firm for fiscal year 2018 is in the best interest of the Company and its shareholders.

Audit Committee

Charles H. Noski (Chair)

Teri L. List-Stoll

G. Mason Morfit

Helmut Panke

Fees billed by Deloitte & Touche

This table presents fees for professional audit services rendered by Deloitte & Touche for the audit of Microsoft’s annual financial statements for the fiscal years ended June 30, 2017 and 2016, and fees billed for other services rendered by Deloitte & Touche during those periods.

Year ended June 30,	2017	2016
Audit fees	$43,469,000	$34,258,000
Audit-related fees	14,021,000	16,735,000
Tax fees	834,000	621,000
All other fees	109,000	167,000
Total	$58,433,000	$51,781,000

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Audit fees

These amounts represent fees of Deloitte & Touche for the audit of our annual consolidated financial statements, the review of consolidated financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require. Audit fees increased in fiscal year 2017 mainly due to additional audit procedures associated with the Company adopting new revenue and leasing accounting standards and the acquisition of LinkedIn.

Audit-related fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Microsoft’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations; audits of our employee benefit plans; due diligence related to mergers, acquisitions, and investments; additional revenue and license compliance procedures related to the performance of review or audit of Microsoft’s consolidated financial statements; third-party assurance audits for cloud services; and accounting consultations about the application of GAAP to proposed transactions. Revenue assurance and license compliance includes procedures under contracts we have entered that provide for review by an independent accountant, and advice about controls associated with the completeness and accuracy of our software licensing revenue. These services support the evaluation of the effectiveness of internal control over revenue recognition, and enhance the independent auditor’s understanding of our licensing programs and controls. Audit-related fees decreased in fiscal year 2017 mainly due to more efficient integrated cloud services assurance audits and a shift in license compliance audits to other firms.

Tax fees

Tax fees generally consist of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consisted of preparing original and amended tax returns and claims for refunds. During fiscal years 2017 and 2016, fees incurred for tax compliance and return preparation were approximately $276,000 and $26,000, respectively. Tax compliance and return preparation fees increased in fiscal year 2017 primarily due to services provided for LinkedIn. Tax planning and advice services consisted of support during income tax audits or inquiries. During fiscal years 2017 and 2016, fees incurred for tax planning and advice were approximately $558,000 and $595,000, respectively.

All other fees

All other fees consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche.

Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent auditor

The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor, and reviews an updated projection of the fiscal year’s estimated fees. The Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Committee. The Committee then reviews the delegate’s approval decisions each quarter. Microsoft uses a centralized internal system to collect requests from Company personnel for services by the independent auditor to facilitate compliance with this pre-approval policy.

2017 PROXY STATEMENT  61

5. Other management proposals

Proposal 5: Approve material terms of the performance goals under the Microsoft Corporation Executive Incentive Plan

We are asking our shareholders to vote on a proposal to approve the material terms of the performance goals that may apply to awards under the Microsoft Corporation Executive Incentive Plan as amended and restated on September 19, 2016 (the “Incentive Plan”). To comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code (the “Code”), shareholders must approve these material terms at least every five years. Microsoft may be able to deduct performance-based compensation paid to certain executive officers for federal income tax purposes if this proposal is approved.

Shareholders are not being asked to approve the Incentive Plan itself.

The affirmative vote of a majority of the shares of common stock cast is required to approve this proposal.

The Board of Directors recommends a vote FOR approval of the material terms of the performance goals under the Microsoft Corporation Executive Incentive Plan.

Our shareholders last approved the material terms of the performance goals that may apply to awards under the Incentive Plan in 2013. The Incentive Plan represents the single largest component of overall compensation for named executive officers. We are not making any changes to the Incentive Plan.

Code section 162(m) approval

Code section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Code section 162(m), which include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Shareholder approval of the material terms of performance goals under the Incentive Plan is only one of several requirements under Code section 162(m) that must be satisfied for amounts realized under the Incentive Plan to qualify for the performance-based compensation exception under Code section 162(m). Shareholder approval alone does not ensure that amounts payable under the Incentive Plan will qualify as tax-deductible compensation. However, the intention of Microsoft and the Compensation Committee of the Board (the “Committee”) is to have the ability to deduct performance-based awards under the Incentive Plan in compliance with Code section 162(m) to the extent the Committee determines appropriate.

Eligible employees

Awards under the Incentive Plan may be granted to executive officers of the Company and other senior officers the Committee determines should participate in the Incentive Plan. As of the record date, the Company employed seven executive officers and nine other senior officers who could be eligible to participate in the Incentive Plan. As of the record date, all 16 individuals eligible to participate have been selected for participation in the Incentive Plan.

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Business criteria/performance goals

Under the Incentive Plan, awards that are intended to qualify as performance-based compensation under Code section 162(m) will be subject to the satisfaction of one or more of the following business criteria:

•	sales or licensing volume,

•	revenues,

•	customer satisfaction,

•	expenses,

•	organizational health/productivity,

•	earnings (which includes similar measurements such as net profits, operating income, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization, or taxes),

•	margins,
•	cash flow,

•	shareholder return,

•	return on equity,

•	return on assets or return on investments,

•	working capital,

•	product shipments or releases,

•	technology advances and innovations,

•	brand or product recognition or acceptance (including market share), and/or

•	stock price.

Achievement of the goals may be measured:

•	individually, alternatively, or in any combination, including through an index;

•	with respect to Microsoft, a subsidiary, division, business unit, product line, product, or any combination of the foregoing;

•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and/or

•	including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions, divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations or products.

Maximum awards

The Incentive Plan provides that equity-based awards granted to any participant based on one or more performance periods ending in a fiscal year of the Company shall not exceed (1) 5,000,000 shares for stock awards, and (2) 20,000,000 shares for stock options or stock appreciation rights (increased, in both cases proportionately, in the event of any stock split, stock dividend, or similar event with respect to the shares).

The Incentive Plan also provides that awards settled in cash based on one or more performance periods ending in a fiscal year of the Company shall (1) not exceed the stock award share limit above (5,000,000 shares) multiplied by the closing price per share of Company common stock on the last trading day coinciding with or preceding the date the cash award is paid, and (2) reduce the share limits for the performance period(s) for equity awards by the number of whole shares that could be purchased with the cash award on the date the cash award is paid.

Description of the Incentive Plan

The principal provisions of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the actual Incentive Plan, a copy of which is attached as Annex B to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the Incentive Plan, for which shareholder approval is being sought for the material terms of the performance goals under the Incentive Plan, may be obtained upon written request to: Investor Relations Department, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052.

Administration

The Committee administers the Incentive Plan.

Eligibility

The Committee, in its discretion, will select the executive officers and other senior officers to whom awards will be granted. As of the record date, only our seven executive officers and nine other members of the corporate senior leadership team have been selected for participation in the Incentive Plan.

2017 PROXY STATEMENT  63

Granting awards

Not later than 90 days after the beginning of a performance period (normally a fiscal year) for which the Committee has determined to grant awards, the Committee will determine in writing (1) the participants receiving awards for the performance period, (2) the performance goals for each participant for the performance period, and (3) the amount payable to a participant upon attaining the applicable performance goals for the performance period. For performance periods of less than 12 months, the Committee will make its determination within the first 25% of the performance period.

Performance goals

The performance goals permitted under the Incentive Plan are described above under “Business criteria/performance goals.” For annual Incentive Plan awards, the performance goal under the Incentive Plan is that the Company have operating income for the performance period greater than zero and no payments will be made unless this goal is achieved. For other Incentive Plan awards, any performance goals permitted by the Incentive Plan may be used.

Incentive pool

Unless otherwise determined by the Committee, the amount payable to a participant upon attaining the applicable performance goals will be stated as a percentage of an incentive pool. The total of the incentive pool percentages assigned to all participants for a performance period shall not exceed 100%, and the amount of the incentive pool shall be determined under an objective formula or basis.

Performance goal satisfaction

After the close of a performance period, the Committee will determine whether the performance goals established for that performance period have been met and, if so, certify those goals in writing to the extent required by Code section 162(m).

Award amount

If the Committee determines that the performance goals for a participant have been met for a performance period, the participant will be eligible to receive a payment for that performance period. However, the Committee will have the absolute discretion to reduce the amount of, or eliminate entirely, the payment under an award to a participant.

Limitations on awards

The maximum amount payable to a participant under the Incentive Plan is described above under “Maximum awards.”

Payment of awards

Shortly after approval of an award amount, payment will be made in cash and/or a stock award, as determined by the Committee. Stock awards are for shares of Microsoft Corporation common stock, par value $0.00000625 per share and will be granted under the Microsoft Corporation 2017 Stock Plan (the “2017 Stock Plan”) if approved by shareholders. If shareholders do not approve the 2017 Stock Plan, stock awards may be made under the Microsoft Corporation 2001 Stock Plan to the extent shares are available. Stock awards will be subject to the terms of the applicable stock plan and award documentation, which may include vesting and other requirements. For a description of the material terms of the 2017 Stock Plan, see Proposal 6: “Approve the Microsoft Corporation 2017 Stock Plan.”

Discretionary awards

The Committee may grant awards that are not intended to qualify as performance-based compensation under Code section 162(m) and as such will not meet one or more of the rules described above.

Nontransferability

Awards are not assignable or transferable other than by will or the laws of descent and distribution.

Recovery Policy

Amounts paid under the Incentive Plan are subject to the Company’s executive compensation recovery policy.

Amendment and termination

The Committee may amend or terminate the Incentive Plan, or any part thereof, at any time and for any reason. However, an amendment will not be effective without shareholder approval if this approval is necessary (1) to ensure that Incentive Plan awards can qualify as performance-based compensation under Code section 162(m), or (2) otherwise under Internal Revenue Service or SEC regulations, the rules of NASDAQ, or any other applicable law or regulation.

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Federal income tax consequences

The U.S. federal income tax consequences to the Company and its employees of awards under the Incentive Plan are complex and subject to change. The following discussion is only a brief summary of the general federal income tax rules currently applicable to the Incentive Plan as of the record date, is not intended to constitute tax advice or be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Participants will recognize ordinary income when any cash amounts are paid to them under the Incentive Plan. Participants will also generally recognize ordinary income when shares are delivered to them upon vesting of stock awards issued pursuant to the Incentive Plan. For a description of certain U.S. federal income tax consequences to the Company and its employees of awards under the 2017 Stock Plan, see Proposal 6: “Approve the Microsoft Corporation 2017 Stock Plan.” The amount of income recognized in this situation will be based on the fair market value of the shares received. Subject to any limitations under Code section 162(m), the Company generally will be entitled to a deduction equal to the amount of ordinary income that a participant is required to recognize. As mentioned above, Microsoft cannot guarantee the deductibility of awards under the Incentive Plan that we intend to qualify as performance-based compensation under Code section 162(m).

New plan benefits

Awards granted under the Incentive Plan will be subject to the Committee’s discretion, and the Committee has not determined future awards or who might receive them. As a result, the benefits that will be awarded or paid under the Incentive Plan are not determinable as of the record date. The awards granted for fiscal year 2017 would not have changed if the Incentive Plan had been in place. The awards granted for fiscal year 2017 are set forth in the following table and, for our Named Executives, are based on the actual Incentive Plan cash incentives for fiscal year 2017 as set forth in the 2017 Summary compensation table and the fiscal year 2017 Incentive Plan target PSAs and SAs as set forth on page 43 of the Compensation discussion and analysis above.

Name and principal position	Dollar value ($)	Number of shares[1] (#)
Satya Nadella Chief Executive Officer and Director	$25,026,720	261,052
Amy E. Hood Executive Vice President and Chief Financial Officer	$14,781,354	161,852
Jean-Philippe Courtois[2] Executive Vice President and President, Microsoft Global Sales, Marketing and Operations	$11,760,041	130,526
Margaret L. Johnson Executive Vice President, Business Development	$8,166,946	87,018
Bradford L. Smith President and Chief Legal Officer	$13,078,405	142,708
Current executive officers as a group (7)[3]	$86,752,675	931,088
Current directors other than executive officers as a group	$0	0
Current employees other than executive officers as a group (8 additional participants)[3]	$118,056,920	1,480,955
(1)	The number of shares subject to PSAs presented in this table differs from the number of shares in the Summary compensation table, Grants of plan-based awards table, and Outstanding equity awards at June 30, 2017 table (collectively, the “Other Tables”). The Other Tables exclude the portion of PSAs that do not have an accounting grant date because performance targets for future years have not been set. In this proposal, we include the total number of shares subject to the PSAs, including the portion for which there is no accounting grant date.
(2)	Amounts paid in Euros have been converted to U.S. dollars using the average daily exchange rate from July 1, 2016 to June 30, 2017 of €1 to $1.090.
(3)	All seven current executive officers, and eight of nine other members of the current corporate senior leadership team, were Incentive Plan participants in fiscal year 2017.

2017 PROXY STATEMENT  65

The dollar values and number of shares/units assuming PSAs granted in fiscal year 2017 are earned with maximum performance results are in the table below:

Name	Dollar value ($) at maximum performance	Number of shares at maximum performance
Satya Nadella	$43,021,035	522,104
Amy E. Hood	$25,937,813	323,704
Jean-Philippe Courtois	$20,757,198	261,052
Margaret L. Johnson	$14,165,096	174,036
Bradford L. Smith	$22,915,268	285,416
Current executive officers as a group (7)	$150,932,571	1,862,176
Current directors other than executive officers as a Group	$0	0
Current employees other than executive officers as a group (8 additional participants)	$234,261,837	3,166,795

Dollar value includes the value of both cash awards for the year and stock awards granted in the year. The number of shares/units includes only stock awards, and for PSAs includes the target number of shares subject to the PSA. The dollar value of stock awards is the number of shares subject to the stock award multiplied by $68.93, the closing market price of Microsoft common stock on June 30, 2017.

Proposal 6: Approve the Microsoft Corporation 2017 Stock Plan

We are asking our shareholders to vote on a proposal to approve the Microsoft Corporation 2017 Stock Plan (the “2017 Stock Plan”). This will allow us to continue to award equity compensation, which incentivizes a long-term perspective on the Company’s business and creates strong alignment with shareholders.

The affirmative vote of a majority of the shares of common stock cast is required to approve this proposal.

The Board of Directors recommends a vote FOR approval of the 2017 Stock Plan.

On September 19, 2017, our Board of Directors (the “Board”) unanimously approved the 2017 Stock Plan, subject to approval by our shareholders at the Annual Meeting. The 2017 Stock Plan will be effective on November 29, 2017 if it is approved by our shareholders. If the 2017 Stock Plan is not approved by shareholders, no awards will be made pursuant to the terms of the 2017 Stock Plan and the Company will continue to grant stock awards to employees and consultants under the Microsoft Corporation 2001 Stock Plan, as amended through July 26, 2016 (the “2001 Stock Plan”) and to directors under the Microsoft Corporation 1999 Stock Plan for Non-Employee Directors, as amended through November 19, 2008 (the “1999 Director Plan”), and pay cash retainers to non-employee directors.

The 2017 Stock Plan will be applicable only to awards granted on or after the date the 2017 Stock Plan is approved by our shareholders (the “Effective Date”). The 2017 Stock Plan is intended to replace (i) the 2001 Stock Plan for all awards other than stock awards to our French employees qualified under the Macron tax regime (“French-qualified stock awards”), and (ii) the 1999 Director Plan in its entirety. The terms and conditions of awards granted under the 2001 Stock Plan and the 1999 Director Plan prior to the Effective Date of the 2017 Stock Plan will not be affected by the adoption or approval of the 2017 Stock Plan. The terms of the 2001 Stock Plan and 1999 Director Plan will remain effective with respect to the awards granted under each of those plans. After the Effective Date, no new grants will be made under the terms of the 1999 Director Plan and no new grants other than French-qualified stock awards will be made under the terms of the 2001 Stock Plan.

The purpose of the 2017 Stock Plan is to attract and retain employees providing personal services to the Company (or to any parent or subsidiary of the Company), consultants directly providing personal services to the Company, and knowledgeable, independent non-employee directors of the Company, and to provide additional incentives to those persons to continue to work in the best interests of the Company and its shareholders. The 2017 Stock Plan also limits cash awards and stock awards payable to our non-employee directors as described below. The material terms of the 2017 Stock Plan are summarized below. This description is qualified in its entirety by the complete text of the 2017 Stock Plan, which is attached to this Proxy as Annex C.

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The Compensation Committee of the Board recommended that the Board approve the 2017 Stock Plan. In making this recommendation, the Committee was advised by Semler Brossy.

The 2017 Stock Plan provides for the issuance of cash-based director fee awards and limits those awards as described below.

The 2017 Stock Plan provides for equity-based awards covering up to 308,000,000 shares of Microsoft Corporation common stock, par value $0.00000625 per share (“common stock” or “shares”), plus (i) the number of shares of common stock available for future awards under the 2001 Stock Plan as of the Effective Date, less 2,000,000 shares reserved for issuance of French-qualified stock awards under the 2001 Stock Plan, (ii) the number of shares remaining available under the 1999 Director Plan as of the Effective Date, and (iii) the number of shares that again become available for awards in accordance with the 2017 Stock Plan when, after the Effective Date, awards under the 2001 Stock Plan or 2017 Stock Plan expire, terminate, are canceled, settled in cash, or forfeited without the delivery of shares, or otherwise result in the return of shares to the Company. In addition, the 2017 Stock Plan includes provisions designed to protect stockholder interests and appropriately reflect our compensation philosophy and developments in our compensation practices in recent years. These features include:

•	No “evergreen” provision

•	No dividends or dividend equivalents paid on unvested stock awards

•	No recycling of shares tendered or withheld in respect of taxes or option exercise price
•	No repricing of underwater stock options or stock appreciation rights

•	50% change in control and merger consummation triggers

Our Board believes that the 308,000,000 shares available for grant under the 2017 Stock Plan, plus (i) an estimated 84,520,963 shares available for future awards under the 2001 Stock Plan (which includes 2,000,000 shares reserved for issuance of French-qualified stock awards) under the 2001 Stock Plan and the 1999 Director Plan, and (ii) an estimated 202,753,969 shares in outstanding awards under the 2001 Stock Plan some of which may become available due to expiration, termination, forfeiture, cancellation, or cash-settlement without delivery of shares, would provide sufficient shares for equity-based compensation needs of the Company for approximately five years after the Effective Date. These estimates are based on our average burn rate over the past three years, excluding awards granted in substitution of acquired company awards, as described below. The actual amount of time will vary depending on factors such as changes in employee headcount, future forfeitures and cancellations, future acquisitions, and Microsoft’s stock price. If shareholders do not approve the 2017 Stock Plan, we believe our future ability to issue stock-based awards will be limited, adversely affecting our business.

Stock awards play an important role in Microsoft employee compensation programs. In fiscal year 2017, the majority of our executive officers’ pay was delivered in the form of stock-based compensation, as described in the Compensation discussion and analysis above, as was the majority of the base annual retainer for our non-employee directors. In fiscal year 2017, we granted stock awards to employees and non-employee directors covering 83,893,547 shares (including PSA shares at target payout levels, and excluding awards granted solely for substitution of awards assumed in acquisitions). Therefore, approval of the 2017 Stock Plan is critical for the Company’s ability to attract and retain talented individuals in employee and director roles. While we have not granted stock-based compensation to consultants since 2002, we want to preserve the ability to grant stock awards to consultants who directly provide personal services to the Company in the future.

Burn rate and overhang

The number of shares subject to PSAs presented in the tables in this proposal differs from the number of shares in the Summary compensation table, Grants of plan-based awards table, and Outstanding equity awards at June 30, 2017 table (collectively, the “Other Tables”). The Other Tables exclude the portion of PSAs that do not have an accounting grant date because performance targets for future years have not been set. In this proposal, we include the total number of shares subject to the PSAs, including the portion for which there is no accounting grant date.

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Our stock-based compensation model, including the broad-based participation of our employees and directors, and the portion of equity compensation paid to our senior executives, results in a “burn rate,” or share utilization rate, presented in the table below. The table summarizes the number of awards granted and the burn rate for each of the last three fiscal years.

	FY 2015	FY 2016	FY 2017
Stock options[1]
(a) Granted	0	0	0
(b) Assumed in acquisitions	324,725	1,291,823	565,236
Restricted stock and time-based restricted stock units
(c) Granted	74,667,343	82,465,660	81,275,021
(d) Assumed in acquisitions	513,024	241,507	22,809,127
Performance share units and performance-based restricted stock units[2]
(e) Granted	0	953,592	2,618,526
(f) Assumed in acquisitions	0	0	0
(g) Increase in diluted shares due to equity awards (a + c + e)	74,667,343	83,419,252	83,893,547
(h) Weighted average common shares outstanding	8,177,000,000	7,925,000,000	7,746,000,000
(I) Burn rate (a + c + e / h)[3]	0.91%	1.05%	1.08%

(1)	No stock appreciation rights were granted.
(2)	Includes performance stock awards at target. If the maximum number of shares subject to performance stock awards were taken into account, awards granted in row (e) would be as follows:

	FY 2015	FY 2016	FY 2017
(e) Granted	0	3,814,368	7,650,694

(3)	The burn rate calculation excludes awards that were granted in substitution of acquired company awards. The burn rate is not adjusted for forfeitures and expirations, which would reduce the burn rate if taken into account.

The Company recognizes that, as commonly calculated, the total potential dilution or “overhang” from the adoption of the 2017 Stock Plan would be 7.72%. The overhang assumes that the 308,000,000 new shares are available to grant as of the record date, and is calculated as follows:

Shares available and outstanding under stock plans as of the record date	Weighted average exercise price	Shares
New shares available under the 2017 Stock Plan		308,000,000
Shares remaining available under the 2001 Stock Plan (of which 2,000,000 are reserved for the issuance of French-qualified stock awards under the 2001 Stock Plan) and the 1999 Director Plan		84,520,963
(a) Total shares available for issuance		392,520,963
Shares underlying previously granted outstanding stock awards under the 2001 Stock Plan and the 1999 Director Plan (includes performance stock awards at target)		201,445,502
Shares underlying previously granted outstanding stock options under the 2001 Stock Plan (all stock options were granted in substitution for options of employees of acquired companies and have a weighted average remaining contractual life of 4.37 years)	$19.10	1,308,467
(b) Total outstanding stock awards and stock options		202,753,969
(c) Common shares outstanding		7,715,432,925
Overhang (a + b / c) = 7.72%

We believe that the benefits to our shareholders resulting from stock award grants to our employees and directors, including interest alignment and mitigation of incentives to take inappropriate business risks, outweigh the potential dilutive effect of grants under the 2017 Stock Plan. The Company believes that paying a significant portion of annual variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of senior employees

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with those of our shareholders, encouraging ownership in the Company, and retaining, attracting and rewarding talented employees. We also believe that paying the majority of the base annual retainer for our non-employee directors in stock awards aligns the interests of directors and shareholders.

Description of the 2017 Stock Plan

Overview

The purposes of the 2017 Stock Plan are to attract and retain employees providing personal services to the Company (or to any parent or subsidiary of the Company), consultants directly providing personal services to the Company, and knowledgeable, independent non-employee directors of the Company, and to provide additional incentives to those persons to continue to work in the best interests of the Company and its shareholders and increase long-term shareholder value by pursuing the long-term growth, profitability, and financial success of the Company. Restricted stock and stock awards (together, “share awards”), stock options, stock appreciation rights and cash-based director fee awards (collectively, “awards”) may be granted under the 2017 Stock Plan. Options granted under the 2017 Stock Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“Code”), or nonqualified stock options.

Administration

The 2017 Stock Plan is administered by the Compensation Committee (the “Committee”). The Committee may delegate its authority to administer the 2017 Stock Plan to the extent permitted by applicable law. The Board, at its discretion, may take any action that the Committee may take under the Plan and may grant awards to non-employee directors.

Eligibility

Incentive stock options may be granted only to employees of the Company or its subsidiaries. Share awards, nonqualified stock options, and stock appreciation rights awards may be granted under the 2017 Stock Plan to employees of the Company and its subsidiaries and to consultants who directly provide personal services to the Company. The Committee, in its discretion, will select the individuals to whom share awards, options, and stock appreciation rights will be granted, the time or times when such awards are granted, and the number of shares subject to each grant. As of the record date, the Company and its subsidiaries had approximately 125,428 employees and the Company had 637 consultants (as defined under the 2017 Stock Plan).

Stock awards and director fee awards may be granted under the 2017 Stock Plan to non-employee directors of the Company. The Board, in its discretion, will select the directors to whom stock awards and director fee awards will be granted, the time or times when such awards are granted, the type of award, and the number of shares subject to each grant, as applicable. As of the record date, the Company had 12 non-employee directors.

Term

Generally, the term of a stock option or stock appreciation right may be no more than ten years from the date of grant. No option or stock appreciation right may be exercised after the expiration of its term.

Types of Awards

The 2017 Stock Plan provides for grants of the following types of equity-based awards to employees, consultants, and directors, and cash-based awards to directors. Each equity-based award (other than a share award for fully vested shares without additional terms, conditions, or restrictions or a replacement (conversion) option) will be evidenced by an award agreement between the Company and the individual awardee, which will govern that award’s terms and conditions. The means of payment, if any, for shares issued upon exercise of an award will be specified in each award agreement.

Options. A stock option entitles the recipient to purchase shares of Company common stock at a fixed exercise price. The Committee will determine the exercise price for the shares of common stock underlying each option at the time such award is granted. The per share exercise price of any incentive stock option shall be no less than 100% of the fair market value per share on the date of grant. However, if the incentive stock option is granted to an employee who at the time of grant owns shares representing more than 10% of the voting power of the Company, the per share exercise price shall be no less than 110% of the fair market value per share on the date of grant. The exercise price for shares subject to a nonqualified stock option may not be less than 100% of the fair market value of the common stock on the date such award is granted, except that certain replacement (conversion) options with lower exercise prices for the underlying shares may be granted, in connection with

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acquisitions. The fair market value price for a share of Company common stock underlying each option award is the closing price per share on NASDAQ on the date the option award is granted. No award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in the Company’s capitalization or similar event), if the effect would be to reduce the exercise price for the shares underlying the award.

Stock appreciation rights (“SARs”). Upon exercise of a SAR, the awardee will be entitled to receive the excess of the fair market value on the exercise date of the Company common shares underlying the SAR over the aggregate base price applicable to such shares; provided that the base price per share may not be less than the fair market value of such shares on the grant date. Distributions to the awardee may be made in common stock, in cash, or in a combination of stock and cash, as determined by the Committee. The Committee will determine the exercise price for the shares of common stock underlying a SAR at the time the award is granted. The exercise price for shares subject to a SAR may not be less than 100% of the fair market value of the common stock on the date the award is granted. The fair market value price for a share of Company common stock underlying each SAR award is the closing price per share on NASDAQ on the date the award is granted. No award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in the Company’s capitalization or similar event), if the effect would be to reduce the exercise price for the shares underlying the award.

Share awards. Share awards may take the form of restricted stock awards, stock awards, or other grants of shares or rights to receive shares or their cash equivalent (or both). A restricted stock award is a grant of shares that is subject to certain specified restrictions. A stock award is an unfunded and unsecured promise to deliver shares or their cash equivalent (or both), subject to certain restrictions. Unless the Committee determines otherwise, except as provided below for death, disability, or Change in Control, the award agreement will provide that any non-vested stock underlying the share award is forfeited back to the Company upon the awardee’s cessation of continuous status for any reason.

Dividends and dividend equivalents. Award agreements under the 2017 Stock Plan may provide for dividend or dividend equivalents for any stock awards. Dividends and dividend equivalents will be subject to the same vesting conditions as the underlying stock award, and will not be released to an awardee until the award to which they pertain has vested.

Non-employee director awards. The 2017 Stock Plan allows for grants of cash-based director fee awards and stock awards to non-employee directors of the Company for their service as directors, subject to the limits set forth below under “Shares Subject to the 2017 Stock Plan; Other Limitations of Awards; Adjustments to Shares Subject to the 2017 Stock Plan.”

Available Shares

The total number of shares of Company common stock that may be granted under the 2017 Stock Plan is the sum of (i) 308,000,000 shares, (ii) the number of shares of Company common stock available for future awards under the 2001 Stock Plan, as of the Effective Date, less 2,000,000 shares reserved for issuance of French-qualified stock awards under the 2001 Stock Plan, (iii) the number of shares remaining available under the 1999 Director Plan as of the Effective Date, and (iv) the number of shares that again become available for awards in accordance with the 2017 Stock Plan when, after the Effective Date, awards under the 2001 Stock Plan or 2017 Stock Plan expire, terminate, are canceled, settled in cash, or forfeited without the delivery of shares, or otherwise result in the return of shares to the Company. The estimated aggregate number of shares of Company common stock available for grant under the 2017 Stock Plan, calculated as of the record date, is 390,520,963.

Shares Subject to the 2017 Stock Plan; Other Limitations of Awards; Adjustments to Shares Subject to the 2017 Stock Plan

Available shares may be authorized but unissued shares or shares previously issued and reacquired by the Company. If an award under the 2017 Stock Plan expires, terminates, is settled in cash, or is cancelled or forfeited, without delivery of shares, or otherwise results in the return of shares to the Company, the undelivered shares covered by the award will again become available for other awards under the 2017 Stock Plan. In addition, the number of shares underlying awards granted and outstanding under the Company’s 2001 Stock Plan that are settled in cash, cancelled or forfeited, without delivery of shares, or otherwise result in the return of shares to the Company, on or after the Effective Date, will be added to the number of shares available for grant under the 2017 Stock Plan. In no event will any of the following shares again become available for other awards: (i) shares tendered or withheld in respect of taxes, (ii) shares tendered or withheld to pay the exercise price of options, (iii) shares repurchased by the Company from the awardee with the proceeds from the exercise of options and (iv) shares underlying any exercised SARs.

The 2017 Stock Plan provides that the maximum number of shares with respect to which an award or awards of options or SARs may be granted to any employee or consultant in any one taxable year of the Company will not exceed 20,000,000 common shares for options or SARs or 5,000,000 for share awards. Notwithstanding any designation, to the extent that the

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aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company) exceeds $100,000, the options will be treated as nonqualified stock options. These limits are increased proportionately in the event of any stock split, stock dividend, or similar event.

Aggregate director fee awards and stock awards to any individual non-employee director in respect of any fiscal year of the Company, solely with respect to service as a non-employee director, may not exceed 20,000 shares (or, in the event the award is paid in cash, the equivalent cash value thereof as determined by the Board based on the market price of the Company common stock on the last trading day before the date of payment). The Board may make exceptions to these limits for individual non-employee directors in extraordinary circumstances, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. This limit is increased proportionately in the event of any stock split, stock dividend, or similar event.

If any change is made to the Company’s common shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per share covered by outstanding awards under the Plan, and (iii) the limit on nonqualified stock options and SARs with an exercise price of less than fair market value on the grant date. Such adjustments also may be made in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under these provisions, the Board may take into account such factors as it deems appropriate. Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards.

In the event of the proposed dissolution or liquidation of the Company, awards will terminate immediately prior to consummation of the proposed action, unless otherwise provided by the Committee. The Committee may declare that any award will terminate as of a date fixed by the Committee and give each awardee the right to exercise an award as to all or any part of the shares subject to an award, including shares as to which the award would not otherwise be exercisable.

Shareholder Rights

An awardee will not be entitled to the privileges of ownership, including voting rights, in respect of the shares of common stock underlying an award until such shares have been issued and delivered to the participant.

Death or Disability

If an employee awardee’s employment terminates because of his or her death or total and permanent disability, then his or her outstanding but unvested stock awards will become immediately vested (unless otherwise provided in the applicable award agreement).

Nontransferability of Awards

Unless otherwise determined by the Committee, awards granted under the 2017 Stock Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the awardee’s lifetime only by the awardee.

Impact of a Change in Control

In the event of a Change in Control (as defined below), the Committee may (a) provide for the assumption of or the issuance of substitute awards, or (b) if the affected awards are not assumed or substituted as provided for in (a), settle awards for an amount of cash or securities equal to their value (such amount to be equal to the in-the-money spread value, if any, in the case of stock options and stock appreciation rights), as determined by the Committee. Similar actions may be taken in the event of a merger or other corporation reorganization that does not constitute a Change in Control. If the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments, or similar payments, then the Committee will determine if awards settled pursuant to item (a) above are (i) valued at closing taking into account such contingent consideration (with the value determined by the Committee) or (ii) entitled to a share of such contingent consideration.

As of the Change in Control date, any outstanding awards subject to performance conditions not assumed or substituted in the Change in Control will (i) be deemed earned at the actual performance level at the date of the Change in Control (as determined by the Committee) with respect to all open performance periods, (ii) cease to be subject to any further performance conditions, and (iii) continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period.

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In the case of a non-employee director awardee, notwithstanding the vesting provisions contained in the award agreement granting a stock award, the stock award shall become fully vested and nonforfeitable if, within one year after a Change in Control, that non-employee director shall cease for any reason to be a member of the Board.

A “Change in Control” as defined in the 2017 Stock Plan generally means:

(i)	during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(ii)	any “person” (as that term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this clause (ii) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) of this definition);

(iii)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity), and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination that satisfies all of the criteria specified in (A), (B), and (C) of this clause (iii) will be deemed to be a “Non-Qualifying Transaction”); or

(iv)	the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or

(v)	the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Amendment and Termination of the 2017 Stock Plan

The Committee may amend or terminate the 2017 Stock Plan from time to time in such respects as the Committee may deem advisable. However, the Company shall obtain shareholder approval or ratification for any increase in the number of shares subject to the 2017 Stock Plan (other than in connection with the adjustment provisions of the 2017 Stock Plan), and for any option or stock appreciation right repricing, replacement, re-grant through cancellation, repurchase for cash or other consideration, or modification, in each case that reduces the exercise price for shares under the award. No such action by the Board, Committee, or shareholders may affect any award previously granted under the 2017 Stock Plan without the written agreement of the awardee; provided that the consent of an awardee is not necessary for a modification or amendment of the award, or the acceleration or deferral of the award’s vesting or exercise, that in the reasonable judgment of the Committee confers a benefit on the awardee or is made in connection with the 2017 Stock Plan’s provisions for adjustment of shares in the

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event of changes to the shares underlying the award or the distribution of assets to shareholders other than under a normal cash dividend. The 2017 Stock Plan remains in effect until terminated by action of the Committee or operation of law.

Federal income tax consequences

The U.S. federal income tax consequences to the Company and its employees of awards under the 2017 Stock Plan are complex and subject to change. The following discussion is only a brief summary of the general federal income tax rules currently applicable to the 2017 Stock Plan as of the record date, is not intended to constitute tax advice or be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Non-employee director awardees (and consultants) are not subject to tax withholding by the Company and will remain responsible for their own tax obligations. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Incentive Stock Options. An awardee will not be subject to tax upon the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price paid will be included in the awardee’s alternative minimum taxable income. Whether an awardee is subject to the alternative minimum tax will depend on the awardee’s particular circumstances. An awardee’s basis in the shares of common stock received will be equal to the exercise price paid, and the holding period in those shares of common stock will begin on the day following the date of exercise.

If an awardee disposes of the shares of common stock on or after the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the awardee will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the basis in the such shares of common stock. The capital gain or loss will be subject to the rules set forth under “Disposition of shares” below.

If an awardee disposes of the shares of common stock before the end of the statutory holding period, the awardee will have engaged in a “disqualifying disposition.” As a result, the awardee will be subject to tax (i) on the excess of the fair market value of the shares of common stock on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income, and (ii) on the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares of common stock on the date of exercise, as capital gain. The capital gain will be subject to the rules set forth under “Disposition of shares” below. If the amount an awardee realizes from a disqualifying disposition is less than the exercise price paid (i.e., the basis) and the loss sustained upon the disposition would otherwise be recognized, the awardee will not recognize any ordinary income from the disqualifying disposition and instead the awardee will recognize a capital loss. In the event of a disqualifying disposition, the amount recognized by the awardee as ordinary income is generally deductible by the Company or one of its subsidiaries.

The current position of the Internal Revenue Service is that income tax withholding and FICA and FUTA taxes (“employment taxes”) do not apply upon the exercise of an ISO or upon any subsequent disposition, including a disqualifying disposition, of shares of common stock acquired pursuant to the exercise of the ISO.

Nonqualified stock options. An awardee will not be subject to tax upon the grant of an option which is not intended to be (or does not qualify as) an ISO (a “nonqualified stock option”). Upon exercise of a nonqualified stock option, an amount equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price paid is taxable to an awardee as ordinary income, and this amount is generally deductible by the Company or one of its subsidiaries. This amount of income will be subject to income tax withholding and employment taxes. An awardee’s basis in the shares of common stock received will equal the fair market value of the shares of common stock on the date of exercise, and an awardee’s holding period in the shares of common stock will begin on the day following the date of exercise.

Stock appreciation rights. An awardee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of the shares of common stock received will be taxable to the awardee as ordinary income and will be subject to employment taxes (if applicable). An awardee’s basis in any shares of common stock received will be equal to the fair market value of the shares on the date of exercise, and the holding period in the shares will begin on the day following the date of exercise.

Restricted stock. An awardee will not be subject to tax upon receipt of an award of restricted shares of common stock unless the awardee makes the election referred to below. Upon lapse of the forfeiture conditions or transfer restrictions (the “vesting date”), an awardee will recognize ordinary income equal to the fair market value of the shares of common stock on the date of lapse (less any amount the awardee may have paid for such shares) and will be subject to employment taxes (if applicable). An

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awardee’s basis in the shares of common stock received will be equal to the fair market value of the shares on the vesting date, and the holding period in the shares begins on the vesting date. If any dividends are paid on the shares prior to the vesting date, they will be includible in an awardee’s income during the restricted period as additional compensation (and not as dividend income).

If permitted by the applicable award agreement and the 2017 Stock Plan, an awardee may elect, within thirty (30) days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares of common stock awarded (less any amount such awardee may have paid for the shares), determined on the date of grant (without regard to the forfeiture conditions and transfer restrictions) and will be subject to employment taxes (if applicable). This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If an awardee makes this election, the holding period will begin the day after the date of grant, dividends paid on the shares of common stock will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by such awardee upon the vesting date. However, if an awardee forfeits the restricted shares before the vesting date, no deduction or capital loss will be available to such awardee (even though such awardee previously recognized income with respect to such forfeited shares).

Stock awards. An awardee will not be subject to tax upon the grant of a stock award, which is a restricted stock unit. Upon vesting of the stock award, an awardee will be subject to employment taxes (if applicable), and upon distribution of the shares of common stock and/or cash underlying the stock award, an awardee will recognize as ordinary income an amount equal to the fair market value (measured on the date of distribution) of the shares of common stock and/or cash received. This amount of income will be subject to income tax withholding on the date of distribution. An awardee’s basis in any shares of common stock received will be equal to the fair market value of the shares of common stock on the date of distribution, and the holding period in such shares will begin on the day following the date of distribution. If any dividend equivalent amounts are paid to an awardee, they will be includible in such awardee’s income as additional compensation (and not as dividend income).

Dividend equivalent rights. An awardee will not be subject to tax upon the grant of a dividend equivalent right. Upon payment of any dividend equivalent amounts, an awardee will recognize such payment as ordinary income (and not as dividend income).

Disposition of shares. Unless stated otherwise above, upon the subsequent disposition of shares of common stock acquired under any of the preceding awards, an awardee will recognize capital gain or loss based upon the difference between the amount realized on the disposition and the basis in such shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.

Additional Medicare tax. An awardee will also be subject to a 3.8% tax on the lesser of (i) his or her “net investment income” for the relevant taxable year and (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the awardee’s circumstances). Net investment income generally includes net gains from the disposition of shares of common stock.

Section 409A. The terms of the Plan and each award are intended to comply with Section 409A of the Code, which imposes specific restrictions on nonqualified deferred compensation arrangements. All awards under the Plan that are intended to be exempt from Section 409A of the Code will be interpreted, administered and construed to comply with and preserve such exemption, and all awards granted under the Plan that are intended to be nonqualified deferred compensation subject to Section 409A will be interpreted, administered and construed to comply with Section 409A. If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described and could result in the imposition of an additional 20% excise tax and interest charge on the award.

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New plan benefits

Awards granted under the 2017 Stock Plan will be subject to the Committee’s and Board’s discretion, and the Committee has not determined future awards or who might receive them. As a result, as of the record date the benefits that will be awarded or paid under the 2017 Stock Plan are not determinable. The awards granted in fiscal year 2017 under (i) the 2001 Stock Plan, which would not have changed if the 2017 Stock Plan had been in place instead of the 2001 Stock Plan, (ii) the 1999 Director Plan, which would not have changed if the 2017 Stock Plan had been in place instead of the 1999 Director Plan, and (iii) cash retainers paid to our non-employee directors outside a plan are set forth in the table below and, for our Named Executives, are based on the fiscal year 2017 Incentive Plan target PSAs and SAs as set forth on page 43 of the Compensation discussion and analysis above.

Name and principal position	Dollar value ($)	Number of shares (#)
Satya Nadella Chief Executive Officer and Director	$17,994,314	261,052
Amy E. Hood Executive Vice President and Chief Financial Officer	$11,156,458	161,852
Jean-Philippe Courtois Executive Vice President and President, Microsoft Global Sales, Marketing and Operations	$20,646,741	299,532
Margaret L. Johnson Executive Vice President, Business Development	$5,998,151	87,018
Bradford L. Smith President and Chief Legal Officer	$9,836,862	142,708
Current executive officers as a group (7 people)	$77,029,137	1,117,498
Current directors other than executive officers as a group (10 people)	$4,022,683	40,000
Current employees other than executive officers as a group	$7,314,190,699	106,110,412

The dollar values and number of shares assuming PSAs granted in fiscal year 2017 are earned with maximum performance results are in the table below:

Name	Dollar value ($) at maximum performance	Number of shares (#) at maximum performance
Satya Nadella	$35,988,629	522,104
Amy E. Hood	$22,312,917	323,704
Jean-Philippe Courtois	$29,643,898	430,058
Margaret L. Johnson	$11,996,301	174,036
Bradford L. Smith	$19,673,725	285,416
Current executive officers as a group	$141,209,033	2,048,586
Current directors other than executive officers as a group	$4,022,683	40,000
Current employees other than executive officers as a group	$7,596,878,144	110,211,492

Dollar value includes the value of both non-employee director cash retainers and stock awards. The number of shares includes only stock awards, and for PSAs includes the target number of shares subject to the PSA. The dollar value of stock awards is the number of shares subject to the stock award multiplied by $68.93, the closing market price of Microsoft common stock on June 30, 2017. Dollar values and shares reported for directors include fiscal year 2017 retainers deferred under the Company’s Deferred Compensation Plan for Non-Employee Directors, but excludes dividend equivalents accrued under that plan.

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6. Information about the meeting

Date: Time: Place:	November 29, 2017 8:00 a.m. Pacific Time Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004

This Proxy Statement was first mailed to shareholders on or about October 16, 2017. It is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation to be voted at the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting.

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date.

Proxy materials are available on the Internet

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On October 16, 2017, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Proof of ownership required for attending meeting in person

You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on September 29, 2017, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Microsoft stock on the record date. This can be any of the following:

•	A brokerage statement or letter from a bank or broker indicating ownership on September 29, 2017

•	The Notice of Internet Availability of Proxy Materials

•	A printout of the proxy distribution email (if you received your materials electronically)

•	A proxy card

•	A voting instruction form

•	A legal proxy provided by your broker, bank, or nominee

Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Participating in electronic meeting

You may also attend this year’s Annual Meeting via the Internet. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of Company stock if you participate electronically. To submit your questions during the Annual Meeting, please log on to www.microsoft.onlineshareholdermeeting.com. You will need to enter the 12-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to enter the meeting.

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Soliciting proxies

The Board of Directors is soliciting the proxy accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and employees of Microsoft, none of whom will receive any additional compensation for their services. D.F. King & Co., Inc. may solicit proxies at a cost we anticipate will not exceed $15,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. Microsoft will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Microsoft will pay all proxy solicitation costs.

Shareholders of record at the close of business on September 29, 2017 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 29, 2017, there were 7,715,432,925 shares of common stock outstanding, held of record by 101,423 shareholders.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting, a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain shareholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address unless contrary instructions have been received from an affected shareholder. Shareholders participating in householding will continue to receive separate proxy cards. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, by mail at P.O. Box 2362, New York, NY 10272-2362, by phone at (800) 285-7772, option 1, or by email at msft@amstock.com. If you are a beneficial shareholder, you may contact the broker or bank where you hold the account.

Election of directors

Fourteen directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting, and until their respective successors are elected and qualified. If, for any reason, the directors are not elected at an Annual Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by our Bylaws. The accompanying proxy will be voted in favor of the nominees presented in Part 2 – “Board of Directors – Our director nominees” to serve as directors unless the shareholder indicates to the contrary on the proxy. All the nominees except Ms. Pritzker and Mr. Sorenson are current directors.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.

Voting procedures

Tabulation of votes

Our independent election inspector, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We expect to publish the final vote tabulation on our website https://www.microsoft.com/en-us/investor/corporate-governance/votingresults.aspx, within one business day after the Annual Meeting. We will also report the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Majority vote standard for election of directors

In an uncontested election, each director will be elected by a majority of the votes cast. A majority of votes cast means the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat as cast any share (a) whose ballot is marked as withheld, (b) that is otherwise present at the meeting but for which there is an abstention, or (c) that is otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.

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A contested election is one in which:

•	as of the last day for giving notice of a shareholder nominee, a shareholder has nominated a candidate for director according to the requirements of our Bylaws, and

•	as of the date that notice of the meeting is given, the Board of Directors considers that a shareholder candidacy has created a bona fide election contest.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which the election inspector determines the voting results as to that director, (b) the date on which the Board of Directors appoints an individual to fill the office held by that director, or (c) the date of that director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote and make a recommendation to our Board about filling the office.

The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within 90 days after certification of the shareholder vote will disclose publicly its decision.

Additional details about this process are specified in our Bylaws, which are available on our website at http://aka.ms/policiesandguidelines.

Vote required; effect of abstentions and broker non-votes

The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Brokers and custodians can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal number	Item	Votes required for approval	Abstentions	Uninstructed shares
1	Election of directors	Majority of shares cast	Not voted	Not voted
2	Advisory vote to approve named executive officer compensation (“say-on-pay”)	Majority of shares cast	Not voted	Not voted
3	Advisory vote on frequency of say-on-pay	Majority of shares cast	Not voted	Not voted
4	Ratification of independent auditor	Majority of shares cast	Not voted	Discretionary vote
5	Approve material terms of the performance goals under the Microsoft Corporation Executive Incentive Plan	Majority of shares cast	Not voted	Not voted
6	Approve the Microsoft Corporation 2017 Stock Plan	Majority of shares cast	Not voted	Not voted

Vote confidentiality

We maintain the confidentiality of the votes of individual shareholders. Ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. The proxy solicitor and the proxy

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tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments.

Where to find more proxy voting information

•	The SEC website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml

•	Contact the Microsoft Investor Relations department through our website at https://www.microsoft.com/en-us/investor/default.aspx or by phone at 425.706.4400

•	You may view our annual report and vote your shares at www.proxyvote.com

•	Contact the broker or bank through which you beneficially own your shares

Where to find our corporate governance documents

Copies of our Board committee charters and other governance documents listed in Part 1 can be found at http://aka.ms/policiesandguidelines. We will provide any of the foregoing information to a shareholder without charge upon written request to MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

Proposals by shareholders for 2018 annual meeting

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed for next year’s annual meeting must submit their proposals so they are received by the Corporate Secretary of Microsoft, by one of the means described below, no later than the close of business (5:30 p.m. Pacific Time) on June 18, 2018. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2018 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement and ballot pursuant to Section 1.14 of our Bylaws (a “proxy access nomination”) must be received by the Corporate Secretary of Microsoft, by one of the means described below, no earlier than May 18, 2018 and no later than the close of business on June 18, 2018 (i.e., not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders). If the date of the 2018 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by the Company.

In order to be properly brought before the 2018 Annual Meeting, a shareholder’s notice of any matter the shareholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8 or a proxy access director nomination), or the person or persons the shareholder wishes to nominate as a director, must be received by the Corporate Secretary of Microsoft, by one of the means described below, no earlier than August 1, 2018, and no later than the close of business (5:30 p.m. Pacific Time) on August 31, 2018 (i.e., not less than 90 nor more than 120 days before the first anniversary of the date of the 2017 Annual Meeting). If our annual meeting date occurs more than 30 days before or 60 days after November 29, 2018, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2018 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2018 Annual Meeting or, if the first public announcement of the date of the 2018 Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a shareholder’s notice must include the information about the proposal or nominee specified in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Microsoft will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

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Notices of intent to present proposals or nominate directors at the 2018 Annual Meeting, and all supporting materials required by our Bylaws, must be submitted by one of the following means:

•	By Mail: MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399

•	Electronically: askboard@microsoft.com

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other business

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. In addition to the scheduled items of business, the meeting may consider other shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the judgment of the persons voting such proxies.

Representatives of Deloitte & Touche, independent auditor for Microsoft for fiscal year 2017 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

DATED: Redmond, Washington, October 16, 2017.

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Annex A – Reconciliation of non-GAAP and GAAP financial measures

The following table reconciles financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP financial results. This non-GAAP financial information has been provided to aid investors in better understanding the company’s performance. In fiscal years 2017 and 2016, the GAAP financial results included the net impact from Windows 10 revenue deferrals and impairment and restructuring charges. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Fiscal year ended June 30,
($in millions, except per share amounts)	Revenue	Operating income	Net income	Diluted earnings per share
2016 as reported (GAAP)	$85,320	$20,182	$16,798	$2.10
Net impact from Windows 10 revenue deferrals	6,643	6,643	4,635	0.58
Impairment and restructuring expenses	—	1,110	895	0.11
2016 as adjusted (non-GAAP)	$91,963	$27,935	$22,328	$2.79
2017 as reported (GAAP)	$89,950	$22,326	$21,204	$2.71
Net impact from Windows 10 revenue deferrals	6,707	6,707	4,437	0.57
Impairment and restructuring expenses	—	306	243	0.03
2017 as adjusted (non-GAAP)	$96,657	$29,339	$25,884	$3.31
Percentage change Y/Y (GAAP)	5%	11%	26%	29%
Percentage change Y/Y (non-GAAP)	5%	5%	16%	19%

Financial results for fiscal years 2017 and 2016 have not been adjusted to reflect adoption of the new accounting standards for revenue recognition and leases effective July 1, 2017.

Non-GAAP Executive Incentive Plan (Incentive Plan) performance metrics in Compensation Discussion and Analysis

We use certain non-GAAP financial performance metrics in our Incentive Plan. These are Incentive Plan Revenue and Incentive Plan Operating Income. We calculate these Incentive Plan metrics by adjusting the corresponding GAAP financial metric – Revenue and Operating Income – for (1) the net impact of Windows 10 revenue deferrals, (2) impairment and restructuring charges, (3) LinkedIn financial results, and (4) the effect of foreign currency rate fluctuations. We exclude the effect of foreign currency rate fluctuations on a “constant dollar” basis by converting current period non-GAAP (i.e., adjusted for items (1) and (2) in the preceding sentence) results for entities reporting in currencies other than United States dollars into United States dollars using constant exchange rates, which are determined at the outset of the current period, rather than the actual exchange rates in effect during the respective periods. These Incentive Plan financial metrics differ from the non-GAAP financial results we report in our quarterly earnings release materials, which are reported using constant currency. They should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

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Annex B – Microsoft Corporation Executive Incentive Plan

MICROSOFT CORPORATION

EXECUTIVE INCENTIVE PLAN

ARTICLE 1

Purpose

The Microsoft Corporation Executive Incentive Plan is intended to provide incentive compensation to executive officers of the Company and those other senior officers that the Committee has determined should participate in the Plan. Awards under the Plan may be intended to qualify as performance-based compensation under Sections 162(m) and 409A of the Internal Revenue Code. The Plan was amended and restated to read as set forth herein on September 19, 2016.

ARTICLE 2

Definitions

The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1	“Award” means the incentive compensation awarded by the Committee under Section 4.1. Awards may be in the form of cash awards and/or equity-based awards issued under the Stock Plan.

2.2	“Business Criteria” means the following: sales or licensing volume, revenues, customer satisfaction, expenses, organizational health/productivity, earnings (which includes similar measurements such as net profits, operating income and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes), margins, cash flow, shareholder return, return on equity, return on assets or return on investments, working capital, product shipments or releases, technology advances and innovations, brand or product recognition or acceptance (including market share) and/or stock price.

2.3	“Code” means the Internal Revenue Code of 1986, as amended.

2.4	“Committee” means the Compensation Committee of the Company’s Board of Directors.

2.5	“Company” means Microsoft Corporation.

2.6	“Deferred Compensation Plan” means the Microsoft Corporation Deferred Compensation Plan, or a similar or successor plan or other arrangement for the deferral of compensation specified by the Committee.

2.7	“Participant” means an employee described in Article 3 of the Plan.

2.8	“Performance Goals” means the written objective performance goals for Awards under the Plan. To the extent required by Section 162(m), the Performance Goals shall be stated in terms of one or more Business Criteria. Performance Goals may be measured: individually, alternatively or in any combination, including through an index; with respect to the Company, a Company subsidiary, division, business unit, product line, product or any combination of the foregoing; on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures. The Committee may specify any reasonable definition of the measures it uses. Such definitions may provide for reasonable adjustments to the measures and may include or exclude items, including but not limited to: extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions or divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations or products.

2.9	“Performance Period” means the period for which an Award is made for purposes of this Plan as determined by the Committee. For the avoidance of doubt, the applicable grant documentation for an Award may set forth performance requirements in addition to the Performance Goals, and such additional performance requirements may be based on a shorter or longer period than the Performance Period.

2.10	“Plan” means the Microsoft Corporation Executive Incentive Plan, as it may be amended from time to time.

2.11	“Section 162(m)” means Code Section 162(m) and applicable IRS guidance issued thereunder.

2.12	“Stock Plan” means the Company’s 2001 Stock Plan, or a similar or successor plan or other arrangement of the issuance of equity-based awards specified by the Committee.

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ARTICLE 3

Eligibility and Participation

Executive officers of the Company are eligible to receive Awards under the Plan. In addition, other senior officers of the Company may be designated by the Committee to receive Awards under the Plan. Any person who receives an Award under Section 4.1 shall be a Participant in the Plan and shall continue to be a Participant until any amounts due under any Awards he may receive have been paid.

ARTICLE 4

Incentive Awards

4.1	Grants of Awards.

(a)	Establishment of Written Terms – Not later than 90 days after the beginning of a Performance Period for which the Committee has determined to grant Awards under the Plan (or within the first 25% of the Performance Period for any Performance Period that is less than 12 months) or any other date required or permitted under Section 162(m), the Committee shall determine in writing (a) the Participants receiving Awards for the Performance Period, (b) the Performance Goals for each Participant for the Performance Period, and (c) the amount payable to a Participant upon attainment of the applicable Performance Goals for the Performance Period.

(b)	Incentive Pools – Unless otherwise determined by the Committee, the amount payable to a Participant upon attainment of the applicable Performance Goals for a Performance Period will be stated as a percentage of an incentive pool. As described in Section 4.3 below, the amount of a Participant’s Award may be reduced below the amount determined by multiplying the incentive pool percentage by the incentive pool for the Performance Period. The total of the incentive pool percentages assigned to all Participants for a Performance Period shall not exceed 100%, and the amount of the incentive pool shall be determined under an objective formula or basis.

(c)	Maximum Amount – The maximum number of shares of Company common stock with respect to which equity-based Awards may be granted to any Participant based on one or more Performance Periods ending in a fiscal year of the Company shall not exceed (i) 20,000,000 shares for stock options or stock appreciation rights, and (ii) 5,000,000 shares for stock awards (increased, in both cases proportionately, in the event of any stock split, stock dividend or similar event with respect to the shares). The maximum Awards settled in cash based on one or more Performance Periods ending in a fiscal year of the Company shall (i) not exceed the stock award share limit above multiplied by the closing price per share of Company common stock on the last trading day coinciding with or preceding the date the cash Award is paid, and (ii) reduce the share limits for the Performance Period(s) for equity awards by the number of whole shares that could be purchased with the cash Award on the date of payment of the cash Award.

(d)	New Executive Officers – The Committee may grant an Award to an individual who becomes an executive officer during a Company fiscal year based on performance during the balance of the fiscal year or such other Performance Period as it determines. If the Performance Period for such an Award is less than 12 months, within the first 25% of the Performance Period or any other date required or permitted under Section 162(m), the Committee shall determine in writing (a) Performance Goals for the Performance Period, and (b) the amount payable to the Participant upon attainment of the applicable Performance Goals for the Performance Period. The amount payable to such a Participant upon attainment of the applicable Performance Goals for a Performance Period may be stated as a percentage of an incentive pool.

(e)	EIP Awards – Unless otherwise determined by the Committee, each Company fiscal year for which the Committee intends to grant an Award is a Performance Period for which the Committee will specify (1) the Participants, (2) if applicable, an incentive pool that is a percentage of the Company’s operating income for the fiscal year, as reported in the Company’s financial statements (“Operating Income”), and (3) if applicable, each Participant’s incentive pool percentage for the Performance Period. In addition, if an employee becomes an executive officer of the Company after the first quarter of the Company’s fiscal year, then the remainder of that fiscal year, including the quarter in which the employee becomes an executive officer, may be a Performance Period for which the Committee will specify: (1) such Participant (or Participants), (2) an incentive pool that is a percentage of the Company’s Operating Income for the Performance Period, and (3) each Participant’s incentive pool percentage for the Performance Period.

No payments will be made under an Award described in Section 4.1(e) unless the Company’s Operating Income for the Performance Period is greater than zero; this positive Operating Income requirement is the Performance Goal for the applicable Performance Period.

4.2	Performance Goal Satisfaction and Certification. Within a reasonable time after the close of a Performance Period, the Committee shall determine whether the Performance Goals established for that Performance Period have been met. If the Performance Goals have been met, the Committee shall so certify in writing to the extent required by Section 162(m).

2017 PROXY STATEMENT  83

4.3	Award Amount. If the Committee has made the written certification under Section 4.2 for a Performance Period, each Participant to whom the certification applies shall be eligible to receive a payment under their Award for that Performance Period, subject to any additional requirements set forth in the written terms governing the Award and the applicable grant documentation. For any Performance Period, however, the Committee (and, with respect to Awards for the chief executive officer, two or more independent members of the Company’s Board of Directors who are outside directors within the meaning of Section 162(m)) shall have the absolute discretion to reduce the amount of, or eliminate entirely, the payment under an Award to one or more of the Participants. Payment of all or part of an Award amount in the form of an equity compensation grant shall be made under, and subject to the terms and conditions of, the Stock Plan and the applicable grant documentation.

4.4	Payment of the Award.

(a)	Unless otherwise determined by the Committee in the applicable grant documentation, payment of an Award for a Performance Period ending with a Company’s fiscal year shall be made by the end of the fiscal quarter following the end of the fiscal year, and no later than March 15 of the calendar year following the close of the Performance Period (or if later, by the 15th day of the third month following the end of the Company’s fiscal year containing the last day of the Performance Period).

(b)	As permitted by the Committee, a Participant may, in accordance with section 409A of the Code, voluntarily defer receipt of an Award in the form of cash under the terms of the Deferred Compensation Plan.

(c)	The Company shall have the right to deduct from any Award payable in cash any applicable Federal, state and local income and employment taxes and any other amounts that the Company is required to deduct. Deductions from an Award in the form of an equity compensation award shall be governed by the Company’s 2001 Stock Plan and the applicable grant documentation.

4.5	Eligibility for Payments. Unless otherwise determined by the Committee, a Participant shall be eligible to receive payment under an Award for a Performance Period only if the Participant is employed by the Company or a Company subsidiary on the last day of the Performance Period, and only if the Participant satisfies any other conditions to receipt of the Award specified by the Committee.

4.6	Discretionary Awards. The Committee may grant Awards under the Plan that are not intended to qualify as performance-based compensation under Section 162(m) and as such will not need to meet the requirements of this Article 4.

ARTICLE 5

Administration

5.1	General Administration. The Plan is to be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee is authorized and empowered in its sole discretion to select Participants and to make Awards in such amounts and upon such terms and conditions as it shall determine.

5.2	Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret the Plan and rule on any questions respecting any of its provisions, terms and conditions.

5.3	Decisions Binding. All decisions of the Committee concerning this Plan shall be binding on the Company and its subsidiaries and their respective boards of directors, and on all Participants and other persons claiming rights under the Plan.

5.4	Section 162(m) and Shareholder Approval. Other than Awards issued under Section 4.6, Awards under this Plan are intended to satisfy the applicable requirements for the performance-based compensation exception under Section 162(m). It is intended that the Plan be administered, interpreted and construed so that such Awards (“162(m) Awards”) meet such requirements. Payments under 162(m) Awards shall be contingent upon shareholder approval of the material terms of the Plan in accordance with Section 162(m). Unless and until such shareholder approval is obtained, no amounts shall be paid under 162(m) Awards.

5.5	Recovery Policy. Amounts paid under the Plan shall be subject to recovery by the Company under its executive compensation recovery policy as in effect from time to time.

ARTICLE 6

Amendments and Termination

The Plan may be amended or terminated by the Committee at any time. All amendments to this Plan, including an amendment to terminate the Plan, shall be in writing. An amendment shall not be effective without the approval of the shareholders of the Company if such approval is necessary to continue to qualify Awards (other than those issued under Section 4.6) as

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performance-based compensation under Section 162(m), or otherwise under Internal Revenue Service or SEC regulations, the rules of NASDAQ or any other applicable law or regulations, as reasonably interpreted by the Committee in its sole discretion.

ARTICLE 7

Miscellaneous

7.1	Duration of the Plan. The Plan shall remain in effect until all Performance Periods related to Awards made under the Plan have expired and any payments under such Awards have been made.

7.2	Awards Not Assignable. No Award, or any right thereto, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any attempted assignment or alienation shall be void and of no force or effect.

7.3	Participant Rights. The right of any Participant to receive any Award payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. The Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Award for a Performance Period because of a Participant’s participation in the Plan for any prior Performance Period.

7.4	Employment at Will. Neither this Plan nor any action or communication under this Plan: (1) gives any employee any right with respect to employment or continuation of current employment with the Company or its subsidiaries or to employment that is not terminable at will, or (2) sets any employee’s employment with the Company or its subsidiaries for any minimum or fixed period. Employment by the Company or a Company subsidiary may be terminated by either the employee or the employer at any time, for any reason or no reason, with or without cause, and with or without notice or any kind of pre- or post-termination warning, discipline or procedure. This Section 7.4 applies to employment in the United States.

7.5	Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company’s business or assets, shall assume the Company’s liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.6	References. All statutory and regulatory references in this Plan include successor provisions.

7.7	Severability. If any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.

7.8	Applicable Law and Venue. The Plan shall be governed by the laws of the State of Washington. If the Company or any Participant (or beneficiary) initiates litigation related to this Plan, the venue for such action will be in King County, Washington.

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Annex C – Microsoft Corporation 2017 Stock Plan

MICROSOFT CORPORATION

2017 STOCK PLAN

1. Purpose of the Plan. The purposes of this Plan are to attract and retain Employees and Consultants, and knowledgeable, independent Non-Employee Directors of the Company, and to provide additional incentives to those persons to continue to work in the best interests of the Company and its shareholders.

2. Definitions. As used in this Plan, the following definitions apply:

(a) “Award” means any award or benefits granted under the Plan, including Options, Share Awards, SARs, and Director Fee Awards.

(b) “Award Agreement” means a written or electronic agreement setting forth the terms of an Award.

(c) “Awardee” means the holder of an outstanding Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) during any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this clause (ii) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) of this definition);

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this clause (iii) will be deemed to be a “Non-Qualifying Transaction”); or

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(iv) the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or

(v) the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board.

(h) “Company” means Microsoft Corporation, a Washington corporation, and any successor entity.

(i) “Consultant” means any individual other than an Employee or a Non-Employee Director who is directly engaged by, and paid by, the Company, to render personal services to the Company.

(j) “Continuous Status” and “Continuous Status as a Participant” mean (1) for Employees, the absence of any interruption or termination of service as an Employee, (2) for Non-Employee Directors, the absence of any interruption, removal, termination, or other cessation of service as a Non-Employee Director, and (3) for Consultants, the absence of any interruption, expiration, or termination of that person’s personal services to the Company or the occurrence of any termination event as set forth in that person’s Award Agreement. An Employee’s Continuous Status is not considered interrupted in the case of a leave of absence or other time away from work during which Continuous Status is not considered interrupted in accordance with Company policies.

(k) “Conversion Options” means the Options described in Section 6(c) of the Plan.

(l) “Director Fee Award” means a cash award granted under the Plan to a Non-Employee Director, including retainers and meeting-based fees.

(m) “Employee” means any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Parent or Subsidiary of the Company. A person is on the payroll if he or she is paid from the payroll department of the Company, or any Parent or Subsidiary of the Company. Persons providing services to the Company, or to any Parent or Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, Parent, or Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services are not Employees for purposes of the Plan, whether or not the persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, Parent, or Subsidiary, either solely or jointly with another person or entity.

(n) “Effective Date” means the date this Plan is approved by the shareholders of the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Incentive Stock Option” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Non-Employee Director” means a member of the Company’s Board of Directors who is not an Employee.

(r) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s) “Option” means a stock option granted under the Plan, including any Incentive Stock Option and any Nonqualified Stock Option.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Plan” means this 2017 Stock Plan, including any amendments to it.

(v) “Restricted Stock Award” means a grant of Shares that is subject to certain specified restrictions (including, without limitation, a requirement that the Awardee remain in Continuous Status for a specified period of time).

(w) “SAR” means a stock appreciation right awarded under the Plan.

(x) “Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance thereunder, in each case as they may be from time to time amended or interpreted through further administrative guidance.

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(y) “Share” means one share of Company common stock.

(z) “Share Award” means a Restricted Stock Award or Stock Award, or other grant of Shares or of a right to receive Shares or their cash equivalent (or both), under the Plan.

(aa) “Stock Award” means an unfunded and unsecured promise to deliver Shares or their cash equivalent (or both), subject to certain restrictions (including, without limitation, a requirement that the Awardee remain in Continuous Status for a specified period of time).

(bb) “Subsidiary” means (i) in the case of an Incentive Stock Option, a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (ii) in the case of a Nonqualified Stock Option, a SAR or a Share Award, with the approval of the Committee, a limited liability company, partnership, or other entity in which the Company controls 50 percent or more of the voting power or equity interests.

(cc) “Total and Permanent Disability” means with respect to an Employee, that the Participant either: (i) has been determined by the U.S. Social Security Administration to be eligible for disability benefits under the Social Security disability insurance program or the Supplemental Security Income program, and is currently receiving such disability benefits; or (ii) is currently receiving, and has been receiving for a continuous period of at least three months, income replacement benefits under the long term disability plan sponsored by the Company or a Subsidiary.

3. Shares Subject to the Plan. Subject to the provisions of Sections 15 and 17, the maximum aggregate number of Shares that may be awarded and delivered under the Plan after the Effective Date will not exceed the sum of (i) 308,000,000 Shares, (ii) the number of Shares available for future awards under the Company’s 2001 Stock Plan as of the Effective Date, less 2,000,000 Shares reserved for issuance under the 2001 Stock Plan, (iii) the number of Shares remaining available under the Company’s 1999 Stock Plan for Non-Employee Directors as of the Effective Date, and (iv) the number of undelivered Shares subject to Awards under the Plan or the 2001 Stock Plan that again become available for other Awards as provided under this paragraph (the “Absolute Share Limit”). The Absolute Share Limit will be adjusted proportionately in the event of any stock split, stock dividend, or similar event with respect to the Shares. If an Award under the Plan or the 2001 Stock Plan expires, terminates, is settled in cash, or is cancelled or forfeited, without delivery of Shares, or otherwise results in the return of Shares to the Company after the Effective Date, the undelivered Shares covered by the Award will again become available for other Awards under the Plan. Notwithstanding the foregoing, in no event will any of the following Shares again become available for other Awards: (A) Shares tendered or withheld in respect of taxes, (B) Shares tendered or withheld to pay the exercise price of Options, (C) Shares repurchased by the Company from the Awardee with the proceeds from the exercise of Options, and (D) Shares underlying any exercised SARs. The Shares awarded under the Plan may be authorized but unissued or reacquired Shares.

4. Administration of the Plan.

(a) Procedure. The Plan is administered by the Committee. The Board, at its discretion, may take any action that the Committee may take under the Plan and may grant Awards to Non-Employee Directors as described in Section 10. The Committee may delegate its authority to administer the Plan to the extent permitted by applicable law. References to the Committee under the Plan will be deemed to include a person acting within the scope of a delegation of authority from the Committee.

(b) Powers of the Committee. Subject to the provisions of the Plan, the Committee has the authority, in its discretion: (i) to grant Incentive Stock Options, Nonqualified Stock Options, Share Awards, and SARs; (ii) to determine, in accordance with Section 8(b), the fair market value of the Shares; (iii) to determine, in accordance with Section 8(b), the exercise price per Share of Options and SARs; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Awards are granted and the number of Shares to be represented by each Award; (v) to interpret the Plan and the terms of Awards; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award; (vii) to determine the terms and provisions of each Award to be granted (which need not be identical) and, with the consent of the Awardee, modify or amend any Award; (viii) to authorize conversion or substitution under the Plan of any or all Conversion Options; (ix) to accelerate or defer (with the consent of the Awardee) the vesting date of any Award or exercise date of any Option or SAR; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted under the Plan; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan; provided that, no consent of an Awardee is necessary under clauses (vii) or (ix) if the modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Awardee, or is made pursuant to an adjustment in accordance with Section 15. The Committee’s determinations under the Plan and Award Agreements need not be uniform

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and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not the persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether an Awardee has experienced a cessation of Continuous Service for purposes of the Plan.

(c) Effect of Committee Actions. All decisions, determinations, and interpretations of the Committee under the Plan are final and binding on all Awardees.

5. Eligibility. Awards may be granted to Employees, Non-Employee Directors, and Consultants. Incentive Stock Options may only be granted to Employees. Only Stock Awards and Director Fee Awards may be granted to Non-Employee Directors.

6. Options.

(a) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding any designation, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company) exceeds $100,000, the Options will be treated as Nonqualified Stock Options.

(b) For purposes of Section 6(a), Options will be taken into account in the order in which they were granted, and the fair market value of the Shares will be determined as of the time the Option with respect to the Shares is granted.

(c) Options converted or substituted under the Plan for any or all outstanding stock options and stock appreciation rights held by employees and consultants granted by entities subsequently acquired by the Company or a subsidiary or affiliate of the Company (“Conversion Options”) will be effective as of the close of the respective mergers into, or acquisitions of the entities by, the Company or a subsidiary or affiliate of the Company; provided that Conversion Options may not be exercised during any periods that may be specified by the Company immediately following the close of the merger or acquisition necessary to ensure compliance with applicable law. The Conversion Options may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee; provided that, stock appreciation rights in the acquired entity will only be converted to or substituted with Nonqualified Stock Options. The Conversion Options will be options to purchase the number of Shares determined by multiplying the number of shares of the acquired entity’s common stock underlying each stock option or stock appreciation right immediately prior to the closing of the merger or acquisition by the number specified in the applicable merger or acquisition agreement for conversion of each share of the entity’s common stock to a Share (the “Merger Ratio”), rounded down to the closest whole share. Conversion Options will be exercisable at an exercise price per Share (increased to the nearest whole cent) equal to the exercise price per share of the acquired entity’s common stock under each stock option or stock appreciation right immediately prior to closing divided by the Merger Ratio. Conversion Options may be granted and exercised without the issuance of an Award Agreement.

7. SARs. Each SAR will cover a specified number of Shares and will be exercisable upon the terms and conditions the Committee determines. Upon exercise of the SAR, the holder will be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate fair market value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares. The number of Shares underlying each SAR and the base price in effect for those Shares will be determined by the Committee at the time the SAR is granted. The distribution with respect to an exercised SAR may be made in Shares valued at fair market value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee deems appropriate.

8. Options and SARs.

(a) Term. The term of each Option or SAR will be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option will be no more than five (5) years from the date of grant.

(b) Exercise Price/Consideration. The per Share exercise price under each Option or SAR will be determined by the Committee or other person authorized to grant the award, except that for an Incentive Stock Option granted to (A) an Employee who, at the time of the grant of the Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the fair market value per Share on the date of grant or (B) any other Employee, the per Share exercise price will be no less than 100% of the fair market value per Share on the date of grant.

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Except for Conversion Options, the per Share exercise price under a Nonqualified Stock Option or SAR will be no less than the fair market value per Share on the date of grant. The fair market value per Share will be the closing price per Share on the NASDAQ Stock Market (“NASDAQ”) on the date of grant. If the Shares cease to be listed on NASDAQ, the Committee will designate an alternative method of determining the fair market value of the Shares. The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, will be determined by the Committee at the time of grant and may consist of cash and/or check.

(c) Exercise. Any Option or SAR granted under the Plan will be exercisable at the times and under the conditions described in the Award Agreement, subject to the terms of the Plan. An Option or SAR may not be exercised for a fraction of a Share. An Option or SAR is deemed to be exercised when the person entitled to exercise the Award gives notice of exercise in accordance with the Award Agreement and with procedures established by the Company, the Awardee has arranged for the payment of any required tax with respect to the Award, and full payment of the exercise price has been received by the Company. Full payment may consist of any consideration and method of payment allowable under the Award Agreement and the Plan.

(d) Rights as a Shareholder and Dividends. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to the Award, notwithstanding in the vesting or exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share is issued, except as provided in Section 15.

(e) Termination of Continuous Status. In the event of termination of an Awardee’s Continuous Status, the Awardee may exercise an outstanding Option or SAR to the extent exercisable on the date of termination (but in no event after the term of the Option or SAR as set forth in the Award Agreement). To the extent that the Awardee was not entitled to exercise an Option or SAR at the termination of Continuous Status, or does not exercise the Option or SAR within the time specified in the applicable Award Agreement, the Option or SAR will terminate unless otherwise provided in the Plan or the Award Agreement.

9. Share Awards. Awardees of a Share Award will be notified by means of an Award Agreement of the terms, conditions and restrictions, including vesting, if any, related to the Share Award, including the number of Shares that the Awardee will be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept the Share Award. The Award Agreement will provide for the forfeiture of the non-vested Shares under the Share Award upon the Awardee’s cessation of Continuous Status unless otherwise provided in the Plan or the Award Agreement. An Award Agreement shall not be required to the extent the Share Award is for fully vested shares without additional terms, conditions or restrictions.

10. Non-Employee Director Awards. The Board may grant Director Fee Awards and Stock Awards in its discretion to any Non-Employee Director. Aggregate Director Fee Awards and Stock Awards to any individual Non-Employee Director in respect of any fiscal year of the Company, solely with respect to service as a Non-Employee Director, may not exceed 20,000 Shares (or, in the event the Award is paid in cash, the equivalent cash value thereof as determined by the Board based on the market price of the Company common stock on the last trading day preceding the date of payment). The Board may make exceptions to these limits for individual Non-Employee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation shall not participate in the decision to award such compensation.

11. Term of Plan. The Plan is effective as of the Effective Date. It will continue in effect until terminated under Section 18.

12. Limitations on Awards, Vesting, Repricing, Dividends and Dividend Equivalents.

(a) The maximum number of Shares with respect to which Awards may be granted to any Employee or Consultant in any one taxable year of the Company will not exceed 20,000,000 Common Shares for Options or SARs, or 5,000,000 shares for Share Awards, adjusted in both cases proportionately in the event of any stock split, stock dividend or similar event with respect to the Shares; provided that substituted or assumed Share Awards described in Section 17 do not count against the limit of this Section 12(a).

(b) Without approval of the shareholders of the Company, no Option or SAR may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Section 15), in each case if the effect would be to reduce the exercise price for the Shares underlying the Option or SAR.

(c) No more than 308,000,000 Shares (as adjusted pursuant to the provisions of Section 15) that can be delivered under the Plan may be issued through the grant of Incentive Stock Options.

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(d) The Committee may provide that a Share Award includes dividends or dividend equivalents, payable in cash or Shares. Any dividends or dividend equivalents under a Share Award will be subject to the same vesting and performance conditions and payment dates as the underlying Shares, and in no event shall any dividends or dividend equivalents be paid to an Awardee unless and until the Award to which they relate has vested.

13. Disability or Death of Awardee. Notwithstanding other provisions of the Plan and unless otherwise provided in the Award Agreement, if an Employee Awardee’s Continuous Status terminates as a result of Total and Permanent Disability or Death, the Employee’s outstanding but unvested Stock Awards will become immediately vested unless otherwise provided in the Award Agreement. This Section 13 does not apply to Awards other than Stock Awards, or to Stock Awards that are substituted or assumed pursuant to Section 17.

14. Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee; provided that the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

15. Adjustments to Shares Subject to the Plan.

(a) If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan, and (iii) the maximum aggregate number of Shares underlying all Nonqualified Stock Options and SARs with a per Share exercise price of less than fair market value on any grant date that may be granted under the Plan. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend.

(b) In determining adjustments to be made under this Section 15, the Committee may take into account factors it deems appropriate, including (i) applicable law, (ii) the potential tax consequences of an adjustment, and (iii) the possibility that some Awardees might receive an adjustment and a distribution or other unintended benefit, and in light of the factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting or Share issuance dates, or make other equitable adjustments. Any adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under the Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee will be final, binding, and conclusive. For purposes of this Section 15, conversion of any convertible securities of the Company will not be deemed to have been effected without receipt of consideration. Except as expressly provided in this Section 15, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to an Award.

(c) In the event of the proposed dissolution or liquidation of the Company, the Award will terminate immediately prior to consummation of the proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in these instances, declare that any Award will terminate as of a date fixed by the Committee and give each Awardee the right to exercise an Award as to all or any part of the Shares subject to an Award, including Shares as to which the Award would not otherwise be exercisable.

16. Impact of a Change in Control.

(a) Committee Actions. In the event of a Change in Control, an Awardee’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with the following methods, as determined by the Committee:

(i) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee; or

(ii) if the affected Awards are not assumed or substituted as provided in (i) above, settle the Awards for an amount of cash or securities equal to their value, where in the case of Options and SARs, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined by the Committee.

In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (A) valued

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at closing taking into account such contingent consideration (with the value determined by the Committee in its discretion) or (B) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options and SARs are settled for an amount (as determined by the Committee) of cash or securities, the Committee may terminate any Option or SAR for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 15(a) may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

(b) Performance-Based Stock Awards. As of the Change in Control date, any outstanding Awards subject to performance conditions not assumed or substituted in the Change in Control will (i) be deemed earned at the actual performance level at the date of the Change in Control (as determined by the Committee) with respect to all open performance periods, (ii) cease to be subject to any further performance conditions, and (iii) continue to be subject to time-based vesting following the Change in Control in accordance with the original performance period.

(c) Non-Employee Director Awards. In the case of a Non-Employee Director Awardee, notwithstanding the vesting provisions contained in the Award Agreement granting a Stock Award, the Stock Award shall become fully vested and nonforfeitable if, within one year after a Change in Control, that Non-Employee Director shall cease for any reason to be a member of the Board.

17. Substitutions and Assumptions. The Committee has the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 3 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable (including, but not limited to amendments which the Committee deems appropriate to enhance the Company’s ability to claim deductions related to Option exercises); provided that any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 15, and any amendment described in Section 12(b), requires approval of or ratification by the shareholders of the Company.

(b) Awardees in Foreign Countries. The Committee has the authority to adopt any modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Awardees performing services in such countries and to meet the objectives of the Plan.

(c) Effect of Amendment or Termination. Except as otherwise provided in Sections 4 and 15, any amendment or termination of the Plan will not affect Awards already granted and such Awards will remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Awardee and the Committee, which agreement must be in writing and signed by the Awardee and the Company.

19. Conditions Upon Issuance of Shares. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto will comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

20. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.

21. No Employment/Service Rights. Nothing in the Plan confers upon any Employee or Consultant the right to an Award or to continue in service as an Employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person), or of any Awardee, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause.

22. Governing Law and Venue. The Plan and Awards are governed by the laws of the State of Washington, U.S.A., without regard to Washington laws that might cause other law to govern under applicable principles of conflicts of law. The venue for any litigation related to the Plan or Awards will be in King County, Washington.

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Downtown Bellevue driving directions and parking

Meydenbauer Center 11100 NE 6th Street Bellevue, WA 98004 425.637.1020 www.meydenbauer.com Bellevue Transit Center

Driving directions

From Seattle via SR-520

•	Take SR-520 east to I-405 south.
•	Take Exit 13A west to NE 4th Street westbound.
•	Turn right onto 112th Avenue NE.
•	Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

From Seattle via I-90

•	Take I-90 east to I-405 north.
•	Take Exit 13A west to NE 4th Street westbound.
•	Turn right onto 112th Avenue NE.
•	Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

Parking

Due to limited parking availability, we encourage you to explore commuter services offered by Metro Transit and Sound Transit. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

Parking validation for Meydenbauer Center garage will be available at the meeting.

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Microsoft corporate social responsibility

“Our customers and society expect us to maximize the value of technology and deliver the latest innovations while also preserving timeless values such as privacy, security and opportunity. Our work to promote a cloud for global good reflects that dynamic balance, as do many of our other commitments to corporate social responsibility.”

Satya Nadella, CEO

Ethical Business Conduct Microsoft has been included on the Ethisphere Institute’s list of the World’s Most Ethical Companies every year since 2011.
Our People In Microsoft’s anonymous global employee survey, 88% said they would recommend Microsoft as a great place to work.

Privacy

Microsoft recognizes privacy as a fundamental human right. We work to preserve our customers’ ability to control their data and make informed choices to protect their privacy. This year we launched a new web-based privacy dashboard that allows users to see and control their activity data across multiple Microsoft services.

Environment

Microsoft’s operations – including our datacenters and those we lease - are 100% carbon neutral. We are working to have them rely on more wind, solar, and hydro power electricity over time. Our goal is that 50 percent of the electricity used by our datacenters comes from these sources by the end of 2018, to top 60 percent early in the next decade, and then to keep improving even further.

Communities

We believe technology is a powerful force for good in a rapidly changing world; through Microsoft Philanthropies, we’re working to ensure that everyone has access to the economic opportunities it provides. Microsoft Philanthropies donated more than $1.2 billion in software and services in fiscal year 2017 to nonprofits around the world.

For more information: Our Corporate Social Responsibility website: www.microsoft.com/csr Nonprofit software donations: www.microsoft.com/nonprofit

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VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to microsoft.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E32557-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROSOFT CORPORATION
The Board of Directors recommends a vote “FOR” EACH OF THE FOLLOWING NOMINEES, “FOR” PROPOSAL 2, “1 YEAR” ON PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, and “FOR” PROPOSAL 6.

1.	Election of Directors: (The Board recommends a vote FOR each nominee)		For	Against	Abstain

	01.	William H. Gates III	☐	☐	☐					For	Against	Abstain

	02.	Reid G. Hoffman	☐	☐	☐		12.	John W. Stanton		☐	☐	☐

	03.	Hugh F. Johnston	☐	☐	☐		13.	John W. Thompson		☐	☐	☐

	04.	Teri L. List-Stoll	☐	☐	☐		14.	Padmasree Warrior		☐	☐	☐

	05.	Satya Nadella	☐	☐	☐	2.	Advisory vote to approve named executive officer compensation (The Board recommends a vote FOR this proposal)			☐	☐	☐

	06.	Charles H. Noski	☐	☐	☐				1 Year	2 Years	3 Years	Abstain

	07.	Helmut Panke	☐	☐	☐	3.	Advisory vote on the frequency of future advisory votes to approve executive compensation (The Board recommends a vote for 1 YEAR on this proposal)		☐	☐	☐	☐

	08.	Sandra E. Peterson	☐	☐	☐					For	Against	Abstain

	09.	Penny S. Pritzker	☐	☐	☐	4.	Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2018 (The Board recommends a vote FOR this proposal)			☐	☐	☐

	10.	Charles W. Scharf	☐	☐	☐

	11.	Arne M. Sorenson	☐	☐	☐	5.	Approval of material terms of the performance goals under the Executive Incentive Plan (The Board recommends a vote FOR this proposal)			☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
						6.	Approval of the Microsoft Corporation 2017 Stock Plan (The Board recommends a vote FOR this proposal)			☐	☐	☐

Note:		Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Shareholders Meeting Information:

Location:	Meydenbauer Center
11100 NE 6th Street Bellevue, WA 98004
Date:	November 29, 2017
Time:	8:00 AM PT

In order to be admitted to the Annual Shareholders Meeting, you must present one of the following as proof of ownership of Microsoft stock on the record date.

•	Notice of Internet Availability of Proxy Materials

•	Proxy card

•	Legal proxy provided by your bank, broker, or nominee

•	Voting instruction card

•	If you received your proxy materials by e-mail, a printout of the e-mail

•	Brokerage statement or letter from a bank or broker indicating ownership on the record date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E32558-TBD

MICROSOFT CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JOHN W. THOMPSON and SATYA NADELLA, and each of them, with full power of substitution, as proxies to vote all the shares the undersigned is entitled to vote at the Annual Shareholders Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, November 29, 2017 at 8:00 a.m. Pacific Time and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof in accordance with and as described in the Notice and Proxy Statement of the Annual Shareholders Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made as to any item, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side